AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 12, 2004
                                                     REGISTRATION NO. 333-111567
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                ----------------
                                 AMENDMENT NO. 2
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------

                         PHARMACEUTICAL RESOURCES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

     DELAWARE                                                      22-3122182
 (STATE OR OTHER                                               (I.R.S. EMPLOYER
   JURISDICTION                                                  IDENTIFICATION
OF INCORPORATION OR                                                  NUMBER)
   ORGANIZATION)
                               ONE RAM RIDGE ROAD
                          SPRING VALLEY, NEW YORK 10977
                                 (845) 425-7100

          (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
             AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                SCOTT L. TARRIFF
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                         PHARMACEUTICAL RESOURCES, INC.
                               ONE RAM RIDGE ROAD
                          SPRING VALLEY, NEW YORK 10977
                                 (845) 425-7100

       (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
                        AREA CODE, OF AGENT FOR SERVICE)

                                   COPIES TO:

                            STEPHEN R. CONNONI, ESQ.
                           KIRKPATRICK & LOCKHART LLP
                              599 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 536-3900

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
               From time to time after the effective date of this
      Registration Statement, as determined by the selling securityholders.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                               CALCULATION OF REGISTRATION FEE

================================================================================================================
  TITLE OF EACH CLASS OF     AMOUNT TO BE       PROPOSED MAXIMUM        PROPOSED MAXIMUM          AMOUNT OF
     SECURITIES TO BE         REGISTERED       OFFERING PRICE PER      AGGREGATE OFFERING     REGISTRATION FEE
        REGISTERED                                   SHARE                    PRICE                  (1)
----------------------------------------------------------------------------------------------------------------
2.875% Senior               $200,000,000 (2)        100% (3)              $200,000,000             $16,180
Subordinated Convertible
Notes due September 30,
2010
----------------------------------------------------------------------------------------------------------------

Common Stock, par value      2,253,200 (4)            (5)                      (5)                   (5)
$.01 per share
----------------------------------------------------------------------------------------------------------------
Total...................
================================================================================================================

(1)   $5,923.43 of the registration fee has been paid via an offset of a registration fee previously paid by the
      Registrant in connection with its Registration Statement on Form S-3 initially filed on December 5, 2001
      (File Number 333-74606) and withdrawn on June 20, 2002.

(2)   Represents the aggregate principal amount at maturity of the notes issued by the Registrant.

(3)   Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the
      Securities Act of 1933, as amended, and exclusive of accrued interest and distributions, if any.

(4)   Represents the number of shares of common stock that are currently issuable upon conversion of the notes calculated based on a conversion rate of 11.2660 shares of common stock per $1,000 principal amount of the notes. Pursuant to Rule 416 under the Securities Act of 1933, as amended, such number of shares of common stock registered hereby shall include an indeterminate number of shares of common stock that may be issued in connection with a stock split, stock dividend, recapitalization, similar event or other adjustment.

(5)   Pursuant to Rule 457(i), no additional filing fee is payable with respect to the shares of common stock issuable upon conversion of the notes because no additional consideration will be received by the
      Registrant in connection with the exercise of the conversion right.


                                                 ---------------

           THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO
           DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES
           THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF
           THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON
           SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY
           DETERMINE.

================================================================================================================

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED WITHOUT NOTICE. THE SELLING SECURITYHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                   SUBJECT TO COMPLETION, DATED MARCH 12, 2004

PROSPECTUS
                                  $200,000,000

                         PHARMACEUTICAL RESOURCES, INC.

       2.875% CONVERTIBLE SENIOR SUBORDINATED NOTES DUE SEPTEMBER 30, 2010 AND 2,253,200 SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THE NOTES
                                 ---------------

      We issued the notes offered by this prospectus in September 2003. Selling securityholders will use this prospectus to offer and resell their notes and/or any shares of common stock issued upon conversion of their notes. We will not receive any proceeds from such resales.

      Holders of the notes may convert the notes, in multiples of $1,000 principal amount, into shares of our common stock at any time prior to the maturity date of the notes (unless previously repurchased) at a current conversion rate of 11.2660 shares per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $88.76 per share), subject to conversion adjustments described in this prospectus. Upon conversion of the notes, we may, in our discretion, deliver cash or a combination of cash and common stock in lieu of common stock.

      We will pay interest on the notes on March 30 and September 30 of each year, beginning on March 30, 2004. The notes will mature on September 30, 2010, unless earlier converted or repurchased. We may not redeem the notes prior to their maturity.

      Upon the occurrence of a fundamental change, as such term is described in this prospectus, including a change of control of our company, holders of the notes may require us to repurchase all or part of their notes at a price equal to 100% of the principal amount of the notes being repurchased plus accrued and unpaid interest and additional interest, if any, payable in cash.

      The notes are not listed on any securities exchange or included in any automated quotation system. The notes are eligible for trading on The PORTAL Market of the National Association of Securities Dealers, Inc. Shares of our common stock are quoted on the New York Stock Exchange under the symbol "PRX." On March 4, 2004, the closing sales price of our common stock on the New York Stock Exchange was $64.30.

      As used in this prospectus, the terms "we," "us," "our" and "PRX" mean Pharmaceutical Resources, Inc. and its subsidiaries (unless the context plainly indicates another meaning), and the term "common stock" means our common stock.


                        -------------------------------

THE SECURITIES OFFERED BY THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 12.

                        -------------------------------

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                 The date of this prospectus is March [__], 2004

                                TABLE OF CONTENTS

                                                                          Page

SUMMARY......................................................................3

THE OFFERING.................................................................9

RISK FACTORS................................................................12

FORWARD-LOOKING STATEMENTS..................................................28

RATIO OF EARNINGS TO FIXED CHARGES..........................................29

USE OF PROCEEDS.............................................................29

SELLING SECURITYHOLDERS.....................................................29

PLAN OF DISTRIBUTION........................................................35

DESCRIPTION OF THE NOTES....................................................37

DESCRIPTION OF CAPITAL STOCK................................................60

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES.......................63

INCORPORATION BY REFERENCE..................................................69

WHERE YOU CAN FIND MORE INFORMATION.........................................70

LEGAL MATTERS...............................................................70

EXPERTS.....................................................................70

                                     SUMMARY

      THIS SUMMARY HIGHLIGHTS INFORMATION MORE FULLY DESCRIBED ELSEWHERE IN THIS PROSPECTUS AND IN THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE. BECAUSE IT IS A SUMMARY, IT DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU SHOULD CONSIDER BEFORE INVESTING IN THE NOTES OR THE COMMON STOCK ISSUABLE UPON THEIR CONVERSION OFFERED HEREBY. YOU SHOULD READ THE ENTIRE PROSPECTUS, ESPECIALLY THE "RISK FACTORS" SECTION BEGINNING ON PAGE 12, OUR CONSOLIDATED FINANCIAL STATEMENTS AND THE RELATED NOTES AND THE DOCUMENTS INCORPORATED BY REFERENCE IN THIS PROSPECTUS, INCLUDING OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2002, OUR QUARTERLY REPORTS ON FORM 10-Q FOR THE QUARTERS ENDED MARCH 30, 2003, JUNE 29, 2003 AND SEPTEMBER 28, 2003, AND OUR CURRENT REPORTS ON FORM 8-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 23, 2003, JULY 9, 2003, JULY 28, 2003, SEPTEMBER 24, 2003, SEPTEMBER 25, 2003 AND SEPTEMBER 29, 2003 BEFORE DECIDING TO INVEST.

                         PHARMACEUTICAL RESOURCES, INC.

      We are a Delaware holding company that, principally through our wholly owned subsidiary, Par Pharmaceutical, Inc., or Par, is in the business of manufacturing and distributing generic drugs in the United States. In addition, we develop and manufacture, in small quantities, complex synthetic active pharmaceutical ingredients through our wholly owned subsidiary, FineTech Laboratories, Ltd., or FineTech, which is based in Haifa, Israel. We also sell a limited number of mature brand name drugs through an agreement that we have with Bristol-Myers Squibb Company, or BMS.

      Generic drugs are the pharmaceutical and therapeutic equivalents of brand name drugs and are usually marketed under their generic (chemical) names rather than by their brand names. Typically, a generic drug may not be marketed until the expiration of applicable patent(s) on the corresponding brand name drug. Generic drugs must meet the same governmental standards as brand name drugs, but they are generally sold at prices below those of the corresponding brand name drugs. Generic drugs provide a cost-effective alternative for consumers while maintaining the safety and effectiveness of the brand name pharmaceutical product.

      Our product line comprises prescription generic drugs consisting of 170 products representing various dosage strengths for 71 separate drugs. Our products are manufactured principally in the solid oral dosage form (tablet, caplet and two-piece hard shell capsule); however, we also market an oral suspension product and one product in the semi-solid form of a cream. We develop and manufacture some of our own products. We also have strategic alliances and relationships with several pharmaceutical and chemical companies that provide us with products for sale through various distribution, manufacture, development and licensing agreements.

      In addition to developing generic equivalents of existing drugs, we have recently expanded our efforts to develop new dosage strengths and drug delivery forms through a specialty pharmaceutical product line, which we believe will improve upon existing pharmaceutical products. We believe that these products may have limited competition and longer product life cycles than our existing products. In addition, we are exploring potential acquisitions of complementary products and businesses and expect to enter into additional strategic alliances and relationships.

      We market our products primarily to wholesalers, retail drug store chains, managed health care providers and drug distributors, principally through our internal sales staff. We also promote the sales efforts of wholesalers and drug distributors that sell our products to clinics, governmental agencies and other managed health care organizations.

                               RECENT DEVELOPMENTS

      Breath Ltd. of the Arrow Group filed an Abbreviated New Drug Application, or ANDA (currently pending with the FDA), for latanoprost (Xalatan(R)). Latanoprost was developed by Breath Ltd. pursuant to a joint manufacturing and marketing agreement with Par, seeking approval to engage in the commercial manufacture, sale and use of one latanoprost drug product in the United States. Par subsequently acquired ownership of the ANDA for latanoprost. The ANDA includes a Paragraph IV certification that the patents in connection with Xalatan(R) identified in "Approved Drug Products with Therapeutic Equivalence Evaluations" are invalid, unenforceable and/or will not be infringed by Par's generic version of Xalatan(R). Par believes that its ANDA is the first to be filed for this drug with a Paragraph IV certification. As a result of the filing of the ANDA, Pharmacia Corporation, Pharmacia AB, Pharmacia Enterprises, S.A.,

Pharmacia and Upjohn Company, or, collectively, Pharmacia, and the Trustees of Columbia University in the City of New York, or Columbia, filed a lawsuit against Par on December 21, 2001 in the United States District Court for the District of New Jersey, alleging patent infringement. Pharmacia and Columbia are seeking an injunction enjoining approval of Par's ANDA and the marketing of its generic product prior to the expiration of their patents. On February 8, 2002, Par answered the complaint and filed a counterclaim, which seeks a declaration that the patents-in-suit are invalid, unenforceable and/or not infringed by Par's products and that the extension of the term of one of the patents was invalid. All parties are seeking to recover their respective attorneys' fees. Discovery in the case has now been completed and a pretrial conference has been scheduled by the court for March 15, 2004. Par intends to defend vigorously against the claims and to pursue its counterclaim. At this time, it is not possible for us to predict the outcome of this litigation with any certainty.

      On November 25, 2002, Ortho-McNeil Pharmaceutical, Inc., or Ortho-McNeil, filed a lawsuit against Kali Laboratories, Inc., or Kali, in the United States District Court for the District of New Jersey. Ortho-McNeil alleged that Kali infringed U.S. Patent No. 5,336,691, or the `691 patent, by submitting a Paragraph IV certification to the FDA for approval of tablets containing tramadol hydrochloride and acetaminophen. Par is Kali's exclusive marketing partner for these tablets. Kali has denied Ortho-McNeil's allegation, asserting that the `691 patent is not infringed and is invalid and/or unenforceable, and that the suit is barred for equitable reasons. Kali also has counterclaimed for declaratory judgments of non-infringement, invalidity and unenforceability of the `691 patent.

      In February 2003, Abbott Laboratories, Fornier Industrie et Sante and Laboratoires Fournier S.A. filed a complaint in the United States District Court for the District of New Jersey against Par, alleging that Par's generic version of TriCor(R) (fenofibrate) infringes on one or more claims of their patents. Par had filed an ANDA for the generic version in October 2002. Par intends to defend vigorously this lawsuit and has filed an answer and a counterclaim, alleging non-infringement and patent invalidity.

      On May 28, 2003, Asahi Glass Company, or Asahi Glass, filed a lawsuit against Par and several other parties in the United States District Court for the Northern District of Illinois alleging, among other things, violations of state and federal antitrust laws relating to the settlement of GlaxoSmithKline's, or GSK's, patent action against Pentech Pharmaceuticals, Inc., or Pentech, in respect of paroxetine hydrochloride, the generic version of GSK's anti-depressant Paxil(R). Pentech had granted Par rights under Pentech's ANDA for paroxetine hydrochloride capsules. Pursuant to the settlement reached between the parties on April 18, 2003, or the GSK Settlement, Pentech and Par acknowledged that the patent held by GSK is valid and enforceable and would be infringed by Pentech's proposed capsule product and GSK agreed to allow Par to distribute in Puerto Rico substitutable generic paroxetine hydrochloride immediate-release tablets supplied and licensed from GSK for a royalty payable to GSK. In addition, Par was granted the right under the settlement to distribute the drug in the United States if another generic version fully substitutable for Paxil(R) became available in the United States. Par has denied any wrongdoing in connection with the Asahi Glass antitrust action and filed a motion to dismiss the complaint on August 22, 2003. In October 2003, the court dismissed all of the state and federal antitrust claims against Par. The only remaining claim in this action involving Par is a state law contract claim relating to the payment of certain attorneys' fees to Asahi Glass in connection with the prior lawsuit. Par intends to defend vigorously this claim and may assert counterclaims against Asahi Glass and claims against third parties.

      Under the GSK Settlement, Par and GSK and certain of its affiliates entered into a license and supply agreement, dated April 16, 2003, or the GSK Supply Agreement, pursuant to which Par is marketing paroxetine hydrochloride, supplied by and licensed from GSK, in the United States and the Commonwealth of Puerto Rico. Under the GSK Supply Agreement, Par was granted the right to distribute generic paroxetine hydrochloride immediate-release tablets, manufactured by a GSK subsidiary, in the United States if another generic version fully substitutable for Paxil(R) becomes available for purchase in the United States. On September 8, 2003, another generic drug manufacturer, Apotex Pharmaceutical Healthcare, Inc., or Apotex, launched a generic version of Paxil(R). On the same day, we announced that Par would immediately begin shipping 10 mg, 20 mg, 30 mg and 40 mg dosages of immediate-release paroxetine tablets. In accordance with the GSK Settlement and a November 2001 supply agreement between Pentech and Par, as amended, Par must pay certain royalties to GSK and Pentech on sales of these tablets. As a result of these arrangements, we expect that our gross margin as a percentage of the sales of the generic version of Paxil will be approximately 27%, which is significantly lower than our historical average gross margin as a percentage of sales of our other products generally. The GSK Settlement also provides that our right to distribute GSK's generic version of Paxil(R) in the United States will be suspended if at any time there is not another generic version fully substitutable for Paxil(R) available for purchase in the United States. Although it has not sought a temporary injunction to prevent the distribution by Apotex, GSK has sued Apotex for patent infringement and is currently appealing a district court decision adverse to GSK. In October 2003, Apotex filed a complaint against Par in the

United States District Court for the Eastern District of Pennsylvania alleging violations of state and federal antitrust laws as a result of the GSK Settlement and the GSK Supply Agreement. Par filed a motion to dismiss the action in its entirety in December 2003 and otherwise intends to defend vigorously this action.

      In November 2002, Par amended its supply and marketing agreement with Pentech, dated November 2001, to market paroxetine hydrochloride capsules. Under the supply and marketing agreement, Par was responsible for all legal expenses up to $2,000,000, which were expensed as incurred, to obtain final regulatory approval. Legal expenses in excess of $2,000,000 were to be fully creditable against future profit payments. Par had agreed to reimburse Pentech for costs associated with the project of up to $1,300,000 for fiscal year 2003, which costs were charged to research and development expenses as they were incurred. Under its agreement with Pentech, Par has agreed to pay Pentech a percentage of the gross profits, as defined in such agreement, on all its sales of paroxetine. At this time, we are negotiating with Pentech and believe that Par will reach an agreement in principle with Pentech, further amending the supply and marketing agreement, concerning the gross profit splits, reimbursement of research and development expenses and sharing of legal expenses and other costs related to paroxetine hydrochloride.

      On July 15, 2003, we and Par filed a lawsuit against Roxane Laboratories, Inc., or Roxane, in the United States District Court for the District of New Jersey. Par alleged that Roxane infringed Par's U.S. Patents numbered 6,593,318 and 6,593,320 relating to megestrol acetate. Roxane has denied these allegations and counterclaimed for declaratory judgments of non-infringement and invalidity of both patents.

      On July 16, 2003, we announced that the United States District Court for the Central District of California had granted summary judgment of non-infringement against ICN Pharmaceuticals, Inc., or ICN, in favor of Three Rivers Pharmaceutical LLC, or Three Rivers, regarding ribavirin, Three Rivers' generic version of Schering-Plough Pharmaceutical's, or Schering-Plough's, Rebetol(R). The District Court determined that Three Rivers' ribavirin product does not infringe any of the three patents asserted by ICN in the litigation. Par has exclusive marketing rights for Three Rivers' ribavirin product. Three Rivers had earlier reached a settlement of its patent litigation with Schering-Plough. We believe that this decision resolves the remaining ongoing patent barriers to FDA approval of the ANDA filed by Three Rivers in respect of ribavirin. On February 23, 2004, Par announced that Three Rivers had received a letter from the FDA that it had reviewed the ANDA for ribavirin and concluded that the application was approvable. Final approval is subject only to resolution of certain regulatory issues involving product labeling. The timing of Par's launch of this product is uncertain at this time. The FDA has not determined whether a generic 180-day exclusivity period will be awarded solely to a generic competitor involved in the lawsuit or Three Rivers jointly with one or both of the other two generic competitors involved in the lawsuit.

      In August 2003, Teva Pharmaceuticals USA, Inc., or Teva USA, filed a lawsuit against us and Par in the United States District Court for the District of Delaware, after having received approval from the FDA to launch a generic version of BMS's Megace(R), which generic product will compete with our megestrol acetate oral suspension product. In the lawsuit, Teva USA seeks a declaration that its product has not infringed and will not infringe any of Par's four patents relating to megestrol acetate oral suspension. On August 22, 2003, Par filed a counterclaim against Teva USA alleging willful infringement of one of its four patents relating to megestrol acetate oral suspension and moved to dismiss the action with respect to the other three patents for lack of subject matter jurisdiction. We intend to pursue aggressively our counterclaim against Teva USA and to defend vigorously the lawsuit. A trial date has been scheduled by the court for April 2005.

      We are party to a profit sharing agreement with Genpharm Inc., or Genpharm, under which we receive a percentage of the profit Genpharm receives in respect of sales of omeprazole by KUDCo pursuant to an agreement that it has with KUDCo. In August 2003, two of our generic competitors, Mylan Laboratories Inc., or Mylan, and Sandoz (Novartis Generics), each launched the sale of omeprazole, the generic equivalent of Astra Zeneca Pharmaceutical's Prilosec(R). Mylan and Kremers Urban Development Co., or KUDCo, a subsidiary of Schwarz Pharma AG of Germany, commenced litigation against each other regarding ownership of the omeprazole patent, significantly reducing our share of profits related to omeprazole from approximately $12,800,000 for the first six months of fiscal year 2003 to $2,900,000 for the remainder of the year. We expect that the impact of this competition will continue to have an adverse effect on our omeprazole revenues in future periods. In addition, on September 15, 2003, Proctor & Gamble, or P&G, announced its launch of Prilosec OTC. We expect P&G's sales of this over-the-counter version of Prilosec to cause a further decline in our omeprazole revenues.

      On August 6, 2003, Par entered into an agreement with Mead Johnson & Company, or Mead, and BMS, through which Mead licenses the use of the Megace(R) trade name in connection with a potential new product being developed by Par. If successfully developed, the new product is expected to increase Par's megestrol oral suspension business. Under the terms of the agreement, Par has agreed to provide funding to support BMS's active promotion of Megace O/S(R) (megestrol acetate oral suspension) brand during the remainder of 2003 and throughout 2004 to help retain its brand awareness among physicians. Megace O/C(R) is indicated for the treatment of anorexia and cachexia, the unexplained weight loss in patients diagnosed with acquired immune deficiency syndrome (AIDS). Par also has agreed to make certain payments to Mead, including royalties, based on the net sales of the new product.

      On September 4, 2003, Par entered into a licensing agreement with Advancis Pharmaceutical Corporation, or Advancis, a pharmaceutical company based in Germantown, Maryland, to market the antibiotic Clarithromycin XL. Clarithromycin XL is being developed as a generic equivalent to Abbott Laboratories' Biaxin XL(R). Under the licensing agreement, Advancis will be responsible for the development and manufacture of the product, while Par will be responsible for marketing, sales and distribution. Par has agreed that if certain conditions in the licensing agreement are satisfied, Par will pay Advancis an aggregate amount of up to $6,000,000 based on the achievement of certain milestones contained in the licensing agreement. An ANDA for the product is expected to be submitted to the FDA in the near future. Under the licensing agreement, Par has agreed to pay Advancis a certain percentage of the gross profits, as defined in the agreement, on all sales of the product if the product is successfully developed and introduced into the market. On March 1, 2004, Par signed a letter of intent with Advancis to develop and market a novel (low dose pulsatile) formulation of the antibiotic amoxicillin. A new drug application seeking marketing clearance for the product is expected to be submitted to the FDA in 2005.

      On September 25, 2003, the Office of the Attorney General of the Commonwealth of Massachusetts filed a complaint in federal district court in Boston against Par and 12 other leading generic pharmaceutical companies. The complaint alleged principally that Par and such other companies violated, through their marketing and sales practices, state and federal laws, including allegations of common law fraud and violations of Massachusetts false statements statutes, by inflating generic pharmaceutical product prices paid for by the Massachusetts Medicaid program. We have waived service of process with respect to the complaint. The complaint seeks injunctive relief, treble damages, disgorgement of excessive profits, civil penalties, reimbursement of investigative and litigation costs (including experts' fees) and attorneys' fees. In addition, on September 25, 2003, we and a number of other generic and brand pharmaceutical companies were sued by a New York county. This suit has alleged violations of laws (including the Racketeer Influenced and Corrupt Organizations Act, common law fraud and obtaining funds by false statements), related to participation in the Medicaid program. The complaint seeks declaratory relief; actual, statutory and treble damages, with interest; punitive damages; an accounting; a constructive trust and restitution; and attorneys' fees and experts' fees and costs. This case was transferred to the United States District Court for the District of Massachusetts for coordinated and consolidated pretrial proceedings. Par and the other defendants involved in the litigation filed a motion to dismiss on January 29, 2004. Par intends to defend vigorously the claims asserted in both complaints. We cannot predict with any certainty at this time the outcome or the effect on us of such litigations. Accordingly, no assurance can be given that such litigations or any other similar litigation by other states or jurisdictions, if instituted, will not have a material adverse effect on our financial condition, results of operations, prospects or business.

      As discussed above, in September 2003, we sold an aggregate principal amount of $200,000,000 of senior subordinated convertible notes in transactions pursuant to Rule 144A under the Securities Act of 1933, as amended. The convertible notes, which are offered for resale hereby, bear interest at an annual rate of 2.875%, payable semi-annually on March 30 and September 30 of each year, with the first interest payment due on March 30, 2004. The convertible notes are convertible into shares of our common stock at an initial conversion price of approximately $88.76 per share upon the occurrence of certain events. The convertible notes will mature on September 30, 2010, unless earlier converted or repurchased. PRX may not redeem the convertible notes prior to their maturity date. Concurrently with the sale of the convertible notes, we purchased call options on our common stock from an affiliate of Bear, Stearns & Co. Inc., one of the initial purchasers of the convertible notes. The call options are intended to mitigate the potential dilution from any conversion of the notes. The cost of the call options was partially offset by our sale to such affiliate of Bear, Stearns & Co. Inc. of warrants to acquire shares of our common stock. We intend to use the net proceeds from the offering to support the expansion of our business, including increasing our research and development activities, entering into product license arrangements and possibly acquiring complementary businesses and products and for general corporate purposes.

      In October 2003, we terminated the credit facility that we had entered into with General Electric Capital Corporation, or GECC, in December 1996. There were no borrowed funds outstanding under the GECC credit facility at the time that such credit facility was terminated.

      In October 2003, we altered our plans to move a portion of FineTech's operation, including personnel and technological resources, to a laboratory facility in Rhode Island and, in connection therewith, paid the remaining outstanding balance on our industrial revenue bond that was to be used for this operation.

      In October 2003, we purchased 1,000,000 shares of common stock of Advancis in its initial public offering of 6,000,000 shares. The purchase price was $10 per share and the transaction closed on October 22, 2003. Our investment represents an ownership position of 4.4% of the outstanding common stock of Advancis. Advancis has stated that its business focus is on developing and commercializing pulsatile drug products that fulfill substantial unmet medical needs in the treatment of infectious disease. Unlike immediate release antibiotics, Advancis states that its antibiotics are delivered in three to five sequential pulses within the first six to eight hours following initial dosing.

      Par and Nortec Development Associates, Inc. (a subsidiary of Glatt GmbH), or Nortec, had entered into a binding agreement in principle, dated March 3, 2003, which was subject to final negotiation and execution of a definitive agreement, in which the two companies will develop additional products that are not part of the two current agreements between Par and Nortec. The execution of the definitive agreement was completed on October 22, 2003. During the first two years of the agreement, Par is obligated to make initial research and development payments to Nortec in the aggregate amount of $3,000,000, of which $1,500,000 was paid by us in fiscal year 2003, $1,000,000 is due in fiscal year 2004 and $500,000 is due in fiscal year 2005. On or before October 15, 2005, Par will have the option either to: (i) terminate the arrangement with Nortec, in which case the initial research and development payments will be credited against any development costs that Par owes Nortec at that time; or (ii) acquire all of the capital stock of Nortec within the two-year period thereafter, the first fifty (50%) percent of the capital stock of Nortec over the third and fourth years of the agreement for $4,000,000, and the remaining capital stock of Nortec at the end of the fourth year for an additional $11,000,000.

      On September 16, 2003, Scott Tarriff, formerly our Executive Vice President and the President and Chief Executive Officer of Par, was selected by our board of directors as our President and Chief Executive Officer, effective immediately. Kenneth I. Sawyer, our former Chairman, President and Chief Executive Officer, had retired effective July 1, 2003 and resigned as a member of our board of directors effective September 16, 2003. Additionally, on September 16, 2003, Mark Auerbach, formerly our lead outside director, was selected by our board of directors to be the Executive Chairman of our board of directors.

      On November 13, 2003, Peter W. Williams was selected to fill the vacancy on our board of directors. On November 24, 2003, we entered into an employment agreement with Thomas Haughey, under which Mr. Haughey has agreed to serve in the capacities of Vice President, General Counsel and Secretary for us and Par.

      Par entered into a licensing agreement with developer Paddock Laboratories, or Paddock, to market a generic version of Unimed Pharmaceuticals, Inc.'s, or Unimed, product Androgel(R). The product will be manufactured by Paddock and marketed by Par. Paddock has filed an ANDA (which is currently pending with the FDA) for the testosterone 1% gel product. As a result of the filing of the ANDA, Unimed and Laboratories Besins Iscovesco, or Besins, co-assignees of the patent-in suit, filed a lawsuit against Paddock in the United States District Court for the Northern District of Georgia alleging patent infringement on August 22, 2003. Par has an economic interest in the outcome of this litigation by virtue of its licensing agreement with Paddock. Unimed and Besins are seeking an injunction to prevent Paddock from manufacturing the generic product. On November 18, 2003, Paddock answered the complaint and filed a counterclaim, which seeks a declaration that the patent-in-suit is invalid and/or not infringed by Paddock's product. This case is currently in fact discovery. At this time, it is not possible for us to predict the outcome of this action.

      On November 28, 2003, Par announced that it would commence shipment of substitutable generic metformin hydrochloride (HCl) extended-release 500 mg tablets supplied and licensed from BMS. Release of this product will occur simultaneously with the release of metformin HCl by another generic company. Metformin HCl extended release is the generic version of BMS's Glucophage XR(R) 500 mg tablets, which is used in the treatment of type 2 diabetes.

      On February 12, 2004, Par announced that Prometheus Laboratories Inc., or Prometheus, its partner, had received marketing clearance from the FDA for mercaptopurine 50 mg tablets. Mercaptopurine is indicated for remission induction and maintenance therapy of acute lymphatic leukemia. Mercaptopurine is currently marketed in the U.S. under the brand name Purinethol(R) and has annual U.S. sales of approximately $90,000,000. Under the terms of its agreement with Prometheus, Par has exclusive rights to market, sell and distribute mercaptopurine in the U.S. Prometheus is responsible for manufacturing mercaptopurine and will receive a percentage of the profit generated by sales of the product. Par believes it is the first generic entrant into this market and will begin shipping the product immediately.

      On March 9, 2004, The Congress of California Seniors brought an action against GSK and us concerning the sale of generic paroxetine in the State of California. We intend to defend vigorously the claims set forth in the complaint.

                                 ---------------

      Effective as of June 24, 2003, our company changed its state of incorporation from New Jersey to Delaware. Our principal executive offices are located at One Ram Ridge Road, Spring Valley, NY 10977, and our telephone number at such offices is (845) 425-7100.

      In this prospectus, the names of all branded drugs are trademarked and the holders of the trademarks are unaffiliated pharmaceutical manufacturers.

                                   THE OFFERING

ISSUER.......................      Pharmaceutical Resources, Inc.

NOTES OFFERED................      $200 million aggregate principal amount of
                                   our 2.875% Senior Subordinated Convertible
                                   Notes due September 30, 2010.

ISSUE PRICE .................      The notes were issued at a price of 100% of
                                   their principal amount, which is $1,000 per note.

MATURITY DATE................      September 30, 2010, unless earlier converted
                                   or repurchased by us.

RANKING......................      The notes are general unsecured senior
                                   subordinated obligations and:

                                   o   subordinated in right of payment to all
                                       of our existing and future senior
                                       indebtedness;

                                   o   effectively subordinated in right of
                                       payment to all existing and future
                                       indebtedness and other liabilities of our existing and any future subsidiaries (other than indebtedness and other liabilities owed to us);

                                   o   equal in right of payment to any future
                                       senior subordinated indebtedness;

                                   o senior in right of payment to any future expressly subordinated indebtedness; and

                                   o effectively junior in right of payment to any of our future secured indebtedness.

INTEREST.....................      The notes bear interest at a fixed annual
                                   rate of 2.875% to be paid semi-annually, in arrears, in cash on March 30 and September 30 of each year, beginning on March 30, 2004.
                                   Interest is computed on the basis of a
                                   360-day year consisting of twelve 30-day months.

CONVERSION RIGHTS............      You may convert each of your notes into
                                   shares of our common stock, in multiples of $1,000 principal amount, only:

                                   o   upon the satisfaction of the following
                                       condition, or the common stock price
                                       condition: if the closing sale price of
                                       our common stock for at least 20 trading days in any 30-consecutive trading day period is greater than or equal to 110% of the conversion price in effect on that 30th trading day (in which case, the notes will remain convertible until their stated maturity);

                                   o   during any five-consecutive trading day
                                       period following any 10-consecutive
                                       trading day period in which both of the
                                       following conditions, together the note
                                       price conditions, have been met:

                                             (1) the price of a note for each
                                       trading day of such period was less than 105% of the conversion value (as such terms are used in this prospectus); and

                                             (2) the conversion value for each
                                       trading day of such period was less than 90% of the principal amount of a note;

                                   o during any period in which, if the notes are rated by either Moody's Investors Service, Inc. or Standard & Poor's Rating Group (although we have no obligation to have the notes rated), the credit rating assigned to the notes by either rating agency has been downgraded by two or more rating levels, suspended or withdrawn; or

                                   o   during prescribed periods upon the
                                       occurrence of specified corporate
                                       transactions described under "Description of the Notes -- Conversion Rights."

                                   The notes are convertible into shares of our common stock prior to maturity (or their earlier repurchase by us) at the initial conversion rate of 11.2660 shares of common stock per $1,000 principal amount of the notes (equivalent to an initial conversion price of approximately $88.76 per share), except in connection with conversions under certain circumstances, described in the following paragraphs. The conversion rate, and thus the conversion price, may be adjusted under certain circumstances, as described under "Description of the Notes -- Conversion Rights -- Conversion Rate Adjustments."

                                   Upon a conversion following satisfaction of the note price conditions prior to the satisfaction of the common stock price condition, the notes are convertible into the number of shares of our common stock per $1,000 principal amount equal to the lesser of (a) the conversion rate and (b) the quotient obtained by dividing such principal amount by the closing sale price of our common stock on the trading day immediately before the date of conversion. Upon a conversion following satisfaction of the note price conditions after the satisfaction of the common stock price condition, the notes are convertible into the number of shares determined by clause (a).

                                   Upon any conversion, we may, in our
                                   discretion, choose to deliver to you, in lieu of shares of our common stock, cash or a combination of cash and our common stock, in each case as calculated as described under "Description of the Notes -- Conversion Rights -- Conversion Procedures -- Settlement Upon Conversion."

                                   Upon any conversion, you will not receive any cash payment representing accrued and unpaid interest and additional interest, if any. See "Description of the Notes -- Conversion Rights -- Conversion Procedures -- Other."

SINKING FUND.................      None.

OPTIONAL REDEMPTION..........      We may not redeem the notes prior to
                                   maturity.

FUNDAMENTAL CHANGE...........      Upon the occurrence of a fundamental change,
                                   as described in this prospectus, including a change of control of our company, you may require us to repurchase all or part of your notes at a price equal to 100% of the principal amount of the notes being repurchased plus accrued and unpaid interest and additional interest, if any, payable in cash. See "Description of the Notes --
                                   Repurchase of Notes at a Holder's Option Upon a Fundamental Change."

EVENTS OF DEFAULT............      If an event of default on the notes occurs,
                                   the principal amount of the notes, plus
                                   accrued and unpaid interest and additional interest, if any, may be declared immediately due and payable, subject to certain conditions set forth in the indenture. These amounts automatically become due and payable in the case of certain types of bankruptcy or insolvency involving us.

REGISTRATION RIGHTS..........      If we fail to keep available the registration
                                   statement of which this prospectus forms a part for purposes of effecting resales of the notes and common stock issuable upon conversion of the notes for specified time periods, liquidated damages will be payable on the notes. See "Description of the Notes -
                                   Registration Rights."

TRADING......................      The notes are eligible for trading on The
                                   PORTAL Market.

USE OF PROCEEDS..............      We will not receive any proceeds from the
                                   sale by the selling securityholders of the notes or the common stock issuable upon conversion of the notes. See "Use of Proceeds."

                                  RISK FACTORS

      AN INVESTMENT IN THE NOTES AND ANY COMMON STOCK ISSUED UPON CONVERSION OF THE NOTES INVOLVES SIGNIFICANT RISKS. YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS IN CONJUNCTION WITH THE OTHER INFORMATION CONTAINED, OR INCORPORATED BY REFERENCE, IN THIS PROSPECTUS BEFORE PURCHASING ANY NOTES. THESE FACTORS, AND OTHERS, COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CURRENTLY ANTICIPATED AND REFLECTED IN FORWARD-LOOKING STATEMENTS MADE IN THIS PROSPECTUS AND PRESENTED ELSEWHERE BY OUR MANAGEMENT FROM TIME TO TIME. SEE "FORWARD-LOOKING STATEMENTS."

                          RISKS RELATED TO OUR BUSINESS

WE FACE INTENSE COMPETITION IN THE PHARMACEUTICAL INDUSTRY FROM BRAND NAME AND GENERIC MANUFACTURERS, WHICH COULD SIGNIFICANTLY LIMIT OUR GROWTH AND MATERIALLY ADVERSELY AFFECT OUR REVENUES AND GROSS MARGIN.

      The pharmaceutical industry is highly competitive. Many of our competitors have longer operating histories and greater financial, research and development, marketing and other resources than we do. Consequently, many of our competitors may be able to develop products and processes competitive with, or superior to, our own. Furthermore, we may not be able to differentiate our products from those of our competitors, successfully develop or introduce new products that are less costly than those of our competitors or offer purchasers of our products payment and other commercial terms as favorable as those offered by our competitors. Our principal generic competitors are Mylan Laboratories, Inc., Teva Pharmaceutical Industries Limited, or Teva, Watson Pharmaceuticals, Inc., Barr Laboratories, Inc., Apotex, Eon Labs, Geneva Pharmaceuticals, Inc. and Roxane. Such companies collectively compete with us primarily with respect to the following products: megestrol suspension, paroxetine, fluoxetine, omeprazole, flecainide, buspirone, ranitidine, methimazole, minocycline, acyclovir, allopurinol, captopril, doxepin, enalapril, fluphenazine, indapamide, nicardipine, orphenadrine, sotalol, amiodarone, clomiphene, clonazepam, doxazosin, famotidine, ticlopidine, acebutolol, doxycycline monohydrate capsules, ibuprofen (prescription strength), meclizine, minoxidil, tizanidine, nizatidine, torsemide and metformin. Our principal strategy in addressing our competition is to offer our customers a consistent and adequate supply of a broad line of generic drugs at competitive pricing. We cannot assure you, however, that this strategy will enable us to compete successfully in our industry or that we will be able to develop and implement any new viable strategies.

      Certain manufacturers of brand name drugs and/or their affiliates have introduced generic pharmaceutical products equivalent to their brand name drugs at relatively lower prices or partnered with generic companies to introduce generic products. Such actions have the effect of reducing the potential market share and profitability of generic products developed by us and may inhibit us from developing and introducing generic pharmaceutical products comparable to certain brand name drugs.

      We also face price competition generally as other generic manufacturers enter the market, and as a result of consolidation among wholesalers and retailers and the formation of large buying groups, any of which, in turn, could result in reductions in sales prices and gross margin. This increased price competition has led to an increase in customer demands for downward price adjustments by the manufacturers of generic pharmaceutical products, including us, for certain products that have already been delivered. For example, Teva's affiliate, Teva Pharmaceuticals USA, Inc., or Teva USA, has launched a product that competes with our megestrol acetate oral suspension product, which may cause us to reduce the pricing of our product. We cannot assure you that such price reductions for this drug or others will not continue, or even increase, with a consequent material adverse effect on our revenues and gross margin.

AS OUR COMPETITORS INTRODUCE THEIR OWN GENERIC EQUIVALENTS OF OUR GENERIC PHARMACEUTICAL PRODUCTS, OUR REVENUES AND GROSS MARGIN FROM SUCH PRODUCTS GENERALLY DECLINE.

      Revenues and gross margin derived from generic pharmaceutical products often follow a pattern based on regulatory and competitive factors believed to be unique to the generic pharmaceutical industry. As the patent(s) for a brand name product and the related exclusivity period expires, the first generic manufacturer to receive regulatory approval for a generic equivalent of the product often is able to capture a substantial share of the market. However, as other generic manufacturers receive regulatory approvals for competing products, that market share, and the price of that product, will typically decline depending on several factors, including the number of competitors, the price of the brand product and the pricing strategy of the new competitors. A large portion of our revenues has been derived from the sales of generic drugs during the 180-day marketing exclusivity period and from the sale of generic products with which we have limited competition. We cannot assure you that we will be able to continue to develop such products or that the number of competitors of such products will not increase, which will have a material adverse impact on our revenues and gross margin.

      Importantly, the 180-day marketing exclusivity period granted to us under a licensing agreement with Alphapharm, a subsidiary of Merck KGaA, or Merck, in respect of fluoxetine 10 mg and 20 mg tablets expired at the end of January 2002. Par sells fluoxetine 10 mg and 20 mg tablets pursuant to a distribution agreement with Genpharm, a Canadian subsidiary of Merck. The 180-day marketing exclusivity period granted in respect of fluoxetine 40 mg capsules, which Par currently sells pursuant to a development and supply agreement with Dr. Reddy's Laboratories, Inc., expired at the end of January 2002. In addition, the 180-day marketing exclusivity period granted to us by the FDA in respect of megestrol suspension expired in mid-January 2002. The expiration of these exclusivity periods has resulted in a decrease in the revenues and gross margin of fluoxetine 10 mg, 20 mg and 40 mg products as competition has increased. Our revenues and gross margin from the sale of megestrol acetate oral suspension may similarly decrease as competitors continue to enter the market, including Teva USA, which has recently launched its own megestrol suspension product.

DUE TO OUR DEPENDENCE ON A LIMITED NUMBER OF PRODUCTS, OUR BUSINESS WILL BE MATERIALLY ADVERSELY AFFECTED IF THESE PRODUCTS DO NOT PERFORM AS WELL AS EXPECTED.

      We generate a significant portion of our total revenues and gross margin from the sale of a limited number of products. For the year ended December 31, 2002, approximately 44% of our total revenues and approximately 58% of our gross margin were derived from the aggregate sales of megestrol acetate oral suspension, paroxetine (which was launched in the United States in September
2003), fluoxetine and omeprazole. For the first nine months of 2003, approximately 56% of our total revenues and approximately 64% of our gross margin were derived from the aggregate sales of megestrol acetate oral suspension, paroxetine, fluoxetine and omeprazole. Any material adverse developments, including increased competition, with respect to the sale or use of these products, or our failure to successfully introduce other key products, could have a material adverse effect on our revenues and gross margin (as described in "Prospectus Summary -- Recent Developments").

OUR GROSS MARGIN AS A PERCENTAGE OF THE SALES OF THE GENERIC VERSION OF PAXIL WILL BE SIGNIFICANTLY LOWER THAN OUR HISTORICAL AVERAGE GROSS MARGIN AS A PERCENTAGE OF THE SALES OF OUR OTHER PRODUCTS, AND OUR SALES OF THIS DRUG MAY BE SUSPENDED OR MAY BE ADVERSELY AFFECTED AS A RESULT OF COMPETITION FROM AN IMPROVED BRAND VERSION AS WELL AS OTHER GENERIC VERSIONS.

      In accordance with the GSK Settlement and a November 2001 supply agreement between Pentech and Par, as amended, Par must pay royalties to GSK and Pentech on sales of generic paroxetine immediate-release tablets. As a result of these arrangements, we expect that the gross margin as a percentage of the sales of the paroxetine tablets will be significantly lower than our historical average gross margin as a percentage of the sales of our other products generally.

      The GSK Settlement grants Par the right to distribute the generic version of Paxil in the United States. It also provides that our right to so distribute this drug will be suspended if at any time there is not another generic version fully substitutable for Paxil available for purchase in the United States. GSK has sued Apotex for patent infringement and is currently appealing a district court decision adverse to GSK.

      In April 2002, GSK launched a longer-lasting, newly patented version of the drug, called Paxil CR, which may cause sales of the paroxetine tablets that Par has recently begun shipping to decrease. Furthermore, we understand that other generic drug manufactures have filed ANDAs in respect of paroxetine and that the marketing exclusivity period ended on March 8, 2004 but, at this time, we cannot predict the timing of the launches by these competitors or the potential effect of such competition on our sales.

IF WE FAIL TO OBTAIN EXCLUSIVE MARKETING RIGHTS FOR OUR GENERIC PHARMACEUTICAL PRODUCTS OR FAIL TO INTRODUCE THESE GENERIC PRODUCTS ON A TIMELY BASIS, OUR REVENUES, GROSS MARGIN AND OPERATING RESULTS MAY DECLINE SIGNIFICANTLY AND OUR PROSPECTS AND OUR BUSINESS MAY BE MATERIALLY ADVERSELY AFFECTED.

      As a result of the 180-day marketing exclusivity period granted to generic pharmaceutical companies that are first to file an ANDA, generic pharmaceutical products, at their launch, often are priced to yield relatively high gross margins. ANDAs containing certifications challenging patents, however, generally become the subject of patent infringement and validity litigation that can be both lengthy and costly. In addition, there can be no certainty that the ANDA applicant will prevail in the litigation or that the applicant will be the first to file and, therefore, be a candidate for the 180-day marketing exclusivity period. Furthermore, timely commencement of the litigation by the patent owner imposes an automatic stay of ANDA approval by the FDA for up to 30 months, unless the case is decided in the ANDA applicant's favor earlier than that time. Finally, if the court decision is adverse to the ANDA applicant, the ANDA approval will be delayed until the challenged patent expires, and the applicant will not receive the 180-day marketing exclusivity period.

      Our future profitability depends, to a significant extent, upon our ability to introduce, on a timely basis, new generic products for which we are either the first to market (or among the first to market) or otherwise can gain significant market share. The timing of the introductions of our products is dependent upon, among other things, the regulatory approval of these products and the timing of regulatory approvals of competing products. As additional manufacturers introduce comparable generic pharmaceutical products, price competition and access to market intensify and sales prices and product gross margins decline, often significantly. Accordingly, revenues and our future profitability are dependent, in large part, upon our ability to file ANDAs timely and effectively with the FDA or to enter into contractual relationships with other parties that have obtained marketing exclusivity. No assurances can be given that we will be able to develop and introduce successful products in the future within the time constraints necessary to be successful. If we are unable to continue timely and effectively to file ANDAs with the FDA first or to partner with other parties that have obtained marketing exclusivity, our revenues, gross margin and operating results may decline significantly and our prospects and business may be materially adversely affected.

OUR PROFITABILITY DEPENDS ON OUR MAJOR CUSTOMERS AND IF THESE RELATIONSHIPS DO NOT CONTINUE AS EXPECTED, OUR BUSINESS, CONDITION (FINANCIAL AND OTHER), PROSPECTS AND RESULTS OF OPERATION COULD MATERIALLY SUFFER.

      We have approximately 140 customers, some of which are members of larger buying groups. For fiscal year 2002, our three largest customers in terms of net sales dollars were McKesson Drug Co., Cardinal Health, Inc. and AmerisourceBergen Corporation. McKesson Drug Co. accounted for approximately 17% of our revenues, Cardinal Health, Inc. accounted for approximately 16% of our revenues and AmerisourceBergen Corporation accounted for approximately 15% of our revenues. During the first nine months of fiscal year 2003, our three largest customers in terms of net sales dollars were Cardinal Health, Inc., AmerisourceBergen Corporation and Walgreens Company. Cardinal Health, Inc. accounted for approximately 17% of our revenues, AmerisourceBergen Corporation accounted for approximately 14% of our revenues and Walgreens Company accounted for approximately 12% of our revenues. We do not have a written agreement with any of these customers. The loss of any one or more of these customers or the substantial reduction in orders from any one or more of such customers could have a material adverse effect upon our results of operation and financial condition.

WE DEPEND ON OUR DISTRIBUTION AND MARKETING AGREEMENTS AND ANY FAILURE BY US TO MAINTAIN THESE ARRANGEMENTS OR ENTER INTO SIMILAR ARRANGEMENTS WITH NEW PARTNERS COULD RESULT IN A MATERIAL ADVERSE EFFECT ON US.

      We have broadened our product line by entering into distribution and marketing agreements, as well as contract manufacturing agreements, through which we distribute generic pharmaceutical products manufactured by others. We have entered into distribution agreements with several companies to develop, distribute and promote such generic pharmaceutical products. For the year ended December 31, 2002, approximately 59% of our total revenues and approximately 48% of our gross margin were generated from these distribution and marketing agreements. For the first nine months of fiscal year 2003, approximately 68% of our total revenues and approximately 58% of our gross margin were generated from these distribution and marketing agreements. We cannot assure you that the efforts of our contractual partners will continue to be successful or that we will be able to renew such agreements or that we will be able to enter into new agreements with additional companies. Any alteration to or termination of our current material distribution and marketing agreements, or any failure to enter into new and similar agreements, could materially adversely affect our business, condition (financial and other), prospects or results of operations.

OUR OPERATING RESULTS ARE AFFECTED BY A NUMBER OF FACTORS, INCLUDING COMPETITION, AND MAY FLUCTUATE SIGNIFICANTLY ON A QUARTERLY BASIS.

      Our operating results depend significantly upon our ability to introduce and market new products and market our existing ones, because our products typically have declining revenues over their product lives. Newly introduced generic drugs with limited or no competition are typically sold at higher selling prices, often resulting in higher gross margins. Competition from other manufacturers typically results in a decline in selling prices and gross margins. Our operating results may also be affected by a variety of additional factors, including the results of patent challenges, the timing of, and our ability to obtain, FDA approvals for our new products, and market acceptance of our new products. As a result, our operating results may vary substantially from quarter to quarter. Revenues for any given period may be greater or less than revenues in the immediately preceding period or in the comparable period of the prior year. If our revenues decline or do not grow as anticipated, we may not be able to reduce correspondingly our operating expenses. Failure to achieve anticipated levels of revenues could, therefore, significantly harm our operating results for a particular fiscal period.

IN CERTAIN CIRCUMSTANCES, WE ISSUE PRICING AND OTHER CREDITS TO OUR CUSTOMERS. ALTHOUGH WE ESTABLISH RESERVES IN CONNECTION WITH THESE CREDITS, IF OUR ESTIMATES OF THE RESERVES ARE INADEQUATE, IT MAY RESULT IN A MATERIAL ADVERSE EFFECT ON US.

      The price of any of our generic drugs that have marketing exclusivity typically will decline, sometimes substantially, when additional generic manufacturers introduce and market a comparable generic drug. As is common in our industry, we issue price protection credits to our customers, which we refer to as shelf-stock adjustments, when we expect significant price erosion through an increase in competition. In addition, our reported revenues are net of estimated chargebacks (i.e., the difference between a product's negotiated price with a given customer, such as a drug store chain, and the invoice price that we charge to a wholesaler that resells the product to such customer) and estimated customer rebates, which are based on sales volume and other factors.

      Although we establish a reserve for these credits and chargebacks at the time of sale based on known contingencies, as well as for products we permit our customers to return and uncollectible accounts, we cannot assure you that our reserves will be adequate. Increases in credits and chargebacks may exceed what was estimated as a result of a variety of reasons, including unanticipated increased competition or an unexpected change in one or more of our contractual relationships. For example, under our accounting policies, we did not record a price protection reserve with respect to our sales of megestrol acetate oral suspension as of September 28, 2003; Teva USA, however, has launched a competing product, which could generate pricing pressure. We will continue to evaluate the effects of competition and will record a price protection reserve if and when we deem it necessary. Any failure to establish adequate reserves with respect to credits or chargebacks, however, may result in a material adverse effect on our financial position and results of operations.

OUR EFFORTS TO DEVELOP NEW PROPRIETARY DOSAGES REQUIRE ADDITIONAL INTERNAL EXPERTISE OR EXTERNAL COLLABORATION IN AREAS IN WHICH WE DO NOT HAVE SUBSTANTIAL RESOURCES AND PERSONNEL, AND WE CAN GIVE NO ASSURANCE THAT WE WILL BE SUCCESSFUL.

      Our principal business has been the manufacture and distribution of generic equivalents of pharmaceutical products. Although we have recently increased our efforts to develop new dosage strengths and forms to improve existing pharmaceutical products, we cannot assure you that we will be successful in such efforts. Expanding from our focus on generic products to include such efforts may require additional internal expertise or external collaboration in areas in which we do not have substantial resources and personnel. In particular, we rely on third parties to provide technologies required for the development of our proprietary product candidates. We may enter into collaborative arrangements with others that require us to relinquish rights to certain of our product candidates that we would otherwise pursue independently. We cannot assure you that we will be able to acquire the necessary expertise or enter into collaborative agreements on acceptable terms, or at all, to develop and market product enhancements.

      In order to obtain regulatory approvals for the commercial sale of our proprietary product candidates, we will be required to complete certain clinical trials on humans to demonstrate the safety and efficacy of the products. We have limited experience in conducting clinical trials in these new product areas. A clinical trial may fail for a number of reasons, including:

      o the failure to enroll a sufficient number of patients meeting eligibility criteria;

      o the failure of the product candidate to demonstrate its safety and/or efficacy;

      o the development of serious (including life threatening) adverse events (including, for example, side effects caused by or connected with exposure to the product candidate); or

      o the failure of clinical investigators, trial monitors and other consultants or trial subjects to comply with the trial plan or protocol.

Accordingly, because of the attendant clinical challenges, we cannot assure you that we will successfully commercialize any of our proprietary product candidates.

BRAND NAME MANUFACTURERS FREQUENTLY TAKE ACTIONS TO PREVENT OR DISCOURAGE THE USE OF GENERIC EQUIVALENT PRODUCTS SUCH AS OURS, WHICH, IF SUCCESSFUL, COULD HAVE A MATERIAL ADVERSE IMPACT ON OUR ABILITY TO SELL PRODUCTS THAT WE ARE DEVELOPING AND MATERIALLY HARM OUR BUSINESS.

      Brand name manufacturers frequently take actions to prevent or discourage the use of generic equivalents to their products, including some generic products that we manufacture or market. These actions include:

      o filing new patents on drugs whose original patent protection is about to expire;

      o developing patented controlled-release products or other product improvements;

      o developing and marketing, as over-the-counter products, branded products that will soon face generic competition; and

      o increasing marketing initiatives, regulatory activities and litigation.

Any of these actions, if successful, could have a material adverse impact on our ability to sell products that we are developing and our business, condition (financial and other) and results of operation could be materially harmed.

LITIGATION IS COMMON IN OUR INDUSTRY, CAN BE PROTRACTED AND EXPENSIVE AND MAY DELAY AND PREVENT ENTRY OF OUR PRODUCTS INTO THE MARKET, WHICH, IN TURN, COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS.

      Litigation concerning patents and proprietary rights can be protracted and expensive. Pharmaceutical companies with patented brand products are increasingly suing companies that produce generic forms of their patented brand name products for alleged patent infringement or other violations of intellectual property rights, which may delay or prevent the entry of such generic products into the market. Generally, a generic drug may not be marketed until the applicable patent(s) on the brand name drug expires. When an ANDA is filed with the FDA for approval of a generic drug, the filing person may make one of two certifications. The filing person may certify that the patent listed by the FDA as covering the generic product is about to expire, in which case the ANDA will not become effective until the expiration of such patent. The filing person may alternatively certify that any patent listed as covering the generic drug is invalid or will not be infringed by the manufacture, sale or use of the new drug for which the ANDA is filed. Under either circumstance, there is a risk that a branded pharmaceutical company may sue the filing person for alleged patent infringement or other violations of intellectual property rights. Also, other companies that compete with us by manufacturing, developing or selling the same generic pharmaceutical products may similarly file lawsuits against us or our strategic partners claiming patent infringement or invalidity. Because substantially all of our business involves the marketing and development of off-patent products, the threat of litigation, the outcome of which is inherently uncertain, is always present. Such litigation is often costly and time consuming, and could result in a substantial delay in, or prevent, the introduction and marketing of our products, which, in turn, could have a material adverse effect on our business, condition (financial and other), prospects and results of operations.

      Specifically, we or Par are currently a defendant in six lawsuits. First, Pharmacia Corporation, Pharmacia AB, Pharmacia Enterprises S.A., Pharmacia & Upjohn Company, or, collectively, Pharmacia, and the Trustees of Columbia University in the City of New York, or Columbia, filed a lawsuit against Par in December 2001 in the United States District Court for the District of New Jersey. Pharmacia and Columbia alleged patent infringement resulting from Par's filing of an ANDA, through which Par seeks to market a generic version of Pharmacia's Xalatan(R) ophthalmic solution. Pharmacia and Columbia are seeking an injunction enjoining approval of Par's ANDA and the marketing of its generic product prior to the expiration of their patents. In February 2002, Par answered the complaint and filed a counterclaim. Par's counterclaim seeks a declaration that the patents-in-suit are invalid, unenforceable and/or not infringed by Par's products and that the extension of the term of one of the patents was invalid. Discovery in the case has now been completed and a pretrial conference has been scheduled by the court for March 15, 2004. Par intends to defend vigorously against the claims and to pursue its counterclaim. At this time, it is not possible for us to predict the outcome of this litigation with any certainty.

      Second, in February 2003, Abbott Laboratories, Fornier Industrie et Sante and Laboratoires Fournier S.A. filed a complaint in the United States District Court for the District of New Jersey against Par, alleging that Par's generic version of TriCor(R) (fenofibrate) infringes on one or more claims of their patents. Par had filed an ANDA for the generic version in October 2002. Par intends to defend vigorously this lawsuit and has filed an answer and a counterclaim, alleging non-infringement and patent invalidity.

      Third, Asahi Glass Co., or Asahi Glass, filed a lawsuit against Par and several other parties in the United States District Court for the Northern District of Illinois in May 2003. Asahi Glass alleged, among other things, violations of state and federal antitrust laws relating to the settlement of GlaxoSmithKline's, or GSK's, patent action against Pentech Pharmaceuticals Inc., or Pentech, in respect of paroxetine hydrochloride, the generic version of GSK's anti-depressant Paxil(R). Pentech had granted Par rights under Pentech's ANDA for paroxetine hydrochloride capsules. Under the settlement, Pentech and Par acknowledged that the patent held by GSK is valid and enforceable and would be infringed by Pentech's proposed capsule product and GSK agreed to allow Par to distribute in Puerto Rico substitutable generic paroxetine hydrochloride immediate release tablets supplied and licensed from GSK for a royalty payable to GSK. Par also has been granted the right under the settlement to distribute the drug in the United States if another generic version fully substitutable for Paxil becomes available in the United States. Par has denied any wrongdoing in connection with the Asahi Glass antitrust action and filed a motion to dismiss the complaint on August 22, 2003. In October 2003, the court dismissed all of the state and federal antitrust claims against Par. The only remaining claim in this action involving Par is a state law contract claim relating to the payment of certain attorneys' fees to Asahi Glass in connection with the prior lawsuit. Par intends to defend vigorously this claim and may assert counterclaims against Asahi Glass and claims against third parties.

      Fourth, in August 2003, Teva USA filed a lawsuit against PRX and Par in the United States District Court for the District of Delaware, after having received approval from the FDA to launch a generic version of Bristol-Myers Squibb's Megace(R), which generic product will compete with our megestrol acetate oral suspension product. In the lawsuit, Teva USA seeks a declaration that its product has not infringed and will not infringe any of Par's four patents relating to megestrol acetate oral suspension. We intend to defend vigorously this lawsuit and, on August 22, 2003, filed a counterclaim alleging willful infringement of one of Par's four patents relating to megestrol acetate oral suspension and moved to dismiss the action with respect to the other three patents for lack of subject matter jurisdiction. A trial date has been scheduled by the court for April 2005.

      Fifth, in October 2003, Apotex filed a complaint against Par in the United States District Court in the Eastern District of Pennsylvania alleging violations of state and federal antitrust laws as a result of the GSK Settlement and the GSK Supply Agreement. Par filed a motion to dismiss the action in its entirety in December 2003 and a briefing on that motion is expected to be completed in April 2004. Par intends to defend vigorously this action, and may assert counterclaims against Apotex and claims against third parties.

      Sixth, on March 9, 2004, The Congress of California Seniors brought an action against GSK and us concerning the sale of generic paroxetine in the State of California. We intend to defend vigorously the claims set forth in the complaint.

      Our strategic partners and others are also parties to several lawsuits, the outcome of which may have a material impact on us. We are a party to a profit sharing agreement with Genpharm. Under such agreement, we receive a percentage of the profit Genpharm receives through an agreement that Genpharm has with Kremers Urban Development Co., or KUDCo, a subsidiary of Schwarz Pharma AG of Germany, in respect of the sale of omeprazole, the generic equivalent of Astra Zeneca Pharmaceutical's, or Astra, Prilosec(R). KUDCo had been sued by Astra for patent infringement, but launched omeprazole following a district court decision in which it prevailed. Astra appealed BUT ON DECEMBER 12, 2003, THE APPEALS COURT AFFIRMED THE DISTRICT COURT DECISION THAT KUDCO'S OMEPRAZOLE DOES NOT INFRINGE ASTRA'S PATENTS. KUDCO IS THE ONLY COMPANY WITH A COURT-DETERMINED NONINFRINGING GENERIC VERSION TO PRILOSEC(R). Our revenues from omeprazole, however, may be affected because a generiC competitor of ours also sued KUDCo in November 2002, alleging patent infringement. In August 2003, KUDCo filed a lawsuit against this generic competitor, but because KUDCo did not seek a temporary injunction preventing sales, the generic competitor launched its product in August 2003. If this generic competitor were to prevail in its litigation, our revenues for omeprazole could decline.

WE ARE SUSCEPTIBLE TO PRODUCT LIABILITY CLAIMS THAT MAY NOT BE COVERED BY INSURANCE, AND, IF SUCCESSFUL, COULD REQUIRE US TO PAY SUBSTANTIAL SUMS.

      Like all pharmaceutical companies, we face the risk of loss resulting from, and the adverse publicity associated with, product liability lawsuits, whether or not such claims are valid. We likely cannot avoid such claims. Even unsuccessful product liability claims could require us to spend money on litigation, divert management's time, damage our reputation and impair the marketability of our products. In addition, although we believe that we have adequate product liability insurance coverage, we cannot be certain that our insurance will, in fact, be sufficient to cover such claims or that we will be able to maintain adequate insurance coverage in the future at acceptable costs. A successful product liability claim that is excluded from coverage or exceeds our policy limits could require us to pay substantial sums. In addition, insurance coverage for product liability may become prohibitively expensive in the future.

CURRENT FDA POLICY AND GUIDANCE MAY RESULT IN OUR GENERIC PRODUCTS NOT BEING ABLE TO UTILIZE FULLY THE 180-DAY MARKETING EXCLUSIVITY PERIOD, WHICH WOULD ADVERSELY AFFECT OUR RESULTS OF OPERATIONS.

      As a result of litigation against the FDA, in March 2000, the FDA issued a new policy and guidance document regarding the timing of approval of ANDAs following court decisions on patent infringement and validity and the start of the 180-day marketing exclusivity period. As a result of this FDA policy and guidance document, we may not be able to utilize all or any portion of any 180-day marketing exclusivity period on ANDA products that we were first to file on, depending on the timing and results of court decisions in patent litigation (either our litigation or another ANDA applicant's litigation), which inability could adversely affect our results of operations and future profitability. However, pending federal legislation would, if it becomes law, again change the timing of some ANDA approvals and the start of the 180-day marketing exclusivity period after a court decision. We are presently unable to predict the magnitude of the impact, if any, that the FDA's current policy and guidance or the pending legislation, if adopted, may have on our business, prospects or financial condition. Any inability to use fully the 180-day marketing exclusivity period for any of our products, however, will adversely affect our results of operations.

WE ARE SUBJECT TO EXTENSIVE GOVERNMENTAL REGULATION, THE NON-COMPLIANCE WITH WHICH MAY RESULT IN FINES AND OTHER SANCTIONS, INCLUDING PRODUCT SEIZURES, PRODUCT RECALLS, INJUNCTIVE ACTIONS AND CRIMINAL PROSECUTIONS.

      As a member of the pharmaceutical manufacturing industry, we are subject to extensive regulation by the federal government, principally the FDA and the Drug Enforcement Administration, and, to a lesser extent, by state governments. The Federal Food, Drug and Cosmetic Act, the Controlled Substances Act, the Generic Drug Enforcement Act of 1992, or the Generic Act, and some other federal statutes and regulations govern the testing, manufacture, safety, labeling, storage, recordkeeping, approval, advertising and promotion of our products. The Generic Act, a result of legislative hearings and investigations into the generic drug approval process, is particularly relevant to our business. Under the Generic Act, the FDA is authorized to impose debarment and other penalties on individuals and companies that commit illegal acts relating to the generic drug approval process. In some situations, the Generic Act requires the FDA not to accept or review for a period of time ANDAs from a company or an individual that has committed certain violations and provides for temporary denial of approval of applications during its investigation. Additionally, non-compliance with other applicable regulatory requirements may result in fines, perhaps significant in amount, and other sanctions imposed by courts and/or regulatory bodies, including the initiation of product seizures, product recalls, injunctive actions and criminal prosecutions. From time to time, we have voluntarily recalled our products. In addition, administrative remedies may involve the refusal of the government to enter into supply contracts with, and to approve new drug applications of, a non-complying entity. The FDA also has the authority to withdraw its approval of drugs in accordance with statutory procedures.

      Additionally, in June 2003, we received notice from the U.S. Congress that the Committee on Energy and Commerce had begun an industry-wide (brand and generic) investigation into pharmaceutical reimbursements and rebates under Medicaid, to which we have responded. The inquiry appears to be focused primarily on Medicaid reimbursements to the drug purchaser (i.e., retailers, pharmacies and wholesalers). It is premature to speculate what action, if any, the federal government may take and what the impact that such action could have on our business, prospects or financial condition. If, however, Medicaid reimbursements are reduced, such reduction could diminish the profit margins of the end purchasers of drugs that we manufacture or supply. As a result, our customers might request lower pricing from us, which would reduce our gross margin.

WE HAVE RECENTLY RECEIVED NOTICE OF A COMPLAINT FILED BY THE MASSACHUSETTS ATTORNEY GENERAL AND A SECOND COMPLAINT FILED BY A NEW YORK COUNTY. WE CANNOT PREDICT THE OUTCOME OF THESE LITIGATIONS.

      On September 25, 2003, the Office of the Attorney General of the Commonwealth of Massachusetts filed a complaint in federal district court in Boston against Par and 12 other leading generic pharmaceutical companies alleging principally that Par and such other companies violated, through their marketing and sales practices, state and federal laws, including allegations of common law fraud and violations of Massachusetts false statements statutes, by inflating generic pharmaceutical product prices paid for by the Massachusetts Medicaid program. We waived service of process with respect to the complaint. The complaint seeks injunctive relief, treble damages, disgorgement of excessive profits, civil penalties, reimbursement of investigative and litigation costs (including experts' fees) and attorneys' fees. In addition, on September 25,

2003, we and a number of other generic and brand pharmaceutical companies were sued by a New York county, which has alleged violations of laws (including the Racketeer Influenced and Corrupt Organizations ("RICO") Act, common law fraud and obtaining funds by false statements), related to participation in the Medicaid program. The complaint seeks declaratory relief; actual, statutory and treble damages, with interest; punitive damages; an accounting; a constructive trust and restitution; and attorneys' fees and experts' fees and costs. This case was transferred to the United States District Court for the District of Massachusetts for coordinated and consolidated pretrial proceedings. Par and the other defendants involved in the litigation filed a motion to dismiss on January 29, 2004. Par intends to defend vigorously the claims asserted in both complaints. We cannot predict with any certainty at this time the outcome or the effect on us of such litigations. Accordingly, no assurance can be given that such litigations or any other similar litigation by other states or jurisdictions, if instituted, will not have a material adverse effect on our financial condition, results of operations, prospects or business.

NEW DEVELOPMENTS BY OTHER MANUFACTURERS COULD RENDER OUR PRODUCTS UNCOMPETITIVE OR OBSOLETE.

      The markets in which we compete and intend to compete are undergoing, and are expected to continue to undergo, rapid and significant change. We expect competition to intensify as technological advances are made. New developments by other manufacturers could render our products uncompetitive or obsolete.

OUR ABILITY TO MARKET SUCCESSFULLY ANY PRODUCT DEPENDS, IN LARGE PART, UPON THE ACCEPTANCE OF THE PRODUCT BY INDEPENDENT THIRD PARTIES AND WOULD BE ADVERSELY AFFECTED BY UNANTICIPATED SIDE EFFECTS OR UNFAVORABLE PUBLICITY CONCERNING OUR PRODUCTS.

      Our ability to market successfully any generic or proprietary pharmaceutical product depends, in large part, upon the acceptance of the product by independent third parties (including physicians, pharmacies, government formularies and other retailers) as well as patients. Our success will, therefore, depend in large part on our ability to convince such third parties that our generic versions of brand name products are manufactured as safely and with the same efficacy as their brand name counterparts or other generic equivalents. Unanticipated side effects or unfavorable publicity concerning any of our products would likely have an adverse effect on our ability to achieve acceptance by prescribing physicians, managed care providers, pharmacies and other retailers, customers and patients. In addition, some of our generic products are manufactured in different forms than their brand name counterparts (e.g., tablet versus capsule). Therefore, we must also convince third parties to use a product in a form different from what they are accustomed to using.

OUR FUTURE SUCCESS DEPENDS ON OUR ABILITY TO ATTRACT AND RETAIN KEY EMPLOYEES AND CONSULTANTS, INCLUDING SKILLED SCIENTISTS.

      Our future success depends, to a substantial degree, upon the continued service of the key members of our management team. Except for Mark Auerbach, Scott Tarriff, Arie L. Gutman, Ph.D., President and Chief Executive Officer of our Finetech subsidiary, Dennis O'Connor, our Vice President and Chief Financial Officer, and Thomas Haughey, our Vice President, General Counsel and Secretary, we do not currently have employment agreements with any of our executive officers. Although we are not aware that any other key personnel is planning to retire or leave in the near future, the loss of the services of Messrs. Auerbach, Tarriff, Gutman, O'Connor or Haughey or certain other members of our management team, or their inability to perform services on our behalf, could have a material adverse effect on our business, condition (financial and other), prospects and results of operations.

      Our success also will depend, to a large extent, upon the contributions of our sales, marketing, scientific and quality assurance staff. We compete for qualified personnel against branded pharmaceutical manufacturers, who may offer more favorable employment opportunities, as well as other generic pharmaceutical manufacturers. If we were not able to attract and retain the necessary personnel to accomplish our business objectives, we may experience constraints that will adversely affect our ability to sell and market effectively our products, to meet the demands of our strategic partners in a timely fashion or to support internal research and development programs. In particular, product development programs depend on the ability to attract and retain highly skilled scientists, including Ph.D-educated molecular biologists, biochemists and engineers, and sales and marketing efforts depend on the ability to attract and retain skilled and experienced sales, marketing and quality assurance representatives. Although we believe that we have been somewhat successful in attracting and retaining skilled personnel in all areas of our business, we cannot assure you that we can continue to attract, train and retain such personnel. Any failure in this regard could limit the rates at which we generate sales and develop new products.

MANUFACTURING, SUPPLY AND DISTRIBUTION PROBLEMS MAY CREATE SUPPLY DISRUPTIONS THAT COULD RESULT IN A REDUCTION OF PRODUCT SALES REVENUES AND AN INCREASE IN COSTS OF SALES, AND DAMAGE COMMERCIAL PROSPECTS FOR OUR PRODUCTS.

      The manufacture, supply and distribution of pharmaceutical products is highly regulated and complex. We manufacture all products manufactured by us at a single facility. For the remainder of our products, we rely on third parties. In all cases, there must be compliance with all applicable regulatory requirements of the FDA, including current Good Manufacturing Practice regulations. In addition, we must comply with all applicable regulatory requirements of the Drug Enforcement Administration. The facilities used by us and third parties to manufacture, store and distribute our products also are subject to inspection by federal and state regulatory authorities at any time to determine whether we or third parties are in compliance with regulations. These regulations are complex, and any failure to comply with them could lead to remedial action, civil and criminal penalties and delays in production or distribution of material.

      If we are unable to manage the manufacturing process effectively or if an unforeseen adverse event occurs at any facility of our suppliers, or at our single facility, we could face supply disruptions that would result in significant costs and delays, undermine goodwill established with our customers, damage commercial prospects for our products and materially and adversely affect our results of operations.

THE MANUFACTURE, USE AND STORAGE OF PHARMACEUTICAL AND CHEMICAL PRODUCTS ARE SUBJECT TO ENVIRONMENTAL REGULATION AND RISKS, AND, IF WE FAIL TO COMPLY WITH ENVIRONMENTAL REGULATIONS, OUR REQUIRED LICENSES COULD BE REVOKED AND WE COULD BE SUBJECT TO CRIMINAL SANCTIONS AND SUBSTANTIAL CIVIL LIABILITY OR BE REQUIRED TO SUSPEND OR MODIFY OUR MANUFACTURING OPERATIONS.

      Because of the chemical ingredients of pharmaceutical products and the nature of the manufacturing process, the pharmaceutical industry is subject to extensive environmental regulation and the risk of incurring liability for damages and the costs of remedying environmental problems. Specifically, we use various flammable solvents and certain organic chemicals in our manufacturing and laboratory operations, which are subject to a number of environmental regulations. Although we have not yet incurred such liability or costs in any material amount, we cannot assure you that we will not be subject to material liability or costs in the future. To date, the costs of our compliance with environmental regulations have not been material. In the future, however, we may be required to increase expenditures in order to remedy environmental problems and/or comply with applicable regulations.

      Additionally, if we fail to comply with environmental regulations to use, discharge or dispose of hazardous materials appropriately or otherwise to comply with the provisions of our operating licenses, the licenses could be revoked and we could be subject to criminal sanctions and substantial civil liabilities or be required to suspend or modify our manufacturing operations.

THE TESTING REQUIRED FOR THE REGULATORY APPROVAL OF OUR PRODUCTS IS CONDUCTED BY INDEPENDENT THIRD PARTIES. ANY FAILURE BY ANY OF THESE THIRD PARTIES TO PERFORM THIS TESTING PROPERLY MAY HAVE AN ADVERSE EFFECT UPON OUR ABILITY TO OBTAIN REGULATORY APPROVALS.

      Our applications for the regulatory approval of our products incorporate the results of testing and other information that is conducted or gathered by independent third parties (including, for example, manufacturers of raw materials, testing laboratories, contract research organizations or independent research facilities). The ability of the products being tested to receive regulatory approval is dependent upon the quality of the work performed by these third parties, the quality of the third parties' facilities and the accuracy of the information provided by third parties. We have little or no control over any of these factors. If this testing is not performed properly, our ability to obtain regulatory approvals could be restricted or delayed.

OUR FAILURE TO INTRODUCE PROFITABLE NEW PRODUCTS IN A TIMELY MANNER COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, CONDITION (FINANCIAL AND OTHER), PROSPECTS AND RESULTS OF OPERATIONS.

      The research and development of solid oral dosage form (tablet, caplet and capsule) and suspension products, including preformulation research, process and formulation development, required studies and FDA review and approval, has historically taken approximately two to three years. We typically select products for development that we intend to market several years in the future. The length of time necessary to bring a product to market, however, can vary significantly and depends on, among other things, the availability of funding, problems relating to formulation, safety or efficacy and patent issues, including litigation, associated with the product. We currently have ourselves, or through our strategic relationships, 25 ANDAs pending with the FDA, five of which have received tentative approval. We cannot assure you that we will successfully complete the development of any products either presently under development or proposed for development, that we will obtain regulatory approval for any such product, that any approved product will be produced in commercial quantities or that any approved product can be sold at a profit. Our failure to introduce profitable new products in a timely manner could have a material adverse effect on our business, condition (financial and other), prospects and results of operations.

THE RAW MATERIALS ESSENTIAL TO OUR MANUFACTURING BUSINESS ARE PURCHASED PRIMARILY FROM DISTRIBUTORS OF BULK PHARMACEUTICAL CHEMICALS AND ANY SIGNIFICANT SUPPLY INTERRUPTION COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, CONDITION (FINANCIAL AND OTHER), PROSPECTS AND RESULTS OF OPERATION.

      The raw materials essential to our manufacturing business are purchased primarily from United States distributors of bulk pharmaceutical chemicals manufactured by foreign companies. Although we have not experienced significant difficulties in obtaining these raw materials and products, we cannot assure you that supply interruptions or delays will not occur in the future or that we will not have to obtain substitute materials or products, which would require additional regulatory approvals. In addition, changes in our raw material suppliers could result in delays in production, higher raw material costs and loss of sales and customers because regulatory authorities must generally approve raw material sources for pharmaceutical products. Any significant supply interruption could have a material adverse effect on our business, condition (financial and other), prospects and results of operation.

WE MAY MAKE ACQUISITIONS OF, OR INVESTMENTS IN, COMPLEMENTARY BUSINESSES, WHICH MAY NOT BE MADE ON COMMERCIALLY ACCEPTABLE TERMS, MAY REQUIRE ADDITIONAL DEBT OR EQUITY FINANCING AND MAY INVOLVE NUMEROUS RISKS, INCLUDING OUR INABILITY TO INTEGRATE SUCCESSFULLY THE ACQUIRED BUSINESS AND OUR ASSUMPTION OF LIABILITIES.

      We regularly review the potential acquisition of technologies, products and product rights, and businesses complementary to our business. In the future, we may choose to enter into such transactions at any time. Nonetheless, we cannot assure you that we will be able to identify suitable acquisition or investment candidates, or if we do identify suitable candidates, that we will be able to make such acquisitions or investments on commercially acceptable terms or at all. In particular, on or before October 15, 2005, we will have the option to acquire all of the capital stock of Nortec over the two-year period thereafter, at an aggregate price of $15,000,000 over such two-year period. At the time that we need to make this decision, however, we may not have acquired information that we would otherwise desire or need to receive about the advisability of acquiring Nortec.

      If we make any acquisitions or investments, we may finance such acquisitions or investments through our cash reserves, debt financing or by issuing additional equity securities, which could dilute the holdings of our then existing stockholders. If we require financing, we cannot assure you we will be able to obtain such financing when needed on acceptable terms or at all. Any such acquisitions or investments could also result in an increase in goodwill, intangible assets and amortization expenses that could negatively impact our profitability. Under new accounting rules, goodwill amortization expense has been eliminated. Therefore, if the fair value of our goodwill is determined at some future date to be less than its recorded value, a charge to earnings may be required. Such a charge could be in an amount that is material to our results of operations and net worth.

      Additionally, acquisitions involve numerous risks, including difficulties in the assimilation of the personnel, operations and products of the acquired companies, the diversion of management's attention from other business concerns, risks of entering markets in which we have no, or limited, prior experience and the potential loss of key employees of the acquired company. There may be overlap between our products or customers and those of an acquired entity that may create conflicts in relationships or other commitments detrimental to the integrated businesses. As a result of acquiring businesses, we may incur significant transaction costs, including substantial fees for investment bankers, attorneys, accountants and financial printing costs. Any acquisition could result in our assumption of unknown and/or unexpected, perhaps material, liabilities. Additionally, in any acquisition agreement, the negotiated representations, warranties and agreements of the selling parties may not sufficiently protect us, and liabilities resulting from any breaches could exceed negotiated indemnity limitations.

OUR ANTICIPATED GROWTH COULD PLACE A STRAIN ON OUR MANAGEMENT, AND IF WE FAIL TO MANAGE SUCCESSFULLY OUR EXPANSION, OUR OPERATIONS MAY BE DISRUPTED AND OUR BUSINESS MAY BE ADVERSELY AFFECTED.

      We believe that we need to continue to expand our operations, organically and/or through acquisitions, in order to remain competitive. We have recently experienced an increase in our revenues that, together with our anticipated growth, could place a strain on our management and accounting systems and financial and other resources. Our ability to implement successfully our business plan in a rapidly evolving market will require an effective planning and management process, close coordination with, and the support of, our suppliers and ensuring the availability of adequate working capital financing. We must continue to improve and effectively utilize our existing, and assimilate any later acquired, operational, management, accounting, marketing and financial systems and successfully recruit, hire, train, retain and manage personnel, which we may be unable to do. Further, we will need to develop and maintain close coordination among our technical, finance, accounting, marketing, sales and production staffs. We cannot assure you that we will be able to successfully manage our expansion. If we fail to manage our anticipated growth, our operations may be disrupted and our business may be adversely affected.

WE DEPEND ON OUR ABILITY TO PROTECT OUR INTELLECTUAL PROPERTY AND PROPRIETARY RIGHTS. WE CANNOT BE CERTAIN OF THEIR CONFIDENTIALITY AND PROTECTION.

      Our success depends on our ability to protect our current and future products and to defend our intellectual property rights. If we fail to protect our intellectual property adequately, competitors may manufacture and market products similar to ours. We presently hold four patents relating to megestrol oral suspension. We have, however, filed, and expect to continue to file, patent applications seeking to protect some of our newly developed products in various countries, including the United States. Specifically, on July 15, 2003, we announced that two additional patents relating to megestrol acetate oral suspension have been issued to us by the U.S. Patent and Trademark Office.

      Some patent applications in the United States are maintained in secrecy until patents are issued. Because the publication of discoveries tends to follow their actual discovery by several months, we cannot be certain that we were the first to invent or file patent applications on any of our discoveries. We also cannot be certain that patents will be issued with respect to any of our patent applications or that any existing or future patents issued to or licensed by us will provide competitive advantages for our products or will not be challenged, invalidated or circumvented by our competitors. Furthermore, our patent rights may not prevent or limit our present and future competitors from developing, using or commercializing products that are similar or functionally equivalent to our products.

      We rely particularly on trade secrets, unpatented proprietary expertise and continuing innovation that we seek to protect, in part, by entering into confidentiality agreements with licensees, suppliers, employees and consultants, in large part because few of our products are protected by patents. We cannot assure you that these agreements will not be breached or circumvented. We also cannot be certain that there will be adequate remedies in the event of a breach. Disputes may arise concerning the ownership of intellectual property or the applicability of confidentiality agreements. We cannot be sure that our trade secrets and proprietary technology will not otherwise become known or be independently developed by our competitors or, if patents are not issued with respect to products arising from research, that we will be able to maintain the confidentiality of information relating to these products. In addition, efforts to ensure our intellectual property rights can be costly, time-consuming and/or ultimately unsuccessful.

                          RISKS RELATED TO THE OFFERING

THE NOTES ARE SUBORDINATED TO ALL SENIOR INDEBTEDNESS OF PRX AND EFFECTIVELY SUBORDINATED TO ALL INDEBTEDNESS AND OTHER LIABILITIES OF ITS EXISTING AND ANY FUTURE SUBSIDIARIES.

      The notes are general unsecured senior subordinated obligations of PRX. Accordingly, the notes are subordinated in right of payment to all existing and future senior indebtedness of PRX. As of February 28, 2004, our total outstanding long-term debt, excluding the notes offered by this prospectus, was approximately $706,000, consisting primarily of capital leases for computer and factory equipment, all of which are senior to the notes. In addition, the notes will be effectively junior to any future secured indebtedness of PRX.

      The notes are obligations of PRX only and are not guaranteed by any of its subsidiaries. Our right to receive assets of any of our subsidiaries upon their insolvency, bankruptcy, liquidation, reorganization or similar proceeding, and the rights of the holders of the notes to share in those assets, shall be subject to the satisfaction of claims of the subsidiaries' creditors. In the event of a default by a subsidiary under any credit arrangement or other indebtedness, its creditors could accelerate such debt prior to such subsidiary distributing amounts to us that we could have used to make payments on the notes. In addition, if we caused a subsidiary to pay a dividend to us to make payment on the notes, and such dividend were determined either to be made in violation of applicable corporate laws or to constitute a fraudulent transfer, the holders of the notes could be required to return the payment to the subsidiary's creditors. Consequently, the notes are subordinated in right of payment to all liabilities, including trade payables, of any of our existing or future subsidiaries.

WE ARE A HOLDING COMPANY, AND WE MAY NOT HAVE ACCESS TO THE CASH FLOW AND OTHER ASSETS OF OUR SUBSIDIARIES, WHICH MAY BE NEEDED TO MAKE PAYMENT ON THE NOTES.

      Although all of our business is conducted through our subsidiaries, none of our subsidiaries is obligated to make funds available to us for payment on our indebtedness, including the notes. Accordingly, our cash flow and our ability to make payments on the notes are dependent on the earnings of our subsidiaries and the distribution of those earnings, or other payments of funds by those subsidiaries, to us. The making of distributions, the payment of dividends or the making of loans and advances to us by our subsidiaries may be subject to statutory or contractual restrictions, are dependent upon the earnings of those subsidiaries and are subject to various other business considerations. We cannot assure you that our subsidiaries will provide us with sufficient dividends, distributions or loans to fund payments on the notes when due.

      In addition, our right to receive any distribution of assets from any subsidiary upon that subsidiary's liquidation, reorganization or otherwise, is subject to the prior claims of creditors of that subsidiary, except to the extent that we are also recognized as a creditor of that subsidiary.

WE AND OUR SUBSIDIARIES MAY INCUR SUBSTANTIALLY MORE INDEBTEDNESS THAT MAY BE SENIOR TO THE NOTES AND TO WHICH THE NOTES MAY BE SUBORDINATED.

      The indenture governing the notes does not contain financial or operating covenants or restrictions on the payment of dividends, the incurrence of indebtedness (except that PRX may not incur senior indebtedness for borrowed money unless it is secured), transactions with affiliates, incurrence of liens or the issuance or repurchase of securities (other than the notes) by us or any of our subsidiaries. We may, therefore, incur additional debt, including indebtedness senior to the notes, to which the notes may be subordinated. In addition, our subsidiaries may incur additional debt, to which the notes would effectively be subordinated in right of payment. If additional debt is added to the current debt of PRX and its subsidiaries, the risks related to our business could intensify. See "-- Risks Related to Our Business."

      A higher level of indebtedness increases the risk that we may default on our debt obligations. We cannot assure you that we will be able to generate sufficient cash flow to meet our financial obligations, including our obligations under the notes, or that our future working capital, borrowings or equity financing will be available to pay or refinance such debt. The indenture contains no covenants or other provisions to afford protection to holders of the notes in the event of a highly leveraged transaction, except in connection with a fundamental change to the extent described under "Description of the Notes -- Repurchase of Notes at a Holder's Option Upon a Fundamental Change."

INCREASED LEVERAGE AS A RESULT OF THIS OFFERING MAY HARM OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

      Our level of indebtedness could have several important effects on our future operations, including:

      o a portion of our cash flow from operations will be dedicated to the payment of any interest required with respect to outstanding indebtedness;

      o increases in our outstanding indebtedness and leverage will increase our vulnerability to adverse changes in general economic and industry conditions, as well as to competitive pressure; and

      o depending on the levels of our outstanding debt, our ability to obtain additional financing for working capital, capital expenditures, general corporate and other purposes may be limited.

      Our ability to make payments of principal of, and interest on, our indebtedness depends upon our future performance, which will be subject to the success of the marketing of our products, general economic conditions, industry cycles and financial, business and other factors affecting our operations, many of which are beyond our control. If we are not able to generate sufficient cash flow from operations in the future to service our debt, we may be required, among other things, to:

      o    seek additional financing in the debt or equity markets;

      o refinance or restructure all or a portion of our indebtedness, including the notes;

      o    sell selected assets; or

      o reduce or delay planned expenditures on clinical trials, and development and commercialization activities.

      Such measures might not be sufficient to enable us to service our debt. In addition, any such financing, refinancing or sale of assets might not be available on economically favorable terms.

BECAUSE THE NOTES ARE SUBORDINATED OBLIGATIONS, WE MAY NOT MAKE ANY PAYMENTS ON THE NOTES IF ANY OF OUR SENIOR INDEBTEDNESS IS NOT PAID WHEN DUE.

      The notes are our unsecured senior subordinated obligations, subordinate in right of payment to all of our existing and future senior indebtedness. We may not pay principal of, or interest on, the notes when due if any senior indebtedness is not paid when due. In addition, in the event of an acceleration of the notes resulting from an event of default, the holders of senior indebtedness will be entitled to payment in full in cash in respect of such senior indebtedness before the holders of the notes will be entitled to receive any payment in respect of the notes. Moreover, the indenture provides that, under certain circumstances, no payment with respect to the notes may be made if certain non-payment defaults occur with respect to designated senior indebtedness.

IN THE EVENT OF OUR BANKRUPTCY OR LIQUIDATION, OUR ASSETS WILL NOT BE AVAILABLE TO MAKE ANY PAYMENTS TO THE HOLDERS OF THE NOTES UNTIL WE HAVE MADE ALL PAYMENTS TO HOLDERS OF SENIOR INDEBTEDNESS.

      In the event of our insolvency, bankruptcy, liquidation, reorganization or a similar event, our senior indebtedness must be paid in full before the principal of, or interest on, the notes may be paid. In the event of our insolvency, bankruptcy, liquidation, reorganization or similar event, the holders of the notes will participate ratably (based upon respective amounts owed to each holder or creditor) in the remaining assets with any holders of senior subordinated indebtedness that is deemed to be of the same class as the notes. If any of these events occur, we cannot assure you that there would be sufficient assets to pay the amounts due on the notes.

UPON CONVERSION OF THE NOTES, WE MAY PAY CASH IN LIEU OF ISSUING SHARES OF OUR COMMON STOCK OR A COMBINATION OF CASH AND SHARES OF OUR COMMON STOCK. THEREFORE, HOLDERS OF THE NOTES MAY RECEIVE NO SHARES OF OUR COMMON STOCK OR FEWER SHARES THAN THE NUMBER INTO WHICH THEIR NOTES ARE OTHERWISE CONVERTIBLE.

      We may satisfy our conversion obligation to holders by issuing shares of common stock into which the notes are convertible, the cash value of the common stock into which the notes are convertible, or a combination thereof. Accordingly, upon conversion of a note, a holder may not receive any shares of our common stock, or it might receive fewer shares of common stock relative to the conversion value of the note. Further, our liquidity may be reduced to the extent that we choose to deliver cash rather than shares of common stock upon conversion of notes.

IF WE ELECT TO SETTLE UPON CONVERSION IN CASH OR A COMBINATION OF CASH AND COMMON STOCK, THERE WILL BE A DELAY IN SETTLEMENT.

      If we elect to settle upon conversion of notes in cash or a combination of cash and our common stock, settlement will be delayed until the 31st trading day following our receipt of the holder's conversion notice, unless the cash settlement averaging period is extended under certain circumstances or the holder submits its conversion notice within 30 trading days prior to maturity. See "Description of the Notes -- Conversion Rights -- Conversion Procedures -- Settlement Upon Conversion."

SOME SIGNIFICANT RESTRUCTURING TRANSACTIONS MAY NOT CONSTITUTE A FUNDAMENTAL CHANGE, IN WHICH CASE WE WOULD NOT BE OBLIGATED TO OFFER TO REPURCHASE THE NOTES.

      Upon the occurrence of a fundamental change, which includes certain change of control events involving us, we will be required to offer to repurchase all outstanding notes. The holders of the notes will have the right to require us to repurchase the notes in the event of a change of control as a result of negotiations between us and the initial purchasers. However, the fundamental change provisions will not afford protection to holders of notes in the event of certain transactions. For example, transactions such as leveraged recapitalizations, refinancings, restructurings or acquisitions initiated by us would not constitute a change of control and, therefore, would not constitute a fundamental change requiring us to repurchase the notes. Certain other transactions may not constitute a change of control because they do not involve a change in voting power or beneficial ownership of the magnitude required under the definition of change of control. In the event of any such transaction, the holders would not have the right to require us to repurchase the notes, even though each of these transactions could increase the amount of our indebtedness, or otherwise adversely affect our capital structure or any credit ratings, thereby adversely affecting the holders of notes.

      In addition, the definition of change of control in the indenture includes a phrase relating to the sale of all or substantially all of the properties and assets of PRX and its subsidiaries on a consolidated basis. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under New York law, which governs the indenture and the notes, or under the law of Delaware, PRX's state of incorporation. Accordingly, the ability of a holder of notes to require us to repurchase the notes as a result of a sale of less than substantially all of the properties and assets of PRX and its subsidiaries on a consolidated basis may be uncertain.

EVEN IF A FUNDAMENTAL CHANGE DOES OCCUR TRIGGERING OUR OBLIGATION TO REPURCHASE THE NOTES, WE MAY NOT HAVE THE FUNDS NECESSARY TO REPURCHASE THE NOTES.

      Holders may require us to purchase their notes upon a fundamental change as described under "Description of the Notes -- Repurchase of Notes at a Holder's Option Upon a Fundamental Change." If we do not have access to sufficient funds to repurchase any or all of the notes, however, we would not be able to repurchase them. As a holding company, we are dependent upon dividends, loans and other permitted payments from our subsidiaries to enable us to meet our obligations under the notes, including our obligation to repurchase the notes upon a fundamental change. We might require third-party financing to effect a repurchase, but we cannot assure holders that we would be able to obtain that financing in the amounts required on acceptable terms, or at all.

IF WE PAY CASH DIVIDENDS ON OUR COMMON STOCK, YOU MAY BE DEEMED TO HAVE RECEIVED A TAXABLE DIVIDEND WITHOUT THE RECEIPT OF ANY CASH.

      If we pay a cash dividend on our common stock, we are required under the indenture to adjust the conversion rate. As a result of the adjustment to the conversion rate, you may be deemed to have received a taxable dividend subject to United States federal income tax without the receipt of any cash. See "Certain United States Federal Income Tax Consequences -- U.S. Holders -- Constructive Dividends" and "-- Non-U.S. Holders -- Constructive Dividends."

IF A CONVERSION CONTINGENCY IS MET, OUR EARNINGS PER SHARE ON A DILUTED BASIS COULD DECREASE AS A RESULT OF THE INCLUSION OF ALL OF THE SHARES UNDERLYING THE NOTES IN THE CALCULATION OF SUCH EARNINGS.

      The holders of the notes are entitled to convert the notes into shares of our common stock (or, if we elect, cash or a combination of cash and common stock), in the event that, among other circumstances, the closing sale price of our common stock for at least 20 trading days in any 30-consecutive trading day period is equal to or greater than 110% of the conversion price in effect on that 30th trading day, after which event, the notes will remain convertible until maturity. Until this conversion contingency or another conversion contingency is met, the shares underlying the notes are not included in the calculation of our basic or diluted earnings per share. Should a conversion contingency be met, fully diluted earnings per share would be expected to decrease as a result of the inclusion of all of the underlying shares in the fully diluted earnings per share calculation.

THE CONVERSION RATE OF THE NOTES MAY NOT BE ADJUSTED FOR ALL DILUTIVE EVENTS, INCLUDING THIRD PARTY TENDER OR EXCHANGE OFFERS THAT MAY ADVERSELY AFFECT THE TRADING PRICE OF THE NOTES OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF THE NOTES.

      The conversion rate of the notes is subject to adjustment upon certain events, including the issuance of stock dividends on our common stock, the issuance of rights or warrants, subdivisions, combinations, distributions of capital stock, indebtedness or assets, cash dividends and issuer tender or exchange offers as described under "Description of the Notes -- Conversion Rights -- Conversion Rate Adjustments." The conversion rate, however, will not be adjusted for certain other events, such as third-party tender or exchange offers, that may adversely affect the trading price of the notes or the common stock issuable upon conversion of the notes.

HEDGING TRANSACTIONS AND OTHER TRANSACTIONS MAY ADVERSELY AFFECT THE MARKET PRICE OF OUR COMMON STOCK OR THE NOTES.

      We used a significant portion of the net proceeds from this offering to purchase call options on our common stock from an affiliate of Bear, Stearns & Co. Inc., one of the initial purchasers of the notes, which call options are intended to mitigate dilution from any conversion of the notes. The cost of these call options was partially offset by our sale to such affiliate of Bear, Stearns & Co. Inc. of warrants to acquire shares of our common stock. In connection with these hedging arrangements, Bear, Stearns & Co. Inc. and its affiliates have taken positions in our common stock in secondary market transactions and entered into various derivative transactions. In addition, Bear, Stearns & Co. Inc. and its affiliates, or any transferee of any of its positions, may modify its hedge positions from time to time prior to conversion or maturity of the notes by purchasing and selling shares of our common stock, our other securities or other instruments. Such activities may adversely affect the market price of our common stock or the notes. In addition, the existence of the notes or differences in the trading prices of the notes and our common stock may encourage short selling in our common stock by market participants because the conversion of the notes could depress the price of our common stock.

THERE IS NO ACTIVE MARKET FOR THE NOTES AND IF AN ACTIVE TRADING MARKET DOES NOT DEVELOP FOR THESE NOTES, THE MARKET PRICE OF THE NOTES MAY DECLINE OR YOU MAY NOT BE ABLE TO RESELL YOUR NOTES.

      The notes are a new issue of securities for which there is currently no trading market. The notes are eligible for trading on The Nasdaq Stock Market's screen-based automated trading system known as The PORTAL Market. However, we do not intend to list the notes on any national securities exchange or to seek the admission of the notes for trading on the Nasdaq National Market. We have been advised by the initial purchasers that they currently intend to make a market in the notes. However, they are not obligated to do so and any market-making activities with respect to the notes may be discontinued by them at any time without notice. In addition, any market-making activity will be subject to limits imposed by law. We cannot assure you that any active market in the notes will develop, or if one does develop, that it will be maintained. To the extent that an active trading market does not develop, the price at which you may be able to resell your notes, if at all, may be less than the price you paid for them.

      Further, even if an active market were to exist, the notes could trade at prices that may be lower than the initial offering price depending on many factors, including prevailing interest rates and the market for similar securities, the trading price of our common stock, general economic and financial conditions and our financial condition, performance and prospects. The liquidity of, and the trading market for, the notes may be adversely affected by general declines or disruptions in the market for non-investment grade debt.

OUR NOTES MAY NOT BE RATED OR MAY RECEIVE A LOWER RATING THAN ANTICIPATED BY INVESTORS, WHICH COULD CAUSE A DECLINE IN THE LIQUIDITY AND/OR MARKET PRICE OF THE NOTES.

      We believe that one or more rating agencies may rate the notes. If one or more rating agencies assign the notes a rating lower than expected by investors, the liquidity and/or market price of the notes may decline significantly.

THE MARKET PRICE OF OUR COMMON STOCK MAY CONTINUE TO BE SUBJECT TO WIDE FLUCTUATIONS FOR VARIOUS REASONS, WHICH COULD ADVERSELY AFFECT OUR STOCKHOLDERS.

      The market price of our common stock has been and may continue to be volatile. The closing sales prices of our common stock ranged from a low of $16.10 to a high of $33.20 in 2002 and from a low of $29.35 to a high of $74.71 during the period from January 1, 2003 to March 4, 2004. The market price of our common stock may continue to fluctuate widely for any one or more of the following reasons, among others:

      o actual or anticipated variations in our quarterly operating results or condition (financial and other) or those of our competitors;

      o announcements by us or our competitors of new and enhanced products or acquisitions of new businesses;

      o    market conditions or trends in the pharmaceutical industry;

      o developments or disputes (including lawsuits) concerning proprietary rights;

      o introduction of technologies or product enhancements by others that reduce the need for our products;

      o    changes in financial estimates by securities analysts;

      o    general economic and political conditions;

      o    departures of key personnel;

      o    changes in the market valuations of our competitors;

      o    regulatory considerations;

      o sales of a large amount of our common stock could cause volatility of our share price and may have a significant impact on the market price of our common stock;

      o failure of our operating results in some quarters to meet the expectations of stock market analysts and investors;

      o preferred stock that we may issue could have other rights, including economic rights, senior to our common stock so that the issuance of such preferred stock could adversely affect the market value of our common stock and also have the effect of delaying, deferring or preventing a change of control of us without any action by our common stockholders; and

      o    the other risk factors listed in this section.

ANTI-TAKEOVER PROVISIONS OF OUR CERTIFICATE OF INCORPORATION AND UNDER DELAWARE LAW, AS WELL AS CERTAIN TERMS OF THE NOTES, COULD HINDER ATTEMPTS TO REPLACE OUR MANAGEMENT.

      Under our certificate of incorporation, our board of directors has staggered terms, which may have the effect of making us a less attractive target for unsolicited acquisition by a person or company that does not have the support of our board of directors by making it more difficult for such person or company to obtain control over us by replacing our directors and current management. With certain exceptions, Section 203 of the Delaware General Corporation Law, or the DGCL, prohibits a publicly held Delaware corporation from engaging in a range of "business combinations" with an "interested stockholder" (defined generally as a person owning 15% of more of a corporation's outstanding voting stock) for three years following the date such person became an interested stockholder. A Delaware corporation may opt out of DGCL Section 203 through an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from amendments approved by the holders of a majority of its outstanding voting shares. We have not opted out of DGCL Section 203. Section 203 of the DGCL may discourage persons from making a tender offer for or acquisitions of substantial amounts of our common stock. This could have the effect of inhibiting changes in management and may also prevent price increases in our common stock that often result from takeover attempts.

      Additionally, upon a fundamental change (as described under "Description of the Notes - Repurchase of Notes at a Holder's Option Upon a Fundamental Change"), including a change of control of our company, the holders of the notes may require us to repurchase for cash all or any part of their notes at a repurchase price equal to 100% of the principal amount plus accrued and unpaid interest and additional interest, if any, to the repurchase date. The fundamental change repurchase feature may also make more difficult or discourage a takeover of PRX and/or the removal of incumbent management.

OUR FORMER INDEPENDENT PUBLIC ACCOUNTANT, ARTHUR ANDERSEN LLP, HAS BEEN FOUND GUILTY OF FEDERAL OBSTRUCTION OF JUSTICE CHARGES AND CEASED OPERATIONS; YOU ARE UNLIKELY TO BE ABLE TO EXERCISE EFFECTIVE REMEDIES AGAINST SUCH FIRM IN ANY LEGAL ACTION.

      Our consolidated financial statements and the related financial statement schedules as of December 31, 2001 and 2000, and for each of the two years in the period then ended, incorporated by reference in this prospectus, were audited by Arthur Andersen LLP. On March 14, 2002, Arthur Andersen was indicted on federal obstruction of justice charges arising from the federal government's investigation of Enron Corporation. On June 15, 2002, a jury returned with a guilty verdict against Arthur Andersen following a trial. Following the jury verdict and the underlying events, on August 31, 2002, Arthur Andersen ceased operations and is no longer in a position to reissue its audit reports or to provide its consent to include the 2001 and 2000 financial statements to be included in this prospectus. Accordingly, Arthur Andersen has not performed any procedures in connection with this offering. Events arising out of the indictment and conviction will likely preclude Arthur Andersen from satisfying any claims arising from the provision of auditing services to us, including claims that may arise out of Arthur Andersen's audit of financial statements incorporated by reference in this prospectus.

                           FORWARD-LOOKING STATEMENTS

      This prospectus contains or incorporates by reference certain forward-looking statements, and we intend that such forward-looking statements be subject to the safe harbor provisions of the federal securities laws. When used, statements that are not historical in nature, including those containing words such as "anticipate," "estimate," "should," "expect," "believe," "plan," "may," "will," "intend" and words of similar import, are intended to identify forward-looking statements. In addition, we, through our senior management, from time to time make forward-looking oral and written public statements concerning our future operations and other events and developments. You are cautioned that, while our forward-looking statements reflect our good faith belief and reasonable judgment based upon current information, they are not guarantees of future performance and are subject to known and unknown risks and uncertainties. Statements regarding the following subjects are forward-looking by their nature:

      o    competitive factors;

      o    general economic and financial conditions;

      o    relationships with pharmaceutical companies;

      o    the ability to develop safe and efficacious drugs;

      o    variability, amounts of revenues and gross margin;

      o    ability to enter into future collaborative agreements;

      o    governmental regulation;

      o    changes in industry practices;

      o    one-time or non-recurring events;

      o    our business strategy;

      o    projected sources and uses of funds from operations;

      o    potential liability with respect to legal proceedings; and

      o    potential effects of proposed legislation and regulatory action.

      Other risks, uncertainties and other factors, including those discussed under the "Risk Factors" section of this prospectus, could cause our actual results to differ materially from those projected in any forward-looking statements that we make. We are not obligated, and assume no duty, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any forward-looking statements, whether made in this prospectus or elsewhere, should be considered in context with the risk factors discussed or incorporated by reference in this prospectus and the disclosures made by us about our business and operations in our public reports incorporated herein by reference.

                       RATIO OF EARNINGS TO FIXED CHARGES

      The following table sets forth the ratio of our earnings to fixed charges for each of the periods indicated:

                                                                                        THREE        TWELVE        NINE
                                                                                        MONTHS       MONTHS       MONTHS
                                                                                        ENDED        ENDED        ENDED
                                                 FISCAL YEARS ENDED DECEMBER 31,        DEC. 31,    SEPT. 30,    SEPT. 28,
                                         ---------------------------------------       -----------------------------------
                                           2002        2001       2000          1999      1998        1998        2003
                                         --------   --------   --------    --------    --------    --------     --------
Earnings (losses) before taxes           $130,253    $75,932    ($1,651)    ($2,496)    ($7,063)    ($9,809)    $139,374
Fixed Charges
 Interest expense attributable to rent       $332       $148       $170        $203         $57        $224         $550
 Interest expense                            $148       $626       $933        $238         $37        $721         $104
                                         --------   --------   --------    --------    --------    --------     --------
Earnings (losses) before taxes plus      $130,733    $76,706      ($548)    ($2,055)    ($6,969)    ($8,844)    $140,028
 fixed charges
Ratio of earnings to fixed charges (1)..   272.36      99.10        (2)        (2)         (2)         (2)        214.11
----------
(1) For purposes of determining the ratio of earnings to fixed charges, earnings are defined as income (loss) before income taxes, extraordinary items and cumulative effect of changes in accounting principle plus fixed charges.
    Fixed charges include interest expense on all indebtedness, amortization and deferred financing costs and one-third of rental expenses on operating leases, representing that portion of rental expenses deemed by our management to be attributable to interest.

(2) Earnings were insufficient to cover fixed charges.


                                 USE OF PROCEEDS

We will not receive any proceeds from the sale by any selling securityholder of the notes or the shares of any common stock issued upon any conversion of the notes.

                             SELLING SECURITYHOLDERS

We originally issued the notes in a private placement that closed in September 2003 to Bear, Stearns & Co. Inc., CIBC World Markets and U.S. Bancorp Piper Jaffray, or the initial purchasers. The notes were resold by the initial purchasers to qualified institutional buyers under Rule 144A under the Securities Act in transactions exempt from registration under the Securities Act. Selling securityholders may offer and sell the notes and, if converted, any underlying shares of common stock issued from time to time pursuant to this prospectus.

The following table contains information as of March 4, 2004, with respect to the selling securityholders and the principal amount of notes and the underlying shares of common stock beneficially owned by each of the selling securityholders that may be offered using this prospectus.


                              PRINCIPAL
                              AMOUNT OF                                          PERCENTAGE (%) OF
                                NOTES        PERCENTAGE     NUMBER (#) OF     OUTSTANDING COMMON STOCK
                            BENEFICIALLY       (%) OF        SHARES OF COMMON   TO BE BENEFICIALLY OWNED
                           OWNED THAT MAY      NOTES        STOCK THAT MAY BE     AFTER COMPLETION OF
     NAME(1)                   BE SOLD       OUTSTANDING       SOLD(2)              OFFERING(3)
1976 Distribution
  Trust FBO A.R
  Lauder /
  Zinterhofer                     $9,000         **             101                       --


                              PRINCIPAL
                              AMOUNT OF                                          PERCENTAGE (%) OF
                                NOTES        PERCENTAGE     NUMBER (#) OF     OUTSTANDING COMMON STOCK
                            BENEFICIALLY       (%) OF        SHARES OF COMMON   TO BE BENEFICIALLY OWNED
                           OWNED THAT MAY      NOTES        STOCK THAT MAY BE     AFTER COMPLETION OF
     NAME(1)                   BE SOLD       OUTSTANDING       SOLD(2)              OFFERING(3)
2000 Revocable
  Trust FBO A.R
  Lauder /
  Zinterhofer                     $9,000         **             101                       --
Advent
  Convertible
  Master (Cayman)
  L.P                        $12,347,000         6.2        139,106                       --
AG Domestic
  Convertibles, LP            $5,900,000         3.0         66,471                       --
AG Offshore
  Convertibles
  Ltd                        $11,100,000         5.6        125,056                       --
Akela Capital
  Master Fund,
  Ltd                        $10,000,000         5.0        112,663                       --
Alcon Laboratories              $463,000         0.2          5,216                       --
Alpha US Sub Fund
  4 LLC                         $544,000         0.3          6,129                       --
Arapahoe County
  Colorado                       $57,000          **            642                       --
Arlington County
  Employees
  Retirement
  System                        $805,000         0.4          9,069                       --
Asante Health
  Systems                       $119,000         0.1          1,341                       --
Aventis Pension
  Master Trust                  $200,000         0.1          2,253                       --
B.C. McCabe
  Foundation                    $220,000         0.1          2,479                       --
Bear, Stearns &
  Co. Inc.                    $2,000,000         1.0         22,533                       --
BNP Paribas
  Arbitrage                   $2,000,000         1.0         22,533                       --
Boilmaker -
  Blacksmith
  Pension Trust               $1,100,000         0.6         12,393                       --
BP Amoco PLC
  Master Trust                  $558,000         0.3          6,287                       --
British Virgin
  Islands Social
  Security Board                $105,000         0.1          1,183                       --
CALAMOS(R)
  Convertible
  Growth and
  Income Fund -
  CALAMOS(R)
  Investment
  Trust                      $18,400,000         9.2        207,301                       --
CALAMOS(R)Global
  Convertible
  Fund - CALAMOS(R)
  Investment Trust              $540,000         0.3          6,084                       --
California
  Wellness
  Foundation                    $320,000         0.2          3,605                       --
Chrysler
  Corporation
  Master
  Retirement
  Trust                       $2,670,000         1.3         30,081                       --
City and County
  of San
  Francisco
  Retirement
  System                      $1,774,000         0.9         19,987                       --

                              PRINCIPAL
                              AMOUNT OF                                          PERCENTAGE (%) OF
                                NOTES        PERCENTAGE     NUMBER (#) OF     OUTSTANDING COMMON STOCK
                            BENEFICIALLY       (%) OF        SHARES OF COMMON   TO BE BENEFICIALLY OWNED
                           OWNED THAT MAY      NOTES        STOCK THAT MAY BE     AFTER COMPLETION OF
     NAME(1)                   BE SOLD       OUTSTANDING       SOLD(2)              OFFERING(3)
City of New
  Orleans                       $243,000         0.1          2,738                       --
City University
  of New York                   $181,000         0.1          2,039                       --
CNH CA Master
  Account, L.P.               $2,000,000         1.0         22,533                       --
Credit Suisse
  First Boston LLC            $2,850,000         1.4         32,109                       --
CSS, L.L.C                    $2,350,000         1.2         26,476                       --
DB Equity
  Opportunities
  Master
  Portfolio Ltd.              $2,000,000         1.0         22,533                       --
DBAG London                   $5,375,000         2.7         60,557                       --
DeAM Convertible
  Arbitrage                   $1,000,000         0.5         11,773                       --
Delaware Public
  Employees
  Retirement
  System                      $1,864,000         0.9         21,001                       --
Delta Air Lines
  Master Trust -
  CV                          $1,100,000         0.6         12,393                       --
Delta Pilots
  Disability and
  Survivorship
  Trust                         $310,000         0.2          3,493                       --
Delta Pilots
  Disability &
  Survivorship
  Trust - CV                    $535,000         0.3          6,028                       --
Deutsche Bank
  Securities Inc.               $125,000         0.1          1,408                       --
DKR
----------------
 SandShore
  Opportunity
  Holding Fund
  Ltd                         $1,500,000         0.8         16,900                       --
Dorinco
  Reinsurance
  Company                       $600,000         0.3          6,760                       --
Excelsior Master
  Fund L.P.                   $1,000,000         0.5         11,266                       --
Fore Convertible
  Master Fund Ltd.            $5,000,000         2.5         56,332                       --
Grady Hospital
  Foundation                    $160,000         0.1          1,803                       --
Guggenheim
  Portfolio
  Company VIII,
  LLC                         $2,000,000         1.0         22,533                       --
Guggenheim
  Portfolio Co.
  XV, LLC                       $375,000         0.2          4,225                       --
Hfr Arbitrage Fund              $552,000         0.3          6,290                       --

                              PRINCIPAL
                              AMOUNT OF                                          PERCENTAGE (%) OF
                                NOTES        PERCENTAGE     NUMBER (#) OF     OUTSTANDING COMMON STOCK
                            BENEFICIALLY       (%) OF        SHARES OF COMMON   TO BE BENEFICIALLY OWNED
                           OWNED THAT MAY      NOTES        STOCK THAT MAY BE     AFTER COMPLETION OF
     NAME(1)                   BE SOLD       OUTSTANDING       SOLD(2)              OFFERING(3)
Hotel Union &
  Hotel Industry
  of Hawaii
  Pension Plan                  $199,000         0.1          2,242                       --
Independence Blue
  Cross                         $479,000         0.2          5,397                       --
Intl. Truck &
  Engine Corp.
  Non-
  Contributory
  Retirement Plan
  Trust                         $500,000         0.3          5,633                       --
Intl. Truck &
  Engine Corp.
  Retirement Plan
  for Salaried
  Employee's Trust              $750,000         0.4          8,450                       --
Jefferies &
  Company Inc.                    $4,000          **             45                       --
KeySpan Foundation               $70,000          **            789                       --
Knoxville
  Utilities Board
  Retirement
  System                        $100,000         0.1          1,127                       --
Lord Abbett
  Investment
  Trust - LA
  Convertible Fund            $1,165,000         0.6         13,125                       --
Lyxor                         $1,444,000         0.7         16,269                       --
Macomb County
  Employees'
  Retirement
  System                        $230,000         0.1          2,591                       --
Man Mac 1 Limited             $2,000,000         1.0         22,533                       --
Maystone
  Continuum
  Master Fund,
  Ltd                         $4,500,000         2.3         50,699                       --
Merrill Lynch
  Insurance Group               $306,000         0.2          3,448                       --
Microsoft
  Corporation                   $920,000         0.5         10,365                       --
MLQA Convertible
  Securities
  Arbitrage                   $5,000,000         2.5         56,332                       --
Motion Picture
  Industry Health
  Plan - Active
  Member Fund                   $275,000         0.1          3,098                       --
Motion Picture
  Industry Health
  Plan - Retiree
  Member Fund                   $180,000         0.1          2,028                       --
Municipal
  Employees                     $287,000         0.1          3,233                       --
National Bank of
  Canada                      $3,000,000         1.5         33,799                       --
National Fuel &
  Gas Company
  Retirement Plan               $170,000         0.1          1,915                       --
New Orleans
  Firefighters
  Pension /
  Relief Fund                   $163,000         0.1          1,836                       --

                              PRINCIPAL
                              AMOUNT OF                                          PERCENTAGE (%) OF
                                NOTES        PERCENTAGE     NUMBER (#) OF     OUTSTANDING COMMON STOCK
                            BENEFICIALLY       (%) OF        SHARES OF COMMON   TO BE BENEFICIALLY OWNED
                           OWNED THAT MAY      NOTES        STOCK THAT MAY BE     AFTER COMPLETION OF
     NAME(1)                   BE SOLD       OUTSTANDING       SOLD(2)              OFFERING(3)
Occidental
  Petroleum
  Corporation                   $322,000         0.2          3,628                       --
OCM Convertible
  Trust                       $2,220,000         1.1         25,011                       --
OCM Global
  Convertible
  Securities Fund
  - DC                          $210,000         0.1          2,366                       --
Ohio Bureau of
  Workers
  Compensation                  $165,000         0.1          1,859                       --
Oxford, Lord
  Abbett & Co.                $1,660,000         0.8         18,702                       --
Partner
  Reinsurance
  Company Ltd.                  $935,000         0.5         10,534                       --
Policeman and
  Firemen
  Retirement
  System of the
  City of Detroit               $604,000         0.3          6,805                       --
Pro-mutual                      $989,000         0.5         11,142                       --
Putnam
  Convertible
  Income-Growth
  Trust                       $3,500,000         1.8         39,432                       --
Pyramid Equity
  Strategies Fund               $500,000         0.3          5,633                       --
Qwest
  Occupational
  Health Trust                  $305,000         0.2          3,436                       --
Radcliffe SPC,
  Ltd                         $1,500,000         0.8         16,900                       --
Ramius, LP                       $75,000          **            845                       --
RCG Baldwin, LP                 $300,000         0.2          3,380                       --
RCG Latitude
  Master Fund, LTD            $4,500,000         2.3         50,699                       --
RCG Multi
  Strategy Master
  Fund, LTD                   $1,500,000         0.8         16,900                       --
S G Cowen
  Securities
  Corporation                $16,000,000         8.0        180,261                       --
S.A.C. Capital
  Associates, LLC             $2,750,000         1.4         30,982                       *
Salomon Brothers
  Asset
  Management, Inc.           $10,000,000         5.0        112,663                       --
SCI Endowment
  Care Common
  Trust Fund -
  First Union                    $30,000          **            338                       --
SCI Endowment
  Care Common
  Trust Fund -
  National
  Fiduciary
  Services                      $125,000         0.1          1,408                       --
SCI Endowment
  Care Common
  Trust Fund -

                              PRINCIPAL
                              AMOUNT OF                                          PERCENTAGE (%) OF
                                NOTES        PERCENTAGE     NUMBER (#) OF     OUTSTANDING COMMON STOCK
                            BENEFICIALLY       (%) OF        SHARES OF COMMON   TO BE BENEFICIALLY OWNED
                           OWNED THAT MAY      NOTES        STOCK THAT MAY BE     AFTER COMPLETION OF
     NAME(1)                   BE SOLD       OUTSTANDING       SOLD(2)              OFFERING(3)
  Suntrust                       $65,000         **             732                       --
Sphinx
  Convertible Arb
  Fund SPC                      $222,000         0.1          2,501                       --
SSI Blended
  Market Neutral
  L.P                           $395,000         0.2          4,450                       --
SSI Hedged
  Convertible
  Market Neutral
  L.P                           $430,000         0.2          4,845                       --
State Employees'
  Retirement Fund
  of the State of
  Delaware                    $1,240,000         0.6         13,970                       --
State of Maryland
  Retirement
  Agency                      $3,850,000         1.9         43,375                       __
Tag Associates                  $113,000         0.1          1,273                       --
TD Securities
  (USA) Inc.                 $10,000,000         5.0        112,663                       --
The Cockrell
  Foundation                     $55,000          **            620                       --
The Grable
  Foundation                    $100,000         0.1          1,127                       --
Total Fina Elf
  Finance USA,
  Inc                           $265,000         0.1          2,986                       --
Travelers
  Indemnity
  Company -
  Commercial Lines              $270,000         0.1          3,042                       --
Travelers
  Indemnity
  Company -
  Personal Lines                $180,000         0.1          2,028                       --
Triarc Companies,
  Inc                         $3,000,000         1.5         33,799                       --
Trustmark
  Insurance                     $408,000         0.2          4,597                       --
UBS O'Connor LLC                $100,000         0.1          1,127                       --
Univar USA Inc.
  Retirement Plan               $240,000         0.1          2,704                       --
UnumProvident
  Corporation                   $525,000         0.3          5,915                       --
US Bancorp Piper
  Jaffray                     $5,000,000         2.5         56,332                       --
Vanguard
  Convertible
  Securities
  Fund, Inc.                 $10,705,000         5.4        120,606                       --
Viacom Inc.
  Pension Plan
  Master Trust                   $18,000          **            203                       --
Wachovia Bank
  National
  Association                 $4,000,000         2.0         45,065                       --
Xavex Convertible
  Arbitrage 5 Fund              $750,000         0.4          8,450                       --

                              PRINCIPAL
                              AMOUNT OF                                          PERCENTAGE (%) OF
                                NOTES        PERCENTAGE     NUMBER (#) OF     OUTSTANDING COMMON STOCK
                            BENEFICIALLY       (%) OF        SHARES OF COMMON   TO BE BENEFICIALLY OWNED
                           OWNED THAT MAY      NOTES        STOCK THAT MAY BE     AFTER COMPLETION OF
     NAME(1)                   BE SOLD       OUTSTANDING       SOLD(2)              OFFERING(3)
Zurich
  Institutional
  Benchmarks
  Master Fund Ltd.            $1,174,000         0.6         13,227                       --

*   Represents less than 1%.
**  Represents less than 0.1% of the note    s outstanding.

(1) Information concerning the selling securityholders listed above will, from time to time, be set forth in prospectus supplements or amendments to the registration statement, if required. Information that we obtain about additional selling securityholders will be set forth in post-effective amendments to the registration statement of which this prospectus is a part.

(2) Assumes the conversion of all of the holder's notes at a conversion price of $88.76 per share of common stock. However, this conversion price is subject to adjustment as described under "Description of the Notes -- Conversion Rights." As a result, the number of shares of common stock issuable upon conversion of the notes may increase or decrease in the future.

(3) Calculated based on 34,476,034 shares of common stock outstanding as of March 4, 2004 plus the number of shares issuable upon conversion of the notes. Represents the percentage of the selling stockholder's common stock into which the notes may be convertible after completion of this offering based on the assumption that all shares registered for sale hereby will be sold. However, the selling securityholders may offer all, some or none of the shares offered pursuant to this prospectus.

We prepared this table based upon the information supplied to us in writing by the selling securityholders named in the table.

The selling securityholders listed in the above table may have sold or transferred, in transactions intended to be exempt from the registration requirements of the Securities Act, some or all of their notes since the date on which the information in the above table is presented. Information about the selling securityholders may change over time. Any changed or additional information will be set forth in prospectus supplements or amendments to the registration statement of which this prospectus is a part, if required.

Because the selling securityholders may offer all or some of their notes or the underlying shares of common stock from time to time, we cannot estimate the amount of the notes or underlying shares of common stock that will be held by the selling securityholders at any given time. See "Plan of Distribution."

                              PLAN OF DISTRIBUTION

We will not receive any of the proceeds of the resale of the notes or, if converted, the underlying shares of common stock offered by this prospectus. The notes and the underlying shares of common stock (if and to the extent any notes are converted) may be resold from time to time to purchasers:

   o directly by the selling securityholders; or

   o through underwriters, broker-dealers or agents that may receive compensation in the form of discounts, concessions or commissions from the selling securityholders or the purchasers of the notes and/or the underlying shares of common stock.

The selling securityholders and any such broker-dealers or agents who participate in the distribution of the notes and the underlying shares of common stock may be deemed to be "underwriters." As a result, any profits on the sale of the notes and underlying shares of common stock by selling securityholders and any discounts, commissions or concessions received by any such broker-dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act. If the selling securityholders were to be deemed underwriters, the selling securityholders may be subject to certain statutory liabilities of, including, but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

If the notes and underlying shares of common stock are sold through underwriters or broker-dealers or agents, the selling securityholders will be responsible for all underwriting discounts or commissions or agent's commissions.

The notes and underlying shares of common stock may be sold in one or more transactions at:

   o fixed prices;

   o prevailing market prices at the time of sale;

   o varying prices determined at the time of sale; or

   o negotiated prices.

These sales may be effected in transactions:

   o on any national securities exchange or quotation service on which the notes or underlying shares of common stock may be listed or quoted at the time of the sale, including the New York Stock Exchange in the case of the shares of common stock;

   o in the over-the-counter market;

   o in transactions otherwise than on such exchanges or services or in the over-the-counter market; or

   o through the writing of call or put options.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

In connection with the sales of the notes and underlying shares of common stock or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers. These broker-dealers may, in turn, engage in short sales of the notes and underlying shares of common stock in the course of hedging their positions. The selling securityholders may also sell the notes and underlying shares of common stock short and deliver notes and/or underlying shares of common stock to close out short positions, or loan or pledge notes and/or underlying shares of common stock to broker-dealers that, in turn may sell the notes and underlying shares of common stock.

To our knowledge, there are currently no plans, arrangements or understandings between or among any selling securityholders and any underwriter, broker-dealer or agent regarding the sale of the notes and the underlying shares of common stock by the selling securityholders. There can be no assurance that any selling securityholders will sell any or all of the notes and, if converted, the underlying shares of common stock offered by them pursuant to this prospectus. Any notes or underlying shares of common stock covered by this prospectus that qualify for sale pursuant to Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A, rather than pursuant to this prospectus. In addition, we cannot assure you that any such selling securityholder will not transfer, distribute, devise or gift the notes and/or the underlying shares of common stock by other means not described in this prospectus.

Our shares of common stock trade on the New York Stock Exchange under the symbol "PRX." We cannot assure you as to the development of liquidity or any active trading market for the notes. See "Risk Factors - There is no active market for the notes and if an active trading market does not develop for these notes, the market price of the notes may decline or you may not be able to resell your notes."

The selling securityholders and any other person participating in such distribution will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the notes and the underlying shares of common stock by the selling securityholders and any other such person. In addition, Regulation M of the Exchange Act may restrict the ability of any person engaged in the distribution of the notes and/or, if converted, the underlying shares of common stock to engage in market-making activities with respect to the notes and/or the underlying shares of common stock being distributed for a period of up to five business days prior to the commencement of such distribution. This may adversely affect the marketability of the notes and the underlying shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the notes and the underlying shares of common stock.

Pursuant to the registration rights agreement that we entered into with the initial purchasers as of September 30, 2003, which is filed as an exhibit to the registration statement of which this prospectus forms a part, we and the selling securityholders will be indemnified by the other(s) against certain liabilities, including certain liabilities under the Securities Act or will be entitled to contribution in connection with these liabilities. Additionally, pursuant to the purchase agreement that we entered into with the initial purchasers as of September 25, 2003, which is filed as an exhibit to the registration statement of which this prospectus forms a part, we have agreed to indemnify the initial purchasers and their affiliates for certain liabilities arising under the Securities Act, including any untrue or alleged untrue statement of material fact, or the omission thereof, in this prospectus.

We have agreed to pay substantially all of the expenses incidental to the registration, offering and sale of the notes and the underlying shares of common stock to the public other than commissions, fees and discounts of any underwriters, brokers, dealers and agents.

                            DESCRIPTION OF THE NOTES

     The 2.875% Senior Subordinated Convertible Notes due September 30, 2010, in the aggregate principal amount of $200,000,000, were issued under an indenture, dated September 30, 2003, between us and American Stock Transfer & Trust Company, as trustee. American Stock Transfer & Trust Company is also acting as paying agent, conversion agent, bid solicitation agent and registrar for the notes. The terms of the notes include those provided in such indenture, those made a part of the indenture by reference to the Trust Indenture Act of 1939, as amended, and those provided in the registration rights agreement, which, as discussed above, we entered into with the initial purchasers.

     The following description is only a summary of the material provisions of the notes, the indenture and the registration rights agreement. We urge you to read these documents in their entirety because they, and not this description, define your rights as holders of these notes. We will provide copies of the forms of indenture and registration rights agreement to you upon request.

     For purposes of this section of the prospectus, references to "PRX," "we," "our," or "us" refer only to Pharmaceutical Resources, Inc. and not any of its current or any future subsidiaries.

BRIEF DESCRIPTION OF THE NOTES

     The notes offered hereby:

       o bear interest at an annual rate of 2.875% of the principal amount, payable semi-annually, in arrears, on March 30 and September 30 of each year, commencing on March 30, 2004;

       o accrue additional interest if we fail to comply with certain obligations described under " -- Registration Rights;"

       o   are our general unsecured senior subordinated obligations, ranking

       (1) subordinate in right of payment to all of our existing and future senior indebtedness;

       (2) effectively subordinate in right of payment to all of the existing and future indebtedness and other liabilities of our subsidiaries;

       (3) equal in right of payment with any of our future senior subordinated indebtedness;

       (4) senior in right of payment to any of our future expressly subordinated indebtedness; and

       (5) effectively junior to any of our future secured indebtedness;

       o are convertible by the holder, at maturity or earlier only upon satisfaction of one of the conversion contingencies, into shares of our common stock initially at a conversion rate of 11.2660 shares of our common stock per $1,000 principal amount of notes (except in connection with any conversions following satisfaction of the note price conditions under certain circumstances), which represents a conversion price of approximately $88.76 per share; o have a conversion rate and conversion price that are subject to adjustments that are described under " -- Conversion Rights -- Conversion Rate Adjustments;"

       o provide, upon any conversion thereof, that we may choose to deliver, in lieu of our common stock, cash or a combination of cash and our common stock;

       o provide that if we elect to settle in common stock only, settlement will be as soon as practicable after we notify the holder of our chosen method of settlement, which must be on or before the trading day that is three trading days following receipt of the holder's conversion notice; if we elect to settle in cash or a combination of cash and common stock, settlement will be on the 31st trading day following our receipt of the holder's conversion notice, unless the cash settlement averaging period (as defined under "--Conversion Procedures--Settlement Upon Conversion") is extended under certain circumstances or the holder submits its conversion notice within 30 trading days prior to maturity;

       o   are not subject to redemption by us prior to maturity;

       o are subject at a holder's option to repurchase by us upon the occurrence of a fundamental change (as described under "--Repurchase of Notes at a Holder's Option Upon a Fundamental Change") at a repurchase price equal to 100% of the principal amount of the notes plus accrued and unpaid interest and additional interest, if any, to, but not including, the repurchase date;

       o   are eligible for trading on The PORTAL Market; and

       o are due on September 30, 2010 payable in cash in an amount equal to the principal amount per note, plus accrued and unpaid interest and additional interest, if any, unless earlier converted or repurchased by us at the holder's option.

     The indenture does not contain any financial covenants. The indenture generally does not restrict us from paying dividends, incurring additional indebtedness (except that senior indebtedness of PRX for borrowed money must be secured) or issuing or repurchasing other securities. In addition, our subsidiaries are not restricted under the indenture from incurring indebtedness. The indenture also does not protect a holder of notes in the event of a highly-leveraged transaction or a fundamental change, except to the extent described under "-- Repurchase of Notes at a Holder's Option Upon a Fundamental Change."

     No sinking fund is provided for the notes and the notes are not subject to defeasance.

     The notes were initially issued in book-entry form only in denominations of $1,000 principal amount and whole multiples thereof. Beneficial interests in the notes are shown on, and transfers of beneficial interests in the notes are effected only through, records maintained by The Depository Trust Company, or DTC, or its nominee, and such interests may not be exchanged for certificated notes except in limited circumstances.

     A holder of notes may present certificated notes for conversion and registration of transfer or exchange at our office or agency in New York City, which initially will be the principal corporate trust office of the trustee currently located at 59 Maiden Lane, New York, New York 10038. No service charge will be payable for any registration of transfer or exchange of notes, except in certain circumstances to cover any tax or other governmental charge that may be imposed.

PAYMENT AT MATURITY

     Each holder of $1,000 principal amount of notes shall be entitled to receive $1,000, and any accrued and unpaid interest and additional interest, to, but not including, the maturity date. Principal of the notes will be payable at our office or agency in New York City, which initially will be the principal corporate trust office of the trustee currently located at 59 Maiden Lane, New York, New York 10038.

INTEREST

     The notes bear interest at a rate of 2.875% per year from September 30, 2003. We will pay interest semi-annually, in arrears, on March 30 and September 30 of each year, beginning on March 30, 2004, to the holders of record at 5:00 p.m., New York City time, on the preceding March 15 and September 15, respectively. However, there are two exceptions to the requirement set forth in the immediately preceding sentence:

       o we will not pay in cash accrued interest on any notes when they are converted. See "-- Conversion Rights-- Conversion Procedures-- Other." If a holder of notes converts after the record date for an interest payment but prior to the corresponding interest payment date, the holder on the record date will receive, on that interest payment date, accrued interest on those notes (notwithstanding the conversion of those notes prior to that interest payment date) because that holder will have been the holder of record on the corresponding record date. However, at the time that such holder surrenders notes for conversion, the holder must pay to us an amount equal to the interest and additional interest, if any, that has accrued and that will be paid on the related interest payment date; and

       o we will pay interest to a person other than the holder of record on the record date on the maturity date or, in connection with a fundamental change, on the fundamental change repurchase date if it is after a record date but on or before the corresponding interest payment date. In either case, we will pay accrued and unpaid interest only to the person to whom we pay the principal amount.

       Except as provided below, we will pay interest on:

       o   global notes to DTC in immediately available funds;

       o any certificated notes having an aggregate principal amount of more than $5,000,000 by wire transfer in immediately available funds, if requested by the holders of those notes, to such holders' accounts; and

       o any certificated notes having an aggregate principal amount of $5,000,000 or less by check mailed to the holders of those notes.

     At maturity, interest on certificated notes will be payable at the principal corporate trust office of the trustee, currently located at 59 Maiden Lane, New York, New York 10038.

     Interest generally is computed on the basis of a 360-day year comprising twelve 30-day months. If a payment date is not a business day, payment will be made on the next succeeding business day, and no additional interest will accrue thereon.

CONVERSION RIGHTS

        GENERAL

     A holder will have the right, at its option, to convert its notes, or a portion of its notes, into shares of our common stock. This right to convert is available at any time prior to maturity under the circumstances described below, unless previously repurchased, initially at a conversion rate of 11.2660 shares of common stock per $1,000 principal amount of notes (equivalent to a conversion price of approximately $88.76 per share), except in connection with conversions following satisfaction of the note price conditions under certain circumstances. As described under "-- Conversion Procedures -- Settlement Upon Conversion," upon any conversion, we may choose to deliver, in lieu of common stock, cash or a combination of cash and common stock. The conversion rate, and thus the conversion price, is subject to the adjustments described under the caption " -- Conversion Rate Adjustments." A holder may convert only in denominations of $1,000 principal amount and whole multiples thereof.

     A holder may surrender notes for conversion prior to maturity only under the following circumstances:

     o if the sale price of our common stock for at least 20 trading days in any 30 consecutive trading day period is equal to or greater than 110% of the conversion price in effect on that 30th trading day, after the notes will remain convertible until maturity;

     o during the five consecutive trading day period following any 10 consecutive trading day period in which (1) the price of a note for each day of such period was less than 105% of the conversion value, as each term is defined under "--Conversion Upon Satisfaction of Note Price Conditions," and (2) the conversion value for each day of such period was less than 90% of the principal amount of a note; we refer to these two conditions together as the "note price conditions";

     o during any period in which, if the notes have been rated by either Moody's Investors Service, Inc. or Standard & Poor's Rating Group subsequent to their issuance, the credit rating assigned to the notes by either rating agency is downgraded by two or more rating levels, suspended or withdrawn; provided that we have no obligation to have the notes rated; or

     o during prescribed periods upon the occurrence of the specified corporate transactions discussed below under " -- Conversion Upon Specified Corporate Transactions."

     If the notes become convertible, we will promptly notify the holders of notes by first-class mail at their addresses shown in the register of the registrar. In addition, we will publish this information on our website, www.parpharm.com, and otherwise publicly disclose it.

     If a holder has exercised its right to require us to repurchase its notes as described under "-- Repurchase of Notes at a Holder's Option Upon a Fundamental Change," the holder may convert its notes only if it withdraws its repurchase notice prior to 5:00 p.m., New York City time, on the business day immediately preceding the repurchase date. If such holder converts its notes instead of requiring us to repurchase such notes for cash, such holder will not receive a cash payment of accrued and unpaid interest or additional interest, if any.

          CONVERSION UPON SATISFACTION OF COMMON STOCK PRICE CONDITION

     You will have the right to convert any or all of your notes if the sale price, as defined below, of our common stock for at least 20 trading days in any 30 consecutive trading day period is equal to or greater than 110% of the conversion price in effect on that 30th trading day. The initial conversion contingency price per share of our common stock is $97.64, which reflects the initial conversion price per share of common stock multiplied by 110%. The conversion price in effect on any day will equal the principal amount of a note divided by the conversion rate then in effect. Upon the satisfaction of this conversion contingency, the notes will remain convertible until stated maturity.

     The "sale price" of any share of common stock on any trading day means the closing sale price of such security (or if no closing sale price is reported, the average of the last bid and ask prices or, if there is more than one such bid or ask price, the average of the average last bid and the average last ask prices) on such date as reported on the New York Stock Exchange. If such security is not listed on the New York Stock Exchange, the "sale price" will be as reported on a national securities exchange or, if such security is not listed on a national securities exchange, as reported by the NASDAQ system or, if such security is not quoted on the NASDAQ system, as determined on the basis of quotations that we consider appropriate.

              CONVERSION UPON SATISFACTION OF NOTE PRICE CONDITIONS

     A holder will have the right to convert any or all of its notes at any time during the five-consecutive trading day period following any 10-consecutive trading day period in which:

     o the price of a note for each day of such period was less than 105% of the conversion value, as defined below under this caption; and

     o the conversion value for each day of such period was less than 90% of the principal amount of a note.

We refer to these two conditions together as the "note price conditions."

     Upon a conversion of notes following satisfaction of the note price conditions but prior to the satisfaction of the common stock price condition, we will deliver a number of shares and/or an amount of cash equal to the lesser of
(a) the principal amount of such notes divided by 1,000 and multiplied by the conversion rate and (b) the principal amount of such notes divided by the sale price of our common stock on the trading day immediately before the date of conversion. Upon a conversion of notes following satisfaction of the note price conditions after the satisfaction of the common stock price condition, we will deliver a number of shares and/or an amount of cash equal to the number and/or amount determined by clause (a) above.

     The "price of a note" on any date of determination means the average of the secondary market bid quotations per note obtained by the bid solicitation agent for $5,000,000 principal amount of the notes at approximately 4:00 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers that the bid solicitation agent selects. However, if three such bids cannot reasonably be obtained, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained, this one bid shall be used. If the bid solicitation agent cannot reasonably obtain at least one bid for $5 million principal amount of the notes from a nationally recognized securities dealer, then the price of the notes will equal (a) the conversion rate then in effect multiplied by (b) the sale price of our common stock on such determination date.

     The "conversion value" is equal to the product of the sale price for our common stock on a given day multiplied by the conversion rate then in effect. The "conversion rate" is the number of shares of common stock into which each note is then convertible (assuming that the note was convertible as of such date).

     We may change the bid solicitation agent, but the bid solicitation agent will not be our affiliate. The bid solicitation agent solicits bids from securities dealers that we believe to be willing to bid for the notes.

        CONVERSION UPON A CREDIT RATING EVENT

     If the notes have been rated by either Moody's Investors Service, Inc. or Standard & Poor's Ratings Services (although we are under no obligation to have the notes rated), the credit rating assigned to the notes by either rating agency after their issuance is downgraded by two or more levels, suspended or withdrawn, then a holder may convert any or all of its notes at any time during the period of such downgrade, suspension or withdrawal.

        CONVERSION UPON SPECIFIED CORPORATE TRANSACTIONS

     A holder may convert any portion or all of its notes in the event:

     o we distribute to all holders of our common stock certain rights entitling them to purchase, for a period of 60 calendar days or less, common stock at a price less than the sale price of the common stock on the trading day immediately preceding the announcement of such distribution;

     o we distribute to all holders of our common stock, cash or other assets, debt securities or rights to purchase our securities, which distribution (together with all other distributions covered by this clause not triggering a conversion right during the then preceding 12 months) has a per share value exceeding 5% of the sale price of our common stock on the trading day immediately preceding the declaration date for the distribution; or

     o a fundamental change (as defined below under "-- Repurchase of Notes at a Holder's Option Upon a Fundamental Change") occurs.

     In any such event, a holder may convert any of its notes at any time after we notify holders of such event:

     o in the case of a distribution, until 5:00 p.m., New York City time, on the earlier of the business day immediately preceding the ex-dividend date and the date of our announcement that the distribution will not take place; or

     o in the case of a fundamental change, until 5:00 p.m., New York City time, on the 40th calendar day after the fundamental change notice.

     We will notify holders at least 20 calendar days prior to the ex-dividend date for a distribution or within 20 business days of the occurrence of a fundamental change, as the case may be. In the case of a distribution, a holder may not convert any of its notes based on this conversion contingency during this period if the holder will otherwise participate in the distribution without conversion as a result of holding the notes.

     In addition, if we are party to a consolidation, merger or binding share exchange pursuant to which our common stock would be converted into cash, securities and/or other property, a holder may convert any of its notes at any time from and after the date that is 15 calendar days prior to the date announced by us as the anticipated effective date of the transaction until 15 calendar days after the actual date of the transaction. In the event a holder does not convert its notes during this period, it will be entitled to receive, upon a conversion of the notes after the consummation of the consolidation, merger or binding share exchange, the kind and amount of cash, securities or other property that it would have received as a stockholder if it had converted such notes immediately prior to such transaction. If the transaction also constitutes a fundamental change, the holder's right to convert will be at any time from, and until 40 calendar days after, the date of the notification of the fundamental change and the holder may require us to repurchase all or a portion of its notes as described under "-- Repurchase of Notes at a Holder's Option Upon a Fundamental Change."

        CONVERSION PROCEDURES

     Procedures to be followed by a holder:

     To convert interests in a global note, a holder must deliver to DTC the appropriate instruction form for conversion pursuant to DTC's conversion program.

     To convert a certificated note, a holder must:

     o complete and manually sign the conversion notice on the back of the note (or a facsimile thereof);

     o deliver the completed conversion notice and the note to be converted (in whole or in part so long as the principal amount to be converted is in multiples of $1,000 principal amount) to the specified office of the conversion agent;

     o pay all funds required, if any, relating to interest on the note to be converted to which it is not entitled, as described below under "-- Other"; and

     o  pay all taxes or duties, if any, as described below under "--Other."

     The conversion date will be the date on which all of the foregoing requirements have been satisfied. The notes will be deemed to have been converted immediately prior to 5:00 p.m., New York City time, on the conversion date.

     If we elect to settle in common stock only, a certificate for the number of full shares of common stock into which the notes are converted (and cash in lieu of fractional shares) will be delivered to such holder, assuming all of the other requirements have been satisfied by such holder, as soon as practicable after we issue our notification of our chosen method of settlement. The notification of our chosen method of settlement will be issued on the date that is three trading days following receipt of the conversion notice.

     If we elect to settle in cash or a combination of cash and common stock, the cash and, if applicable, a certificate for the number of full shares of common stock into which the notes are converted (and cash in lieu of fractional shares) will be delivered to such holder, assuming all of the other requirements have been satisfied by such holder, on the 31st trading day following receipt of the conversion notice, unless the cash settlement averaging period is extended under certain circumstances or the holder submits its conversion notice within 30 trading days prior to maturity.

     In the event of a fundamental change, if a holder has submitted any or all of its notes for repurchase, a holder's conversion rights on the notes so subject to repurchase will expire at 5:00 p.m., New York City time, on the business day immediately preceding the repurchase date, unless we default in the payment of the repurchase price. If a holder has submitted any note for repurchase, such note may be converted only if a holder submits a notice of withdrawal prior to the expiration of the holder's conversion rights, and if the note is a global note, complies with appropriate DTC procedures.

        SETTLEMENT UPON CONVERSION

     CONVERSION ON OR PRIOR TO 31 TRADING DAYS PRIOR TO MATURITY. If we receive a holder's conversion notice on or prior to the day that is 31 trading days prior to stated maturity, or the final notice date, the following procedures will apply:

     o We will notify the holder through the trustee, at any time on the date that is three trading days following receipt of the conversion notice, of the method we choose to settle our obligation upon conversion, or our conversion obligation. Specifically, we will indicate whether settlement will be 100% in common stock, 100% in cash or in a combination of cash and common stock. If we elect to settle our conversion obligation in a combination of cash and common stock, we will specify both the percentage of the principal amount of notes surrendered for conversion and the percentage of the excess, or the excess amount, if any, of the conversion obligation (relating to the notes surrendered for conversion over the principal amount of the notes surrendered for conversion) that we will pay in cash. The remainder of our conversion obligation will be settled in shares of our common stock (except that we will pay cash in lieu of issuing any fractional shares). We will treat all holders converting on the same trading day in the same manner. We will not, however, have any obligation to settle our conversion obligations arising on different trading days in the same manner. That is, we may choose on one trading day to settle in common stock only and choose on another trading day to settle in cash or a combination of common stock and cash.

     o If we timely elect to pay cash for any portion of the conversion obligation, the holder may retract the conversion notice at any time during the two trading day period, or the conversion retraction period, beginning on the trading day after the settlement notice period. No such retraction can be made (and a conversion notice shall be irrevocable) if we do not elect to deliver cash in lieu of common stock (other than cash in lieu of fractional shares).

     o Settlement in common stock only will occur as soon as practicable after we notify the holder that we have chosen this method of settlement. If the conversion notice has not been retracted, then settlement in cash or in a combination of cash and common stock will occur on the third trading day following the final trading day of the 20 trading day period, or the cash settlement averaging period, beginning on the third trading day following the final trading day of the conversion retraction period.

     o The settlement amount will be computed as follows, except as to conversions upon satisfaction of the note price conditions under certain circumstances, as described below:

           (1) If we elect to satisfy the entire conversion obligation in common stock, we will deliver to the holder a number of shares of common stock equal to (a) the aggregate principal amount of notes to be converted divided by 1,000 and multiplied by (b) the conversion rate.

           (2) If we elect to satisfy the entire conversion obligation in cash, we will deliver to the holder cash in an amount equal to the product of:

                  o a number equal to (a) the aggregate principal amount of notes to be converted divided by 1,000 and multiplied by
                      (b) the conversion rate, and

                  o the arithmetic average of the closing prices of our common stock during the cash settlement averaging period.

           (3) If we elect to satisfy the conversion obligation in a combination of cash and common stock, we will deliver to the holder:

                  o a cash amount, or the cash amount, (excluding any cash in lieu of fractional shares) equal to:

                  o the aggregate principal amount of notes to be converted multiplied by the percentage of such principal amount to be satisfied in cash, and

                  o if greater than zero, the product of (a) the amount of cash that would be paid in clause (2) above minus the aggregate principal amount of the notes surrendered for conversion and (b) the percentage of the excess amount to be satisfied in cash; plus

                  o a number of shares equal to (a) the number of shares that would be issued in clause (1) above minus (b) the number of shares equal to the quotient of the cash amount divided by the arithmetic average of the closing prices of our common stock during the cash settlement averaging period.

     CONVERSION DURING THE 30 TRADING DAYS PRIOR TO MATURITY. If we receive a holder's conversion notice after the final notice date, the following procedures will apply:

     o We will notify the holder through the trustee of the method we choose to settle our conversion obligation in the same manner as set forth above under "-- Conversion On or Prior to 31 Trading Days Prior to Maturity," except that we will settle all of our conversion obligations arising during the 30 trading days prior to maturity in the same manner.

     o A holder cannot retract such holder's conversion notice if we elect to pay cash for any portion of the conversion obligation.

     o Settlement in common stock only will occur as soon as practicable after we notify the holder that we have chosen this method of settlement. Settlement in cash or in a combination of cash and common stock will occur on the third trading day following the final trading day of such cash settlement averaging period; in the event that each trading day during such cash settlement averaging period is not an undisrupted trading day (as defined below under "--Additional Provisions and Definitions"), settlement will occur after maturity.

     o The settlement amount will be computed in the same manner as set forth above under "-- Conversion On or Prior to 31 Trading Days Prior to Maturity," except that the "cash settlement averaging period" shall be the 20 trading day period beginning on the date that is the 23rd trading day prior to the maturity date.


     ADDITIONAL PROVISIONS AND DEFINITIONS. If any trading day during a cash settlement averaging period is not an undisrupted trading day, then determination of the price for that day will be delayed until the next undisrupted trading day on which a pricing is not otherwise observed (that is, such day will not count as one of the 20 trading days that constitute the cash settlement averaging period). If this would result in a price being observed later than the eighth trading day after the last of the original 20 trading days in the cash settlement averaging period, then we will determine all prices for all delayed and undetermined prices on that eighth trading day based on our good faith estimate of our common stock's value on that date.

     The "closing price" of our common stock on any trading day will be equal to the last traded price per share on the New York Stock Exchange (currently displayed on Bloomberg using Bloomberg key-strokes: PRX N , Equity. HP ,GO.) at the close of the regular trading session, or if different, such price on the primary national or regional securities exchange or association or over-the-counter market on which our common stock is traded, on such trading day without regard to any after hours trading (or if such closing price is not available, the market value of one share on such trading day as determined in accordance with the indenture).

     A "trading day" means a day on which the New York Stock Exchange or, if different, the primary national or regional securities exchange or association or over-the-counter market on which our common stock is traded, and applicable options exchanges, are scheduled to be open.

     An "undisrupted trading day" means a trading day on which our common stock does not experience any of the following during the one hour period ending at the conclusion of the regular trading day:

     o any suspension of or limitation imposed on trading of our common stock on any national or regional securities exchange or association or over-the-counter market;

     o any event (other than an event listed in the third bullet below) that disrupts or impairs the ability of market participants in general to (1) effect transactions in or obtain market values for our common stock on any relevant national or regional securities exchange or association or over-the-counter market or (2) effect transactions in or obtain market values for, futures or options contracts relating to our common stock on any relevant national or regional securities exchange or association or over-the-counter market; or

     o any relevant national or regional securities exchange or association or over-the-counter market on which our common stock trades closes on any exchange trading day prior to its scheduled closing time unless such earlier closing time is announced by the exchange at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on such exchange and (2) the submission deadline for orders to be entered into the exchange for execution on such trading day, if, in the case of the first and second bullet point above, we determine that the effect of such suspension, limitation, disruption or impairment is material.

        OTHER

     We will not issue fractional shares of our common stock upon the conversion of the notes. Instead, we will pay the cash value of such fractional shares based upon the sale price of our common stock on the third business day immediately preceding the conversion date.

     Except as provided in the next paragraph, upon conversion, we will not make any cash payment of accrued and unpaid interest and additional interest, if any, on the notes. Accrued and unpaid interest and additional interest, if any, will be deemed to be paid in full with the shares of our common stock issued or cash paid upon conversion, rather than cancelled, extinguished or forfeited.

     If a holder converts after a record date for an interest payment but prior to the corresponding interest payment date, it will receive on the interest payment date interest and additional interest, if any, accrued and unpaid on those notes, notwithstanding the conversion of notes prior to the interest payment date, assuming it was the holder of record on the corresponding record date. However, at the time the holder surrenders any notes for conversion, it must pay us an amount equal to the interest and additional interest, if any, that has accrued and will be paid on the notes being converted on the interest payment date.

     Except as described under "-- Conversion Rate Adjustments," we will not make any payment or other adjustment for dividends on any common stock issued upon conversion of the notes.

     A holder will not be required to pay any taxes or duties relating to the issuance or delivery of our common stock if it exercises its conversion rights. A holder, however, will be required to pay any tax or duty that may be payable relating to any transfer involved in the issuance or delivery of the common stock in a name other than its own. Certificates representing common stock will be issued or delivered only after all applicable taxes and duties, if any, payable by such holder have been paid.

        CONVERSION RATE ADJUSTMENTS

     We will adjust the conversion rate if any of the following events occur:

        (1) we issue to all holders of our common stock shares of our common stock as a dividend or distribution on our common stock;

        (2)  we subdivide or combine our outstanding shares of common stock;

        (3) we issue to all or substantially all holders of our common stock certain rights or warrants entitling them for a period of 60 calendar days or less to subscribe for or purchase our common stock, or securities convertible into or exchangeable or exercisable for our common stock, at a price per share, or a conversion, exchange or exercise price per share, less than the sale price on the business day immediately preceding the announcement of such issuance, provided that the conversion rate will be readjusted to the extent that such rights or warrants are not exercised prior to the expiration;

        (4) we distribute to all or substantially all holders of our common stock shares of our capital stock, evidences of our indebtedness or other non-cash assets or rights or warrants, but excluding:

             o  dividends or distributions listed in clause (1) above;

             o  rights or warrants listed in clause (3) above;

             o dividends and distributions in connection with a reclassification, consolidation, merger, binding share exchange, sale or conveyance resulting in a change in the conversion consideration pursuant to the second succeeding paragraph; and

             o dividends or distributions paid exclusively in cash as referred to in clause (6) below;

        (5) we distribute to all or substantially all of our holders of common stock shares of capital stock of one of our subsidiaries (the conversion rate will be adjusted, if at all, based on the market value of the subsidiary stock so distributed relative to the market value of our common stock over a measurement period following the distribution);

        (6) we make any cash distribution to all or substantially all holders of our common stock, including any quarterly cash dividends; and

        (7) we or one of our subsidiaries make purchases of our common stock pursuant to a tender offer or exchange offer for our common stock.

     Notwithstanding the foregoing, adjustments to the conversion rate resulting from any quarterly cash dividends may not cause the conversion rate (as adjusted for any other adjustment) to exceed the amount obtained by dividing the principal amount of a note by the sale price of our common stock on the trading day immediately preceding the date on which we issued the notes.

     To the extent that we have a rights plan in effect upon conversion of the notes into common stock only or a combination of cash and common stock, with respect to the conversion consideration payable in common stock, a holder will receive, in addition to the common stock, the rights under the rights plan, whether or not the rights have separated from the common stock at the time of conversion. To the extent that we have a rights plan in effect upon conversion of the notes into cash, with respect to the conversion consideration in cash, a holder will not receive any rights under the rights plan.

     In the event of:

        o  any reclassification of our common stock;

        o  a consolidation, merger or binding share exchange involving us; or

        o a sale or conveyance to another person of all or substantially all of the properties and assets of PRX and its subsidiaries on a consolidated basis, in which holders of our outstanding common stock would be entitled to receive capital stock, other securities, other property, assets or cash for their common stock, upon conversion of a holder's notes, such holder will generally be entitled to receive the same types (and in the same proportions) of consideration which such holder would have been entitled to receive if such holder had converted the notes into our common stock immediately prior to any of these events.

     To the extent permitted by law, we may, from time to time, increase the conversion rate for a period of at least 20 calendar days if our board of directors determines that such an increase would be in our best interest. Any such determination by our board of directors will be conclusive. We may also increase the conversion rate if our board of directors deems it advisable to avoid or diminish income tax to holders of our common stock in connection with a dividend or distribution of common stock or similar event. We are required to give at least 15 calendar days' prior notice to the holders of the notes of any such increase in the conversion rate.

     A holder may, in some circumstances, including the distribution of cash dividends to stockholders, be deemed to have received a distribution or dividend subject to United States federal income tax as a result of an adjustment or the non-occurrence of an adjustment to the conversion rate. See "Certain United States Federal Income Tax Consequences -- U.S. Holders -- Constructive Dividends" and "-- Non-U.S. Holders -- Constructive Dividends."

     We will not be required to make an adjustment in the conversion rate unless the adjustment would result in a change in the conversion rate of at least 1.0%. However, we will carry forward any adjustments that are less than 1.0% of the conversion rate. Except as described above, we will not adjust the conversion rate for the issuance of our common stock or any securities convertible into or exchangeable or exercisable for our common stock or the right to purchase our common stock or such convertible, exchangeable or exercisable securities.

SUBORDINATION

     The payment of the principal of and interest and additional interest, if any, on the notes will be subordinated in right of payment, as set forth in the indenture, to the prior payment in full of all senior indebtedness of PRX, whether outstanding on the issuance date or thereafter incurred. The notes also will be effectively subordinated to the indebtedness and other liabilities of the subsidiaries of PRX. In addition, the notes will be effectively junior to our secured indebtedness, if any, to the extent of the security.

     If payment of the notes is accelerated because of an event of default, we must promptly notify the holders of the senior indebtedness.

     Upon any:

        o distribution to creditors of PRX in liquidation or dissolution of PRX or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to PRX;

        o  assignment for the benefit of creditors; or

        o  marshalling of PRX's assets and liabilities,

     the holders of senior indebtedness would be entitled to receive payment in full in cash of all obligations due in respect of such senior indebtedness (including interest accruing after, or which would accrue but for, the commencement of any proceeding at the rate specified in the applicable senior indebtedness, whether or not a claim for such interest would be allowed) before the holders of the notes will be entitled to receive any payment with respect to the notes.

     As a result of these subordination provisions, in the event of our bankruptcy, dissolution, liquidation, insolvency or reorganization, holders of senior indebtedness may recover more, ratably, and holders of the notes may recover less, ratably, than our other creditors.

     We also may not make any payment with respect to the notes if:

        o a default in the payment of senior indebtedness occurs and continues beyond any grace period;

        o any other default occurs and continues with respect to designated senior indebtedness that permits holders of designated senior indebtedness or their representatives to accelerate its maturity, and the trustee receives a payment blockage notice from the holders of designated senior indebtedness or their representatives; or

        o any judicial proceeding shall be pending with respect to any payment default or non-payment default.

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

We may and shall resume payments with respect to the notes:

        o in the case of a payment default, the date on which such default is cured or waived; and

        o in the case of a non-payment default, the earlier of the date on which such non-payment default is cured or waived or 179 calendar days after the receipt of the payment blockage notice.

     No new period of payment blockage pursuant to a payment blockage notice may start unless 360 calendar days have elapsed since the effectiveness of the prior payment blockage notice.

     No non-payment default that existed or was continuing on the date of delivery of any payment blockage notice to the trustee shall be, or be made, the basis for a subsequent payment blockage notice.

     The subordination provisions will not prevent the occurrence of any event of default under the indenture.

     If the trustee, the paying agent or any holder receives any payment or distribution of assets in contravention of these subordination provisions before all senior indebtedness is paid in full in cash, then such payment or distribution will be held in trust for the holders of senior indebtedness to the extent necessary to make payment in full in cash of all unpaid senior indebtedness.

     The notes are obligations exclusively of PRX. Since substantially all of our operations are conducted through subsidiaries, our cash flow and our ability to service debt, including the notes, are dependent in part upon the earnings of our subsidiaries and any distribution of those earnings to, or upon loans or other payments of funds by, those subsidiaries to us. The payment of dividends and the making of loans and advances by our subsidiaries may be subject to statutory or contractual restrictions and are dependent upon the earnings of those subsidiaries. Consequently, the right of the holders of the notes to participate in those assets will be effectively subordinated in right of payment to all existing and future indebtedness and other liabilities (other than indebtedness and other liabilities owed to us).

     As of February 28, 2004, PRX had no senior indebtedness and its subsidiaries had approximately $706,000 in total indebtedness, excluding the notes offered by this prospectus. The indenture will not limit the amount of additional indebtedness (except that any senior indebtedness of PRX for borrowed money must be secured) including senior indebtedness, that we may incur, nor will it limit the amount of indebtedness or other liabilities that any of our subsidiaries may incur. Such indebtedness may be substantial.

     "designated senior indebtedness" means senior indebtedness that expressly provides that it is "designated senior indebtedness."

     "senior indebtedness" means the principal of, and premium, if any, and interest (including interest accruing after, or which would accrue but for, the commencement of any proceeding at the rate specified in the applicable senior indebtedness, whether or not a claim for such interest would be allowed), on all of our indebtedness, whether outstanding on the issuance date or thereafter incurred; provided, however, that senior indebtedness will not include:

        (1) indebtedness evidenced by the notes;

        (2) indebtedness to any of our subsidiaries, except if it is pledged as security for any senior indebtedness of our subsidiaries;

        (3) any liability for federal, state, foreign, local or other taxes owed or owing by us;

        (4) any accounts payable or other liability to trade creditors arising in the ordinary course of business; and

        (5) any indebtedness that expressly provides that it is ranked in right of payment equally with or subordinated to the notes.

        "indebtedness," with respect to any person, means:

        (1) all obligations of such person:

            o  for borrowed money;

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

            o   evidenced by a note, debenture, bond or written instrument;

            o in respect of leases required, in conformity with U.S. generally accepted accounting principles, to be accounted for as capitalized lease obligations on the balance sheet; and

            o in respect to letters of credit, guarantees or bankers' acceptances;

        (2) all obligations secured by a mortgage, pledge or similar arrangement encumbering property or assets as reflected as debt on the balance sheet of such person;

        (3) all obligations of such person under interest rate and currency swap arrangements, cap, floor and collar agreements, spot and forward contracts and similar agreements and arrangements; and

        (4) all obligations of others of the type described in clause (1), (2) or (3) above assumed or guaranteed by or in effect guaranteed by such person.

OPTIONAL REDEMPTION BY US

     The notes will not be redeemable by us prior to maturity.

REPURCHASE OF NOTES AT A HOLDER'S OPTION UPON A FUNDAMENTAL CHANGE

     If a fundamental change, as defined in the next paragraph, occurs, a holder will have the right to require us to repurchase for cash all or any part of its notes for which the holder has properly delivered and not withdrawn a written repurchase notice, at a repurchase price equal to 100% of the principal amount plus any accrued and unpaid interest and additional interest, if any, to, but not including, the repurchase date. Notes submitted for repurchase must be $1,000 in principal amount or whole multiples thereof.

     A "fundamental change" will be deemed to have occurred at such time after the original issuance of the notes when any of the following occurs:

     o the acquisition by any "person," including any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchase, merger or other acquisition transactions, of shares of our capital stock entitling that person or group to exercise 50% or more of the total outstanding voting power of all shares of our capital stock entitled to vote generally in the election of directors;

     o the first business day on which a majority of the members of our board of directors are not continuing directors;

     o our consolidation or merger with or into any other person, any merger of another person into us or any conveyance, transfer, sale, lease or other disposition of all or substantially all of the properties and assets of PRX and its subsidiaries on a consolidated basis to another person, other than:

            o   any transaction;

            (1) that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of our capital stock; and

            (2) pursuant to which holders of our capital stock immediately prior to the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of capital stock entitled to vote generally in elections of directors of the continuing or surviving person immediately after giving effect to such issuance; and

            o any merger, share exchange, transfer of assets or similar transaction solely for the purpose of changing our jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of common stock, if at all, solely into shares of common stock of the surviving entity or a direct or indirect parent of the surviving corporation;

     o a liquidation or dissolution of PRX or the adoption of a plan of liquidation or dissolution other than in a transaction which complies with the provisions described under "-- Consolidation, Merger or Sale of Assets"; or

     o our common stock ceases to be listed on the New York Stock Exchange or another established securities exchange or automated over-the-counter trading market in the United States.

     However, notwithstanding the foregoing, a fundamental change will not be deemed to have occurred if:

        o  the sale price of our common stock for any five trading days within:

           o the period of 10-consecutive trading days ending immediately after the later of the fundamental change or the public announcement of the fundamental change, in the case of a fundamental change resulting solely from a fundamental change described under the first or second bullet point above, or

           o the period of 10-consecutive trading days immediately preceding the fundamental change, in the case of a fundamental change described under the third bullet point above,

equals or exceeds 105% of the conversion price in effect on each of those five trading days; or

        o in the case of a fundamental change described under the third bullet point above, at least 95% of the consideration in the transaction or transactions (other than cash payments for fractional shares and cash payments made in respect of dissenters' appraisal rights) constituting a fundamental change consists of common stock traded or quoted immediately following a fundamental change on a United States national securities exchange or the Nasdaq National Market system (or that will be so traded or quoted when issued or exchanged in connection with such fundamental change) and, as a result of such transaction or transactions, the notes become convertible solely into such common stock.

     Beneficial ownership shall be determined in accordance with Rule 13d-3 promulgated by the SEC under the Exchange Act. The term "person" includes any syndicate or group that would be deemed to be a "person" under Section 13(d)(3) of the Exchange Act.

     The term "continuing directors" means, as of any date of determination, any member of our board of directors who:

        o was a member of such board on the date of original issuance of the notes; or

        o was nominated for election or elected to our board of directors with the approval of a majority of the members of such board still in office who were either members of such board on the date of original issuance of the notes or whose nomination or election was so approved.

     The definition of fundamental change includes a phrase relating to the conveyance, transfer, sale, lease or disposition of "all or substantially all" of the properties and assets of PRX and its subsidiaries on a consolidated basis. There is no precise, established definition of the phrase "substantially all" under New York law, which governs the indenture and the notes, or under the laws of Delaware, PRX's state of incorporation. Accordingly, a holder's ability to require us to repurchase its notes as a result of a conveyance, transfer, sale, lease or other disposition of less than all of the properties and assets of PRX and its subsidiaries on a consolidated basis may be uncertain.

     On or before the 20th business day after the occurrence of a fundamental change, we will provide to all holders of the notes at their addresses shown in the register of the registrar and to beneficial owners as required by applicable law, the trustee and the paying agent a written notice of the occurrence of the fundamental change and of the resulting repurchase right. Such notice shall state, among other things, the event causing the fundamental change and the procedures that holders must follow to require us to repurchase their notes.

     Simultaneously with providing such notice, we will publish a notice containing this information in a newspaper of general circulation in the City of New York or publish the information on our website or through such other public medium as we may use at that time.

     The repurchase date will be 35 business days after the date on which we give notice of a fundamental change, unless extended in order to comply with applicable law.

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

     To exercise the repurchase right, a holder must deliver, prior to 5:00 p.m., New York City time, on or prior to the business day immediately preceding the repurchase date, a written notice to the paying agent of its exercise of its repurchase right, together with the notes with respect to which its right is being exercised (if certificated notes have been issued). The repurchase notice given by each holder electing to require us to repurchase notes must state:

        o if certificated notes have been issued, the certificate numbers of notes to be delivered for repurchase; if certificated notes have not been issued, the holder's repurchase notice must comply with appropriate DTC procedures;

        o the principal amount of the notes to be repurchased, which must be $1,000 or whole multiples thereof; and

        o that the notes are to be repurchased by us pursuant to the applicable provisions of the notes and the indenture.

     A holder may withdraw any repurchase notice (in whole or in part) by delivering to the paying agent a written notice of withdrawal prior to 5:00 p.m., New York City time, on or prior to the business day immediately preceding the repurchase date. The notice of withdrawal shall state:

        o if certificated notes have been issued, the certificate numbers of the notes being withdrawn; if certificated notes have not been issued, the holder's notice of withdrawal must comply with appropriate DTC procedures;

        o  the principal amount of the withdrawn notes; and

        o the principal amount, if any, which remains subject to the repurchase notice.

     We will be required to repurchase the notes no later than 35 business days after the date of our notice of the occurrence of a fundamental change, subject to any extension in order to comply with applicable law. A holder will receive payment of the repurchase price promptly following the later of the repurchase date or the time of book-entry transfer or the delivery of the notes, as the case may be.

     If the paying agent holds cash sufficient to pay the repurchase price of the notes that holders have elected to require us to repurchase on the repurchase date, then, on the repurchase date:

        o those notes will cease to be outstanding and interest and additional interest, if any, on those notes will cease to accrue, whether or not book-entry transfer of the notes is made or whether or not the notes are delivered to the paying agent, as the case may be; and

        o all other rights of the holders will terminate, other than the right to receive the repurchase price upon delivery or transfer of the notes.

    In connection with any repurchase, we will, to the extent applicable:

        o comply with the provisions of Rule 13e-4 and Rule 14e-1 and any other tender offer rules promulgated under the Exchange Act that may then be applicable;

        o file a Schedule TO or any successor or similar schedule if required under the Exchange Act; and

        o comply with all other federal and state securities laws in connection with any offer by us to repurchase the notes upon a fundamental change.

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

     The fundamental change repurchase feature may make more difficult or discourage a takeover of PRX and the removal of incumbent management. However, we are not aware of any specific effort to accumulate shares of our capital stock or to obtain control of us by means of a merger, tender offer, solicitation or otherwise. In addition, the fundamental change repurchase feature is not part of a plan by our management to adopt a series of anti-takeover provisions. Instead, the fundamental change repurchase feature is a standard term contained in debt securities similar to the notes.

     The repurchase rights described above may not necessarily protect holders of the notes if a highly-leveraged or another transaction involving us occurs that may adversely affect holders. We also could, in the future, enter into certain transactions, including certain recapitalizations, that would not constitute a fundamental change but would increase the amount of our debt or equity outstanding. Neither we nor our subsidiaries are prohibited from incurring debt under the indenture. The incurrence of significant amounts of additional debt could adversely affect our ability to service our then existing debt, including the notes.

     Our ability to repurchase notes upon the occurrence of a fundamental change in control is subject to important limitations. The occurrence of a fundamental change could cause an event of default under, or be prohibited or limited by, the terms of our existing or future debt. Further, we cannot assure holders of the notes that, in that event, we would have the financial resources, or would be able to arrange financing, to pay the repurchase price for all the notes that might be delivered by holders of notes seeking to exercise the repurchase right. Any failure by us to repurchase the notes when required following a fundamental change would result in an event of default under the indenture. Any such default may, in turn, cause a default under our other debt. In addition, our ability to repurchase notes for cash may be limited by restrictions on our ability to obtain funds for such repurchase through dividends from our subsidiaries and/or other provisions in agreements governing our other debt.

CONSOLIDATION, MERGER OR SALE OF ASSETS

     The indenture provides that PRX may not, in a single transaction or a series of related transactions, consolidate with or merge with or into any other person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of the properties and assets of PRX and its subsidiaries on a consolidated basis to any person or group of affiliated persons, unless:

     o either (a) PRX shall be the continuing corporation or (b) the surviving entity (if other than PRX) shall be duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia (even if a subsidiary of a foreign entity) and such entity assumes, by a supplemental indenture in a form reasonably satisfactory to the trustee and a supplemental agreement, all the obligations of PRX under the notes, the indenture and the registration rights agreement;

     o immediately before and immediately after giving effect to such transaction, no default or event of default shall have occurred and be continuing; and

     o if a supplemental indenture is to be executed, PRX shall have delivered, or caused to be delivered, to the trustee, in form and substance reasonably satisfactory to the trustee, an officers' certificate and an opinion of counsel, each to the effect that such transaction(s) and the supplemental indenture in respect thereto comply with the provisions of the indenture and that all conditions precedent provided for in the indenture relating to such transaction(s) have been complied with.

     In the event of any transaction described in and complying with the conditions listed in the immediately preceding paragraph in which PRX is not the continuing corporation, the successor entity formed or remaining shall succeed to, and be substituted for, and may exercise every right and power of PRX. In such event, PRX shall be discharged from its obligations under the notes, the indenture and the registration rights agreement.

     PRX may, however, merge or consolidate with or into or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of the properties and assets of PRX and its subsidiaries on a consolidated basis to a direct or indirect wholly owned subsidiary of PRX without complying with the above provisions in a transaction or series of transactions in which PRX remains the obligor on the notes.

     This covenant includes a phrase relating to the sale, assignment, conveyance, transfer, lease or other disposition of "all of substantially all" of the properties and assets of PRX and its subsidiaries on a consolidated basis. There is no precise, established definition of the phrase "substantially all" under New York law, which governs the indenture and the notes, or under the laws of Delaware, PRX's state of incorporation. Accordingly, the ability of a holder of notes to require us to repurchase the notes as a result of a sale, assignment, conveyance, transfer, lease or other disposition of less than all of

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

the properties and assets of PRX and its subsidiaries on a consolidated basis may be uncertain.

     An assumption by any person of PRX's obligations under the notes and the indenture might be deemed for United States federal income tax purposes to be an exchange of the notes for new notes by the holders thereof, resulting in recognition of gain or loss for such purposes and possibly other adverse tax consequences to the holders. Holders should consult their own tax advisors regarding the tax consequences of such an assumption.

EVENTS OF DEFAULT

    Each of the following constitutes an event of default under the indenture:

        o our failure to pay accrued and unpaid interest and additional interest, if any, on any note when due and payable, if such failure continues for a period of 30 calendar days, whether or not such payment is prohibited by the subordination provisions of the indenture;

        o our failure to pay the principal of any note when due and payable at maturity, whether or not such payment is prohibited by the subordination provisions of the indenture;

        o our failure to repurchase notes upon the exercise of a fundamental change put, whether or not such payment is prohibited by the subordination provisions of the indenture;

        o our failure to convert notes into our common stock (or cash or a combination of cash and common stock, if we so elect) upon the proper exercise of a holder's conversion right;

        o  our failure to provide timely notice of a fundamental change;

        o our failure to perform or observe any other term, covenant or agreement contained in the notes or the indenture for a period of 30 calendar days after written notice of such failure is given to us by the trustee or to us and the trustee by the holders of at least 25% in aggregate principal amount of the notes then outstanding;

        o our failure, or the failure of any of our significant subsidiaries (within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC), to pay indebtedness for borrowed money in an aggregate amount of $12.5 million or more at maturity (whether at its stated maturity or upon acceleration thereof), and such indebtedness is not discharged, or such acceleration is not rescinded, stayed or annulled, within 30 calendar days after written notice of such failure is given to us by the trustee or to us and the trustee by the holders of at least 25% in aggregate principal amount of the notes then outstanding;

        o our failure, or the failure of any of our significant subsidiaries, to pay final judgments aggregating in excess of $20 million, which judgments are not paid, discharged or stayed for a period of 30 calendar days after final judgment; and

        o certain events relating to bankruptcy, insolvency, liquidation or similar reorganization of us or any of our significant subsidiaries.

     We are required to notify the trustee within five business days of the occurrence of any default known to us. The trustee is then required, within 90 calendar days of the occurrence of any default (or within 15 calendar days after it is known to the trustee, if later), to give to the registered holders of the notes notice of all uncured defaults known to it. The trustee may withhold such notice if it, in good faith, determines that the withholding of such notice is in the best interest of such registered holders, except in the case of a default under the first, second or third bullet point listed above.

     We are also required to deliver to the trustee, on or before a date not more than 120 calendar days after the end of each fiscal year, a written statement as to compliance with the indenture, including whether or not any default has occurred.

     If an event of default specified in the last bullet point listed above occurs and continues, then automatically the principal amount of the notes and accrued and unpaid interest and additional interest, if any, on the notes through the occurrence of such event shall become immediately due and payable, subject to the provisions described under "-- Subordination." If any other event of default occurs and is continuing (the default not having been cured or waived as provided under "-- Modification and Waiver"), the trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding may declare the principal amount of the notes and accrued and unpaid interest and additional interest, if any, on the notes through the date of such declaration to be due and payable immediately, subject to the provisions described under "-- Subordination," by a notice in writing to us (and to the trustee if given by such holders of the notes). Thereupon, the trustee may, in its discretion, proceed to protect and enforce the rights of the holders of notes by appropriate judicial proceeding or proceedings. We must promptly notify holders of senior indebtedness if payment of the notes is accelerated because of an event of default.

     After a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in aggregate principal amount of notes outstanding, by written notice to us and the trustee, may rescind and annul such declaration if:

        o  we have paid or deposited with the trustee a sum sufficient to pay:

      (1) all sums paid or advanced by the trustee under the indenture and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel

      (2) all overdue interest and additional interest, if any, on all notes;

      (3) the principal amount of any notes that have become due otherwise than by such declaration of acceleration; and

      (4) to the extent that payment of such interest is lawful, interest upon overdue interest and additional interest, if any, at the rate borne by the notes; and

        o all events of default, other than the non-payment of the principal amount and any accrued and unpaid interest and additional interest, if any, that have become due solely by such declaration of acceleration, have been cured or waived.

     The trustee is under no obligation to exercise any of the rights or powers vested in it by the indenture at the request or direction of any of the holders of the notes unless such holders offer to the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities that might be incurred thereby.

     The Trust Indenture Act contains limitations on the rights of the trustee, should it become a creditor of PRX to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions; however, if it has any conflicting interest, it must eliminate such conflict upon the occurrence of an event of default or else resign.

MODIFICATION AND WAIVER

        CHANGES REQUIRING APPROVAL OF EACH AFFECTED HOLDER

     The indenture (including the terms and conditions of the notes) may not be modified or amended without the written consent or the affirmative vote of the holder of each note affected by such change (in addition to the written consent or the affirmative vote of the holders of a majority in aggregate principal amount of the notes at the time outstanding) to:

        o change the maturity of any note or the payment date of any installment of interest or additional interest, if any, payable on any notes;

        o reduce the principal amount or repurchase price of, or interest or additional interest, if any, on, any note;

        o change the currency of payment of principal or repurchase price of, or interest or additional interest, if any, on, any note;

        o alter the manner of calculation or rate of accrual of interest or additional interest, if any, on any note;

        o impair the right to institute suit for the enforcement of any payment on or with respect to, or conversion of, any note;

        o except as otherwise permitted or contemplated by provisions concerning any fundamental change, impair or adversely affect the conversion rights or repurchase rights of any holders of notes;

        o modify the subordination provisions in a manner adverse to the holders;

        o  modify our obligation to maintain an office or agency in New York
           City;

        o reduce the percentage in aggregate principal amount of notes outstanding required to modify or amend the indenture; or

        o reduce the percentage in aggregate principal amount of notes outstanding required to waive past defaults.

        CHANGES REQUIRING MAJORITY APPROVAL

     The indenture (including the terms and conditions of the notes) may be modified or amended, subject to the provisions described above, with the written consent or affirmative vote of the holders of a majority in aggregate principal amount of the notes at the time outstanding.

        CHANGES NOT REQUIRING APPROVAL

     The indenture (including the terms and conditions of the notes) may be modified or amended by us and the trustee, without the consent of the holder of any note, to, among other things:

        o  add to our covenants for the benefit of the holders of notes;

        o  surrender any right or power conferred upon us;

        o provide for conversion rights of holders of notes in the event of any reclassification of our common stock, merger or consolidation, or sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of PRX and its subsidiaries on a consolidated basis;

        o provide for the assumption of our obligations to the holders of notes in the event of a merger or consolidation, or sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of our assets;

        o increase the conversion rate; provided, that the increase may not adversely affect the interests of the holders of notes;

        o comply with the requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

        o make any changes or modifications necessary in connection with the registration of the notes under the Securities Act as contemplated in the registration rights agreement; provided that such change or modification does not, in the good faith opinion of our board of directors, adversely affect the interests of the holders of notes in any material respect;

        o cure any ambiguity or correct or supplement any inconsistent or otherwise defective provision contained in the indenture or make any other provision with respect to matters or questions arising under the indenture that we may deem necessary or desirable and that shall not be inconsistent with provisions of the indenture; provided, that such modification or amendment does not, in the good faith opinion of our board of directors, adversely affect the interests of the holders of notes in any material respect; and

        o add or modify any other provisions with respect to matters or questions arising under the indenture that we and the trustee may deem necessary or desirable and that will not adversely affect the interests of the holders of notes.

     However, no modification or amendment may be made to the subordination provisions of the indenture that adversely affects the rights of any holder of senior indebtedness then outstanding unless the holders of such senior indebtedness (or any group or representative thereof authorized to give a consent) consent to such change.

     The consent of the holders of notes is not necessary under the indenture to approve the particular form of any proposed modification or amendment. It is sufficient if such consent approves the substance of the proposed modification or amendment. After a modification or amendment under the indenture becomes effective, we are required to mail to the holders a notice briefly describing such modification or amendment. However, the failure to give such notice to all

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the holders, or any defect in the notice, will not impair or affect the validity of the modification or amendment.

        WAIVER

     The holders of a majority in aggregate principal amount of the notes then outstanding may, on behalf of the holders of all the notes, waive any past default under the indenture and its consequences, except our failure

      (1) to pay principal of or interest or additional interest, if any, on any note when due;

      (2) to convert any note into common stock (or cash or a combination of common stock and cash, if we so elect) as required by the indenture; or

      (3) to comply with any of the provisions of the indenture that would require the consent of the holder of each outstanding note affected.

        NOTES NOT ENTITLED TO CONSENT

     Any notes held by us or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with us shall be disregarded (from both the numerator and denominator) for purposes of determining whether the holders of a majority in principal amount of the outstanding notes have consented to a modification, amendment or waiver of the terms of the indenture.

REGISTRATION RIGHTS

     The following summarizes some, but not all, of the registration rights provided in the registration rights agreement for the benefit of the holders of the notes. Pursuant to the agreement, we have agreed, at our expense to:

     o use our reasonable best efforts to cause the registration statement of which this prospectus forms a part to be declared effective by the SEC as promptly as is practicable, but in no event later than 180 calendar days after the first date of original issuance of the notes (i.e., March 28, 2004); and

     o use our reasonable best efforts to keep the registration statement effective until the earliest of:

           o two years after the last date of original issuance of any of the notes;

           o the date on which the holders of the notes and common stock issuable upon conversion of the notes are able to sell all such securities immediately without restriction in accordance with the volume limitation provisions of Rule 144(e) under the Securities Act;

           o the date when all of the notes and common stock issuable upon conversion of the notes of those holders that complete and deliver the selling securityholder election and questionnaire described below are registered under, and disposed of in accordance with, the registration statement; and

           o the date when all of the notes and common stock issuable upon conversion of the notes have ceased to be outstanding (whether as a result of repurchase and cancellation, conversion or otherwise).

    We also have agreed to:

     o provide to each holder for whom the registration statement was filed copies of the prospectus that is a part of such registration statement;

     o notify each such holder when the registration statement has become effective; and

     o take certain other actions as are required to permit unrestricted resales of the notes and common stock issuable upon conversion of the notes.

     Each holder who sells securities pursuant to the registration statement generally will be:

     o required to be named as a selling securityholder in the related prospectus (see "Selling Securityholders");

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

     o  required to deliver a prospectus to the purchaser;

     o subject to certain of the civil liability provisions under the Securities Act in connection with the holder's sales; and

     o bound by the provisions of the registration rights agreement that are applicable to the holder (including certain indemnification rights and obligations).

     We may suspend the holders' use of the prospectus for a period not to exceed 45 calendar days in any 90-calendar day period, and not to exceed an aggregate of 90 calendar days in any 360-calendar day period, if:

     o the prospectus would, in our judgment, contain a material misstatement or omission as a result of an event that has occurred and is continuing; and

     o we determine in good faith that the disclosure of this material non-public information would have a material adverse effect on us and our subsidiaries taken as a whole.

     However, if the disclosure relates to a previously undisclosed proposed or pending material business transaction, the disclosure of which would impede our ability to consummate such transaction, we may extend the suspension period from 45 calendar days to 60 calendar days. We need not specify the nature of the event giving rise to a suspension in any notice to holders of the notes of the existence of such a suspension.

     Upon the resale of notes or common stock issued upon conversion of the notes, each selling securityholder will be required to deliver a notice of such sale the form of which may be obtained from us upon request, to the trustee and us. The notice will, among other things:

     o  identify the sale as a transfer pursuant to the registration statement;

     o certify that the prospectus delivery requirements, if any, of the Securities Act have been complied with; and

     o certify that the selling securityholder and the aggregate principal amount of the notes and/or number of shares of our common stock owned by such holder are identified in the related prospectus in accordance with the applicable rules and regulations under the Securities Act.

    If any of the following events, each a registration default, occurs:

     o the registration statement has not been declared effective by the SEC on or prior to 180 calendar days after the first date of original issuance of the notes (i.e., March 28, 2004);

     o the registration statement is filed and declared effective but thereafter ceases to be effective or usable in connection with resales of notes and common stock issuable upon conversion of the notes and we do not cause the registration statement to become effective or usable within five business days by filing a post-effective amendment, prospectus supplement or report pursuant to the Exchange Act;

     o if applicable, we do not terminate the suspension period by the 45th or 60th calendar day, as the case may be, or a suspension period exceeds an aggregate of 90 calendar days in any 360-calendar day period; or

     o subsequent to the effectiveness of the initial registration statement, we shall fail to comply with our obligation to name in the prospectus, as a selling securityholder, a holder of notes and common stock issuable upon conversion of the notes who has returned a completed and signed election and questionnaire, then additional interest will begin to accrue on the notes from the first calendar day following the registration default until the date immediately preceding the earlier of the date that all of the registration defaults have been cured or the date the registration statement is no longer required to be kept effective.

     Additional interest, if any, will be paid semi-annually in arrears and will accrue on the notes at a rate per year equal to 0.250% of the principal amount of the notes for the first 90 calendar day period following the registration default and to 0.500% thereafter. Any such additional interest shall be due on the first interest payment date following the date on which such additional interest begins to accrue.

     If a holder converts some or all of its notes into common stock during the occurrence of a registration default, the holder will not be entitled to receive additional interest on such common stock, but will receive 103% of the number of

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

shares of our common stock the holder receives upon conversion (except to the extent we elect to deliver cash upon conversion). We will have no other liability for monetary damages with respect to any of our registration obligations.

SATISFACTION AND DISCHARGE

     We may satisfy and discharge our obligations under the indenture by delivering to the trustee for cancellation all outstanding notes or by depositing with the paying agent after the notes have become due and payable, whether at maturity or any repurchase date, cash sufficient to pay all of the outstanding notes and paying all other sums payable under the indenture. Such discharge is subject to terms contained in the indenture.

FORM, DENOMINATION AND REGISTRATION

        DENOMINATION AND REGISTRATION

     The notes have been issued in fully registered form, without coupons, in denominations of $1,000 principal amount and whole multiples thereof.

        GLOBAL NOTES

     We originally issued the notes in the form of one or more global securities. The global security or securities were deposited with the trustee as custodian for DTC and registered in the name of a nominee of DTC. Except as set forth below, the global security may be transferred, in whole and not in part only to DTC or another nominee of DTC. Beneficial interests in any of the notes are shown on, and transfers may be effected only through, records maintained by DTC or its nominee. Holders may hold their beneficial interests in the global security directly through DTC if they have an account with DTC or indirectly through organizations which have accounts with DTC. Notes in definitive certificated form, called certificated securities, will be issued only in certain limited circumstances described below.

    DTC has advised us that it is:

        o a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System;

        o a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

        o a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

     DTC holds and provides asset servicing for over two million U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments from over 85 countries that DTC's participants, or direct participants, deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants' accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC, in turn, is owned by a number of direct participants of DTC and Members of the National Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation, and Emerging Markets Clearing Corporation (also subsidiaries of DTCC), as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to depository systems is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

     DTC was created to hold securities of institutions that have accounts with DTC, called participants, and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants. This procedure eliminates the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers, which may include the initial purchasers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC's book-entry system is also available to others such as banks, brokers, dealers and trust companies, called the indirect participants, that clear through or maintain a custodial relationship with a


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participant, whether directly or indirectly. The rules applicable to DTC's participants are on file with the SEC.

     We have been informed that pursuant to procedures established by DTC, DTC has credited, on its book-entry registration and transfer system, the principal amount of notes represented by such global security to the accounts of participants. Ownership of beneficial interests in the global security is limited to participants or persons that may hold interests through participants and are shown on, and the transfer of those ownership interests will be effected only through, records maintained by DTC (with respect to participants' interests), the participants and the indirect participants. The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. These limits and laws may impair the ability to transfer or pledge beneficial interests in the global security.

     Beneficial owners of interests in global securities that desire to convert their interests into common stock should contact their brokers or other DTC participants or indirect participants through whom they hold such beneficial interests to obtain information on procedures, including proper forms and cut-off times, for submitting requests for conversion.

     So long as DTC, or its nominee, is the registered owner or holder of a global security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the notes represented by the global security for all purposes under the indenture and the notes. In addition, no beneficial owner of an interest in a global security may transfer that interest except in accordance with the applicable procedures of DTC. Except as set forth below, as an owner of a beneficial interest in the global security, holders will not be entitled to have the notes represented by the global security registered in their name, will not receive or be entitled to receive physical delivery of certificated securities and will not be considered to be the owner or holder of any notes under the global security. We understand that under existing industry practice, if an owner of a beneficial interest in the global security desires to take any action that DTC, as the holder of the global security, is entitled to take, DTC would authorize the participants to take such action, and the participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

     We will make payments of principal and interest and additional interest, if any, on the notes represented by the global security registered in the name of and held by DTC or its nominee to DTC or its nominee, as the case may be, as the registered owner and holder of the global security. Neither we, the trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     We have been informed that DTC or its nominee, upon receipt of any payment of principal or interest or additional interest, if any, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of DTC or its nominee. Payments by participants or indirect participants to owners of beneficial interests in the global security held through such participants or indirect participants will be governed by standing instructions and customary practices and will be the responsibility of such participants or indirect participants. We will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the global security for any note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between DTC and its participants or indirect participants or the relationship between such participants or indirect participants and the owners of beneficial interests in the global security owning through such participants.

     Transfers among participants in DTC have been effected and will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

     DTC has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more participants to whose account the DTC interests in the global security is credited and only in respect of such portion of the aggregate principal amount of notes as to which such participant or participants has or have given such direction. However, if DTC notifies us that it is unwilling to be a depository for the global security or ceases to be a clearing agency or there is an event of default under the notes, DTC will exchange the global security for certificated securities that it will distribute to its participants and which will be legended, if required.

     Although DTC is expected to follow the foregoing procedures in order to facilitate transfers of interests in the global security among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility or liability for the performance by DTC

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

or the participants or indirect participants of their respective obligations under the rules and procedures governing their respective operations.

        TRANSFER AND EXCHANGE

     A holder may transfer or exchange the notes only in accordance with the provisions of the indenture. No service charge will be made for any registration of transfer or exchange of notes, but we may require payment of a sum sufficient to cover any tax, assessment or other governmental charge payable in connection therewith.

REPURCHASE AND CANCELLATION

     We may, to the extent permitted by law, repurchase notes in the open market or by tender offer at any price or by private agreement. Any notes repurchased by us, to the extent permitted by law, may be reissued or resold or may, at our option, be surrendered to the trustee for cancellation. Any notes surrendered for cancellation may not be reissued or resold and will be promptly cancelled.

GOVERNING LAW

     The indenture and the notes will be governed by, and construed in accordance with, the laws of the State of New York.

THE TRANSFER AGENT AND REGISTRAR

     American Stock Transfer & Trust Company, as trustee, has been appointed by us as the paying agent, conversion agent, bid calculation agent, registrar and custodian with respect to the notes. American Stock Transfer & Trust Company or its affiliates may from time to time in the future provide banking and other services to us in exchange for a fee.

     American Stock Transfer & Trust Company is also the transfer agent and registrar for our common stock.

CALCULATIONS IN RESPECT OF NOTES

     Except as otherwise provided herein, we will be responsible for making all calculations in respect of the notes. These calculations include determinations of the sale price of our common stock, accrued interest payable on the notes and the conversion price of the notes. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on the holders of notes. We will provide a schedule of our calculations to each of the trustee and the conversion agent, and each of the trustee and conversion agent is entitled to rely upon the accuracy of our calculations without independent verification. The trustee will forward our calculations to any holder of notes upon the request of that holder.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

     We are a Delaware corporation authorized to issue up to 90,000,000 shares of common stock, par value $0.01 per share, and up to 6,000,000 shares of preferred stock, par value $0.0001 per share. As of March 4, 2004, 34,476,034 shares of our common stock were issued and outstanding; no shares of our preferred stock are outstanding.

COMMON STOCK

     Holders of our common stock are entitled to one vote per share on all matters to be voted upon (or consented to) by our stockholders, including the election of our directors. Our certificate of incorporation does not provide for cumulative voting in the election of directors. As of March 4, 2004, we had approximately 1,829 holders of record of our common stock.

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     Holders of our common stock are entitled to receive such dividends when, as and if declared by our board of directors out of funds legally available therefor. The declaration of any future dividends will be subject to our earnings, financial condition, capital requirements, contractual restrictions and other relevant factors. We have not paid any dividends since 1989.

     In the event of our liquidation, dissolution or winding-up, holders of our common stock are entitled to share ratably in any assets remaining after payment of our liabilities and after satisfaction of the liquidation preferences of any then outstanding shares of preferred stock. Holders of our common stock have no preemptive, conversion or redemption rights and are not subject to assessment by us. All of the currently outstanding shares of our common stock are, and all shares of our common stock that may be issued upon conversion of the offered notes, in accordance with the terms of such notes, will be, fully paid and nonassessable. Our business is managed by our board of directors, which presently has seven members and is divided into three classes, each class of directors serving a staggered three-year term. Under Delaware corporate law, stockholders may remove members of a staggered board only for cause, unless a corporation's certificate of incorporation specifically provides otherwise (which ours does not).

PREFERRED STOCK

     Our certificate of incorporation authorizes us to issue up to 6,000,000 shares of "blank check" preferred stock. Without any further approval by our stockholders, our board of directors may designate and authorize the issuance, upon such terms and conditions that it may determine, of one or more additional classes or series of preferred stock with prescribed preferential dividend and liquidation, voting, conversion, redemption and other rights. The rights of holders of our common stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued in the future. Issuance of a series or class of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could make it more difficult for a third party to acquire, or discourage a third party from acquiring, our outstanding capital stock, and make removal of the then present members of our board of directors more difficult. We have no present plans to issue any shares of our preferred stock.

STOCK OPTION PLANS

     As of March 4, 2004, we had 5,131,434 shares of common stock reserved for issuance under our stock option plans, under which options to purchase an aggregate of 4,303,560 shares had been granted. For a description of our 1997 Directors' Stock Option Plan and the stock options granted pursuant thereto, see "Proposal IV: Approval and Adoption of Amendment and Restatement of 1997 Directors' Stock Option Plan to Increase the Number of Shares Covered from 450,000 to 650,000, Extend the Expiration Date form October 28, 2007 to October 28, 2013 and Provide for Awards of Shares of Restricted Common Stock" in our proxy statement on Form 14A filed with the SEC on May 13, 2003 and incorporated herein by reference, or the 2003 proxy statement. For a description of our 2001 Performance Equity Plan and the stock options granted pursuant thereto, see "Proposal III: Approval and Adoption of Amendments to the 2001 Performance Equity Plan to Increase the Number of Shares Covered from 4,000,000 to 5,500,000, Limit the Number of Shares with respect to which Awards may be Granted to any Person in a Calendar Year to 600,000 and Provide for Awards of Shares of Restricted Common Stock" in the 2003 proxy statement.

LIMITATION OF LIABILITY AND INDEMNIFICATION AGREEMENTS

     In accordance with the Delaware General Corporation Law, or the DGCL, our certificate of incorporation expressly provides that our directors are not liable to us or to our stockholders for monetary damages for breach(es) of fiduciary duty as a director except to the extent otherwise provided by applicable law. Under the DGCL, a director's liability may not be eliminated:

        o for any breach(es) of the director's duty of loyalty to us or to our stockholders;

        o for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

        o for certain unlawful dividend payments or stock redemptions or repurchases; and

        o for any transaction from which the director derives an improper personal benefit.

        Additionally, under recent Delaware court decisions, a director's liability may not be limited or eliminated for a "conscious disregard of a known risk" that calls into question whether the director had acted in good faith.

     The effect of the provisions of our certificate of incorporation is generally to eliminate our right and the rights of our stockholders to recover monetary damages against a director of PRX for his breach of the fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent conduct). These provisions do not limit or eliminate our right or the

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right of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director's duty of care.

     Our certificate of incorporation and bylaws also provide that we will indemnify our directors and officers to the fullest extent permitted by the DGCL.

ANTI-TAKEOVER EFFECTS OF DELAWARE LAW, OUR CERTIFICATE OF INCORPORATION AND
BYLAWS

CERTAIN PROVISIONS OF DELAWARE LAW

     As a Delaware public corporation, we are subject to Section 203 of the DGCL. In general, Section 203 prohibits an "interested stockholder" (defined generally as a person or related persons owning 15% or more of a corporation's outstanding voting stock) from engaging in a "business combination" with us for three years following the date the person became an interested stockholder unless:

      (1) before the person became an interested stockholder, our board of directors approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination;

      (2) upon consummation of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our outstanding voting stock at the time the transaction commenced (excluding shares owned by persons who are both officers and directors and shares held by certain employee stock ownership plans); or

      (3) following the transaction in which the person became an interested stockholder, the business combination is approved by our board of directors and authorized at a meeting of our stockholders by the affirmative vote (or consent) of holders of at least two-thirds of our outstanding voting stock not owned by the interested stockholder.

     The restrictions of Section 203 do not apply if a corporation, by action of its stockholders, adopts an amendment to its certificate of incorporation or bylaws expressly electing not to be governed by Section 203. In addition to any other vote required by law, however, such amendment to the certificate of incorporation or bylaws must be approved by the affirmative vote of a majority of the shares entitled to vote. Moreover, except in limited circumstances, an amendment so adopted is not effective until 12 months after its adoption and does not apply to any business combination between the corporation and any person who became an interested stockholder of such corporation on or prior to such adoption. Neither our certificate of incorporation nor our bylaws contain any provision electing not to be governed by Section 203 of the DGCL.

     Under the DGCL, stockholders may remove members of a staggered board only for cause, unless a corporation's certificate of incorporation specifically provides otherwise (which ours does not).

CERTIFICATE OF INCORPORATION AND BYLAW PROVISIONS

     Our certificate of incorporation and our bylaws include provisions that could delay, defer or prevent a takeover attempt that might be in the best interest of our stockholders. Such provisions principally include the following:

        o our board of directors may authorize the issuance of shares of our preferred stock without any stockholder approval;

        o our certificate of incorporation may be amended to alter the maximum (i.e., 13) number of members of our board of directors, the right of our board of directors to amend or repeal our bylaws, the division of the board of directors into three classes and the filling of vacancies or newly-created directorships on the board of directors only with the vote (or consent) of the holders of at least 66 2/3% of our voting capital stock;

        o our board of directors is divided into three classes, with each class of directors serving a staggered three-year term;

        o  the number of members of our board of directors may not exceed 13;

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        o  special meetings of our board of directors may be called only by our president (if we have one) or by at least three directors and special meetings of our stockholders may be called only by our president or our board of directors;

        o vacancies and any newly created directorships may be filled only by the sitting members of the board of directors, even if such directors constitute less than a quorum; and

        o  our board of directors may amend or repeal our bylaws.

     Additionally, the issuance of a class or series of our preferred stock could discourage premium bids for the common stock, as well as have a depressive effect on the market price of our common stock.

              CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the material U.S. federal income tax consequences relating to the purchase, ownership and disposition of the notes and of the shares of common stock into which notes may be converted, but does not purport to be a complete analysis of all the potential tax consequences that may be material to an investor based on such investor's particular tax situation. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, or the Code, the applicable treasury regulations promulgated thereunder, or the Treasury Regulations, judicial authority and administrative rulings and practice as of the date of this prospectus. All of those authorities are subject to change, possibly on a retroactive basis, or to differing interpretation so as to result in U.S. federal income tax consequences different from those discussed below.

     This summary deals only with initial beneficial owners of notes that will hold such notes and common stock into which notes may be converted as "capital assets," within the meaning of Section 1221 of the Code, and does not address tax consequences applicable to U.S. Holders (as defined below under this caption) that may be subject to special tax rules, such as financial institutions, tax-exempt organizations, expatriates, pension funds, regulated investment companies, real estate investment trusts, insurance companies, dealers in securities or foreign currencies, traders that elect to mark-to-market their securities, persons liable for the alternative minimum tax, persons that will hold notes as a position in a hedging transaction, "straddle," "conversion transaction" or other risk reduction transaction for tax purposes, persons who hold notes through a partnership or other pass-through entity (including an entity that is disregarded as separate from its owner for U.S. federal income tax purposes), or persons that have a "functional currency" other than the U.S. dollar (except as disclosed below under "Non-U.S. Holders"). This summary discusses the tax consequences applicable to the holders who purchase the notes at their "issue price" as defined in Section 1273 of the Code (i.e., the first price at which the notes are sold).

     We have not sought any ruling from the Internal Revenue Service, or the IRS, with respect to the statements made and/or the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions. Moreover, this discussion does not address the effects of any applicable state, local or foreign tax laws, and except where expressly noted, the U.S. federal estate, gift or alternative minimum tax consequences, if any, to the holder of the notes and the shares of common stock into which notes may be converted.

     INVESTORS CONSIDERING THE PURCHASE OF NOTES SHOULD CONSULT WITH THEIR OWN TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME AND ESTATE TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING AUTHORITY OR UNDER ANY APPLICABLE TAX TREATY.

     As used herein, the term "U.S. Holder" means a beneficial owner of a note or shares of common stock that is, for U.S. federal income tax purposes:

      (1) a citizen or resident of the United States;

      (2) a corporation created or organized in or under the laws of the United States or any political subdivision thereof;

      (3) an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

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      (4) a trust that (a) is subject to the primary supervision of a court within the United States and one or more U.S. persons, as defined in
        Section 7701(a)(30) of the Code, having the authority to control all substantial decisions of the trust or (b) has properly elected under applicable Treasury Regulations to be treated as a U.S. person.

     If a partnership holds any notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. Partners in partnerships holding the notes should consult their own tax advisors.

     As used herein, the term "Non-U.S. Holder" means a beneficial owner of a note or shares of common stock that is not a U.S. Holder.

TREATMENT OF CONVERTIBLE NOTES AS DEBT

     The notes will be treated as debt for federal income tax purposes.

U.S. HOLDERS

     The following discussion is a summary of material U.S. federal income tax consequences resulting from the ownership and disposition of the notes and, if converted, shares of common stock by U.S. Holders.

PAYMENT OF INTEREST

     Stated interest on a note generally will be includible in the income of a U.S. Holder as ordinary income at the time such interest is received or accrued, in accordance with such U.S. Holder's method of accounting for U.S. federal income tax purposes. As discussed elsewhere in this prospectus, we will be required to pay additional interest in the event of a default in our obligation to register the notes. We believe, and the remainder of this discussion assumes, that, as of the date the notes are issued, the likelihood that such additional interest will become due is remote, and we, therefore, do not intend to treat the possibility of payment of such additional interest as affecting the timing or amount of interest on the notes.

CONSTRUCTIVE DIVIDENDS

     The conversion price of the notes is subject to adjustment under certain circumstances. Under Section 305 of the Code, adjustments to the conversion price that increase a U.S. Holder's proportionate share of our assets or our earnings may, in certain circumstances, result in a constructive taxable dividend (to the extent of our current and accumulated earnings and profits, as further described under "-- Dividends on Common Stock," below) to such Holder, as determined under U.S. federal income tax principles. Generally, an increase in the conversion rate pursuant to a BONA FIDE reasonable formula in the event of stock dividends or distributions of rights to subscribe for our common stock will not be a taxable dividend. Certain adjustments provided in the notes (including, without limitation, adjustments to the conversion price of the notes in connection with taxable dividends to our stockholders) will not qualify as being pursuant to a BONA FIDE reasonable formula. If such an adjustment is made, the Holder will be deemed to have received a distribution taxable as a dividend to the extent of our current and accumulated earnings and profits even though it has not received any cash or property as a result of the adjustment. Similarly, a failure to adjust the conversion price of the notes to reflect a stock dividend or similar event could, in some circumstances, give rise to constructive dividend income to U.S. Holders of common stock. It is not clear whether a constructive dividend deemed paid to Holders of the notes would be eligible for the preferential rates of U.S. federal income tax applicable in respect of certain dividends under recently enacted legislation. It is also unclear whether corporate Holders would be entitled to claim the dividends received deduction with respect to any such constructive dividends.

SALE, EXCHANGE OR REDEMPTION OF THE NOTES

     Upon the sale, exchange (other than a conversion described below under "-- Exchange of Notes into Common Stock, Cash or a Combination Thereof") or redemption of a note, a U.S. Holder generally will realize and recognize capital gain or loss equal to the difference, if any, between the amount realized on the sale, exchange or redemption and the U.S. Holder's adjusted tax basis in such note. For these purposes, the amount realized on the sale, exchange or redemption of the notes is equal to the amount of cash plus the fair market value of any other property received, but does not include any amount attributable to accrued but unpaid interest, which will be taxable as such

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(i.e., ordinary income) unless previously taken into account. A U.S. Holder's adjusted tax basis in a note generally will be the U.S. dollar value of the purchase price of such note on the date of purchase. Gain or loss so recognized will generally be capital gain or loss and will be long-term capital gain or loss if, at the time of the sale, exchange or redemption, the note was held for more than one year. Capital gains of individuals derived in respect of capital assets held for more than one year are subject to tax at preferential rates. The deductibility of capital losses is subject to certain limitations.

EXCHANGE OF NOTES INTO COMMON STOCK, CASH OR A COMBINATION THEREOF

     We intend to take the position that neither gain nor loss will be recognized by Holders on the exchange of notes into shares of common stock upon conversion, except to the extent of cash received, if any, including any cash received in lieu of a fractional share and except to the extent of amounts received with respect to accrued interest, which will be taxable as such. If a Holder receives solely cash in exchange for its notes upon conversion, its gain or loss will be determined in the same manner as if it disposed of the notes in a taxable disposition (as described above under "-- Sale, Exchange or Redemption of the Notes"). If a combination of cash and stock is received in exchange for its notes upon conversion, we intend to take the position that gain, but not loss, will be recognized equal to the excess of the fair market value of the common stock and cash received (other than amounts attributable to accrued interest, which will be treated as such, and cash in lieu of a fractional share) over its adjusted tax basis in the note (excluding the tax basis that is allocable to any fractional share), but in no event should the gain recognized exceed the amount of cash received.

     The amount of gain or loss recognized on the receipt of cash in lieu of a fractional share will be equal to the difference between the amount of cash a Holder receives in respect of the fractional share and the portion of its adjusted tax basis in the note that is allocable to the fractional share. The tax basis of the shares of common stock received upon a conversion (other than common stock attributable to accrued interest, the tax basis of which will equal its fair market value) will equal the adjusted tax basis of the note that was converted (excluding the tax basis that is allocable to any fractional share), reduced by the amount of any cash received (other than cash received in lieu of a fractional share or cash attributable to accrued interest), and increased by the amount of gain, if any, recognized (other than with respect to a fractional share). A Holder's holding period for shares of common stock will include the period during which it held the notes except that the holding period of any common stock received with respect to accrued interest will commence on the day after the date of receipt. You should consult your tax advisors regarding the tax treatment of the receipt of cash and stock in exchange for notes upon conversion and the ownership of our common stock.

DIVIDENDS ON COMMON STOCK

     Generally, a distribution by us with respect to our common stock will be treated as a dividend to the extent of our current or accumulated earnings and profits, computed as of the close of our taxable year in which such distribution occurs, then as a tax-free return of capital to the extent of a U.S. Holder's tax basis in the common stock that such U.S. Holder holds and, thereafter, as gain from the sale of exchange of such stock.

SALE OF COMMON STOCK

     Upon the sale or exchange of common stock, a U.S. Holder generally will recognize capital gain or loss equal to the difference between (1) the amount of cash and the fair market value of any other property received upon the sale or exchange and (2) such U.S. Holder's adjusted tax basis in the common stock. Such capital gain or loss will be long-term if the U.S. Holder's holding period is more than one year and will be short-term if the holding period is equal to or less than one year. Capital gains of individuals derived in respect of capital assets held for more than one year are subject to tax at preferential rates. The deductibility of capital losses is subject to certain limitations.

NON-U.S. HOLDERS

     The following discussion is a summary of the material U.S. federal income and estate tax consequences resulting from the ownership and disposition of the notes and, if converted, shares of common stock by Non-U.S. Holders. Special rules may apply to certain Non-U.S. Holders such as "controlled foreign corporations," "passive foreign investment companies," "foreign personal holding companies," corporations that accumulate earnings to avoid federal income tax or, in certain circumstances, United States expatriates. Such Non-U.S. Holders should consult their own tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.

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PAYMENT OF INTEREST

     Subject to the discussion below of "Backup Withholding," interest paid on the notes to a Non-U.S. Holder generally will not be subject to U.S. federal income tax or withholding obligation under the "portfolio interest" exception if:

     (1) such interest is not effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Holder;

     (2) the Non-U.S. Holder does not actually or constructively own 10% or more of the total voting power of all classes of our stock entitled to vote within the meaning of Section 871(h)(3) of the Code (under such constructive ownership rules, a Non-U.S. Holder would be deemed to own the common stock into which the notes held by such Holder are convertible);

     (3) the Non-U.S. Holder is not a controlled foreign corporation that is related to us through stock ownership (for this purpose, the Holder of notes would again be deemed to own constructively the common stock into which it could be converted); and

     (4) (a) the Non-U.S. Holder, under penalties of perjury, certifies that he, she or it is not a U.S. person (as defined in Section 7701(a)(30) of the Code) and provides his, her or its name and address (which certification may be made on the applicable IRS Form W-8 (or other applicable form)) or (b) the Non-U.S. Holder holds its notes through certain foreign intermediaries or certain foreign partnerships and the certification requirements of applicable Treasury Regulations are satisfied.

     The certification described in clause 4 above may also be provided by a qualified intermediary on behalf of one or more beneficial owners (or other intermediaries); provided, that such intermediary has entered into a withholding agreement with the IRS and certain other conditions are met. A holder that is not exempt from tax under these rules will be subject to U.S. federal income tax withholding at a rate of 30% on payments of interest, unless the interest is effectively connected with the conduct of a U.S. trade or business of the holder or a lower treaty rate applies and, in either case, the Non-U.S. Holder provides us with proper certification on the applicable IRS Form W-8 (or other applicable form) as to the holder's exemption from withholding. If the interest is effectively connected with the conduct of a U.S. trade or business of the Non-U.S. Holder, it will be subject to U.S. federal income tax on net income that applies to U.S. persons generally. In addition, with respect to corporate holders and under certain circumstances, a Non-U.S. Holder may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of earnings and profits for the taxable year, subject to adjustments, that are effectively connected with a U.S. trade or business. For this purpose, interest will be included in the earnings and profits of such foreign corporation. Non-U.S. Holders should consult applicable income tax treaties, which may provide different rules.

SALE, EXCHANGE OR REDEMPTION

     Subject to the discussion below of "Backup Withholding," a Non-U.S. Holder generally will not be subject to U.S. federal income tax or withholding on the gain realized on the sale, exchange or redemption of a note, or the sale or exchange of common stock, unless:

     (1) the gain is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Holder (or, if required by an applicable treaty, is attributable to a permanent establishment);

     (2) in the case of an individual Non-U.S. Holder, such Holder is present in the United States for 183 days or more in the year of such sale, exchange or redemption and certain other requirements are met;

     (3) we are or have been a "U.S. real property holding corporation" for U.S. federal income tax purposes; or

     (4) such Non-U.S. Holder is subject to tax pursuant to the provisions of U.S. federal tax law applicable to certain U.S. expatriates.

     An individual Non-U.S. Holder described in clause (1) or (3) above will be subject to U.S. federal income tax on the net gain derived from the sale at the rates applicable to U.S. Holders, which will be the rate applicable to long-term capital gains; provided, that such Holder has held the note or the stock (as the case may be) for more than one year. An individual Non-U.S. Holder described in clause (2) above will be subject to a flat 30% U.S. federal income tax on the gain derived from the sale, which may be offset by U.S. source capital losses, even though such Holder is not considered a resident of the United States. A Non-U.S. Holder that is a foreign corporation and is described in clause (1) above will be subject to tax on gain at regular graduated U.S. federal income

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tax rates and, in addition, may be subject to a branch profits tax at a 30% rate or lower rate if so specified by an applicable income tax treaty.

     We are not presently a U.S. real property holding corporation, or USRPHC. However, no assurance can be given that we may not become a USRPHC in the future. If we are or become a USPRHC and our common stock continues to be regularly traded on an established securities market,

        o a Non-U.S. Holder will not be subject to United States federal income tax on the disposition of the note if a Non-U.S. Holder holds or held (at all times during the shorter of the five-year period preceding the date of disposition of the note or such Non-U.S. Holder's holding period), notes having a fair market value not greater than 5% of the aggregate fair market value of all of the notes (if the notes are considered to be a regularly traded class of interests);

        o a Non-U.S. Holder generally will not be subject to United States federal income tax on the disposition of the note if on the day that the Non-U.S. Holder acquired the notes, the notes had a fair market value not greater than the aggregate fair market value on that date of 5% of our common stock (if the notes are not considered to be a regularly traded class of interests); and

        o a Non-U.S. Holder will not be subject to United States federal income tax on the disposition of the common stock if the Non-U.S. Holder holds or held (at all times during the shorter of the five-year period preceding the date of the disposition or the Non-U.S. Holder's holding period) not more than 5% of our common stock (after giving effect to certain constructive ownership rules).

CONSTRUCTIVE DIVIDENDS

     The conversion price of the notes is subject to adjustment under certain circumstances. Adjustments to the conversion price that increase a Holder's proportionate share of assets or earnings may, in certain circumstances, result in a constructive dividend to such Holder, which generally will be subject to a 30% U.S. federal withholding tax, unless otherwise reduced under an applicable treaty (see, generally, the discussion of "-- Dividends on Common Stock" below). Because such constructive dividends will not give rise to any cash from which applicable U.S. federal withholding taxes can be satisfied, the indenture provides that, to the extent required by applicable law, we may recoup or set-off against any actual cash payments otherwise required to be made in respect of the notes, or actual cash dividends and other distributions in respect of the stock into which such notes may be converted, the applicable U.S. federal withholding tax that we are required to pay on behalf of a Non-U.S. Holder with respect to any such constructive dividends.

CONVERSION OF THE NOTES

     A Non-U.S. Holder generally will not be subject to U.S. federal income tax on the conversion of a note into shares of common stock. To the extent that a Non-U.S. Holder receives cash in lieu of a fractional share on conversion, such cash may give rise to a gain that would be subject to the rules described above with respect to the sale or exchange of a note or common stock. In addition, the fair market value of the shares of common stock received that is attributable to accrued interest will be taxable as ordinary interest income (see, generally, the discussion of "-- Payment of Interest" above). As discussed above in connection with "-- Constructive Dividends," the indenture provides that if we determine that any common stock received upon the conversion of the notes or otherwise by a Non-U.S. Holder is attributable to accrued interest income that is subject to U.S. federal withholding tax, we may, to the extent required by applicable law, recoup or set-off against either the common stock to be issued upon conversion or otherwise to such Holder, or any actual cash dividends or distributions subsequently made with respect to such common stock, the applicable U.S. federal withholding tax that we are required to pay on behalf of a Non-U.S. Holder with respect to such accrued interest.

DIVIDENDS ON COMMON STOCK

     Subject to the discussion below of "-- Backup Withholding and Information Reporting," dividends, if any, paid on the common stock to a Non-U.S. Holder that are not treated as effectively connected with a trade or business carried on by the Non-U.S. Holder in the United States generally will be subject to a 30% U.S. federal withholding tax, subject to reduction for Non-U.S. Holders eligible for the benefits of certain income tax treaties. Dividends for this purpose may include stock distributions treated as deemed dividends as discussed in "-- U.S. Holders -- Constructive Dividends" above. A Non-U.S. Holder who wishes to claim the benefits of an applicable tax treaty will be required to satisfy certain certification and other requirements. Except to the extent otherwise provided under an applicable tax treaty, a Non-U.S. Holder generally

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will be taxed in the same manner as a U.S. Holder on dividends paid (or deemed paid) that are effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Holder (and, if required by an applicable tax treaty, are attributable to a permanent establishment maintained in the United States). Certain certification and disclosure requirements must be complied with in order for "effectively connected income" to be exempt from withholding. In addition, if such Non-U.S. Holder is a foreign corporation, it may also be subject to a U.S. branch profits tax on such "effectively connected income" at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. As discussed above under "-- Non-U.S. Holders -- Constructive Dividends," we will have certain rights of recoupment or set-off with respect to U.S. federal withholding taxes that we are required to pay on behalf of a Non-U.S. Holder with respect to constructive dividends.

U.S. FEDERAL ESTATE TAX

     A note held by an individual who at the time of death is not a citizen or resident of the United States (as specially defined for U.S. federal estate tax purposes) will not be subject to U.S. federal estate tax if the individual did not actually or constructively own 10% or more of the total combined voting power of all classes of our stock and, at the time of the individual's death, payments with respect to such note would not have been effectively connected with the conduct by such individual of a trade or business in the United States. However, common stock held by an individual who at the time of death is not a citizen or resident of the United States (as specially defined for U.S. federal estate tax purposes) will be included in such individual's estate for U.S. federal estate tax purposes, and the rate of tax that applies thereto may be reduced or eliminated if an applicable estate tax treaty otherwise applies.

BACKUP WITHHOLDING AND INFORMATION REPORTING

    U.S. HOLDERS

     A U.S. Holder of notes or common stock may be subject to "backup withholding" with respect to certain "reportable payments," including interest payments, dividend payments and, under certain circumstances, principal payments on the notes and certain other consideration received upon the call, exchange, redemption or conversion of a note. These "backup withholding" rules apply if the U.S. Holder, among other things:

      (1) fails to furnish a social security number or other taxpayer identification number ("TIN") certified under penalties of perjury within a reasonable time after the request therefor;

      (2) furnishes an incorrect TIN;

      (3) fails to report properly interest or dividends; or

      (4) under certain circumstances, fails to provide a certified statement, signed under penalties of perjury, that the TIN furnished is the correct number and that such U.S. Holder is not subject to "backup withholding."

     A U.S. Holder that does not provide us with its correct TIN may also be subject to penalties imposed by the IRS. Any amount withheld from a payment to a Holder under the backup withholding rules is creditable against the Holder's federal income tax liability. Backup withholding will not apply, however, with respect to payments made to certain U.S. Holders, including corporations and tax-exempt organizations; provided, that their exemptions from backup withholding are properly established.

     We will report to U.S. Holders of notes and common stock and to the IRS the amount of any "reportable payments" for each calendar year and the amount of tax withheld, if any, with respect to such payments. In the case of any constructive dividends or accrued interest upon the conversion of a note or otherwise that are deemed paid to a U.S. Holder who is subject to backup withholding, the indenture provides that, to the extent required by applicable law, we may recoup or set-off against any actual cash payments made in respect of the notes held by such Holder, or any actual cash dividends or distributions made in respect of the common stock into which such notes may be converted, the amount of any backup withholding payments that we are required to pay on behalf of such Holder.

    NON-U.S. HOLDERS

     Generally, we must report annually to the IRS and to each Non-U.S. Holder the amount of any interest and dividends paid to, and tax withheld with respect to, such Holder, regardless of whether any tax was actually withheld on such

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payments. Copies of these information returns may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is organized.

     "Backup withholding" and the related information reporting requirements will not apply to payments made by us (or our agent) to a Non-U.S. Holder if the Non-U.S. Holder provides a statement described above on page 66 in clause (4) under "-- Non-U.S. Holders -- Payment of Interest" (provided, that neither we nor our agents have actual knowledge that the Holder is a U.S. person or that the conditions of any other exemptions are not, in fact, satisfied) or otherwise establishes an exemption.

     The payment of the proceeds on the disposition of notes or shares of common stock to or through the U.S. office of a U.S. or foreign broker will be subject to information reporting and, in some circumstances, backup withholding, unless the owner provides the certification described above on page 66 in clause (4) under "-- Non-U.S. Holders -- Payment of Interest" above (provided, that neither we nor our agents has actual knowledge that the Holder is a U.S. person or that the conditions of any other exemptions are not, in fact, satisfied) or otherwise establishes an exemption.

RECENTLY ENACTED TAX LEGISLATION

     Under the recently enacted Jobs and Growth Tax Relief Reconciliation Act of 2003, or the 2003 Act, the maximum rate of U.S. federal income tax on dividends received from a domestic corporation (or a "qualified" foreign corporation) received by an individual who is a U.S. citizen or resident alien generally is reduced to 15%. However, such reduction in the maximum rate of U.S. federal income tax on eligible dividends distributed by domestic corporations does not apply to nonresident alien individuals, unless such dividend income is effectively connected with the conduct of a trade or business within the United States. Rather, in the case of eligible dividends distributed by domestic corporations that are not so effectively connected, such nonresident aliens will remain subject to U.S. federal withholding taxes at a flat rate of 30% (unless such rate is otherwise reduced under an applicable treaty). The reduced maximum rate of U.S. federal income tax with respect to eligible dividends applies to such dividends received from January 1, 2003 through December 31, 2008.

     In addition, in the case of individuals, the 2003 Act generally reduces the maximum rate of U.S. federal income tax applicable to long-term capital gains from 20% to 15%. In contrast to the reduction in the maximum rate of U.S. federal income tax on eligible dividends, the reduction in the maximum rate applicable to long-term capital gains is not retroactive to January 1, 2003, but instead applies to long-term capital gains recognized after May 6, 2003. Thus, many individuals will find that their capital gains tax for 2003 must be computed under certain transitional rules. The reduction in the maximum rate applicable to long-term capital gains is scheduled to "sunset" with respect to taxable years beginning after December 31, 2008. A non-resident alien individual will be entitled to claim the benefit of such rate reduction with respect to long-term capital gains that are subject to U.S. federal income taxation by reason of being effectively connected (or being deemed effectively connected) with the conduct of a U.S. trade or business (or, if required under an applicable treaty, attributable to a permanent establishment).

                           INCORPORATION BY REFERENCE

     We are "incorporating by reference" in this prospectus certain information that we have filed and will file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information expressly contained in this prospectus. This prospectus incorporates by reference the following documents, each of which we have previously filed with the SEC and contains important information about us and our operations and financial condition:

        o Our Annual Report on Form 10-K for the fiscal year ended December 31, 2002, including all materials incorporated by reference therein;

        o  Our Quarterly Report on Form 10-Q for the quarter ended March 30,
           2003;

        o  Our Quarterly Report on Form 10-Q for the quarter ended June 29,
           2003;

        o Our Quarterly Report on Form 10-Q for the quarter ended September 28, 2003;

        o Our Proxy Statement on Form 14A relating to our 2003 annual meeting of stockholders and filed with the SEC on May 13, 2003; and

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        o  Our Current Reports on Form 8-K that we filed with the SEC on June
           23, 2003, July 9, 2003, July 28, 2003, September 24, 2003, September
           25, 2003 and September 29, 2003.

     All reports that we file with the SEC pursuant to Sections 13(a), 13(c) or 14 of the Exchange Act from the date of this prospectus until the completion of the offering of the notes shall also deemed to be incorporated herein by reference.

     Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be supplemented, modified or superseded for purposes of this prospectus to the extent that a statement contained in any subsequently filed document that is also incorporated or is deemed to be incorporated by reference in this prospectus supplements, modifies or supersedes such statement. Any such statement so modified or superseded will be deemed not, except as so modified or superseded, to constitute a part of this prospectus.

     You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

                         Pharmaceutical Resources, Inc.
                               One Ram Ridge Road
                             Spring Valley, NY 10977
                            Telephone: (845) 425-7100
                                 Attn: Secretary

     Exhibits to the filings, however, will not be sent unless those exhibits have specifically been incorporated by reference in this prospectus.

                       WHERE YOU CAN FIND MORE INFORMATION

          We are a public company and file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission, or SEC. You may read and copy any document that we file at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, DC 20549. You can obtain copies of these documents by writing to the SEC and paying a fee for the copying costs. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. Our SEC filings are also available to the public at the SEC's web site at "http://www.sec.gov".

          This prospectus is only part of a Registration Statement on Form S-3 that we have filed with the SEC under the Securities Act of 1933, as amended, and, therefore, omits information that was contained in such Registration Statement. We have also filed exhibits and schedules with the Registration Statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may:

               o inspect a copy of the Registration Statement, including the exhibits and schedules, without charge, at the SEC's Public Reference Room,

               o obtain a copy from the SEC, upon payment of the fees prescribed by the SEC, or

               o  review a copy on, or obtain a copy from, the SEC's web site.

          In addition, we maintain our own internet site (www.parpharm.com), which contains other information about us.

                                  LEGAL MATTERS

     The validity of the notes and the shares of our common stock issuable upon conversion of the notes will be passed upon for us by Kirkpatrick & Lockhart LLP, New York, NY.

                                     EXPERTS

     The consolidated financial statements and the related financial statement schedule of Pharmaceutical Resources, Inc. as of and for the year ended December 31, 2002, incorporated in this prospectus by reference, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which is incorporated herein by reference, and have been so incorporated in reliance upon

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the report of such firm given upon their authority as experts in accounting and auditing.

     The consolidated financial statements and the related financial statement schedules of Pharmaceutical Resources, Inc. as of December 31, 2001 and 2000, and for each of the two years in the period then ended, incorporated by reference in this prospectus, have been audited by Arthur Andersen LLP, independent certified public accountants, as stated in their report incorporated by reference herein. In June 2002, Arthur Andersen was convicted of federal obstruction of justice charges in connection with its destruction of documents related to Enron Corporation. As a result of its conviction, Arthur Andersen has ceased operations and is no longer in a position to reissue its audit reports or to provide consent to include financial statements reported on by it in this prospectus. Because Arthur Andersen has not reissued its reports and because we are not able to obtain a consent from Arthur Andersen, you will be unable to sue Arthur Andersen for material misstatements or omissions, if any, in this prospectus, including the financial statements covered by its previously issued reports. Even if you have a basis for asserting a remedy against, or seeking recovery from, Arthur Andersen, we believe that it is unlikely that you would be able to recover damages from Arthur Andersen. See "Risk Factors - Our former independent public accountant, Arthur Andersen LLP, has been found guilty of federal obstruction of justice charges and ceased operations; you are unlikely to exercise effective remedies against such firm in any legal action."

     We are incorporating by reference the financial statements audited by Arthur Andersen in the registration statement. We have relied on relief provided by Rule 437(a) of the Securities Act because we are not able to file a written consent of Arthur Andersen with respect to inclusion of the financial statements for our fiscal years ended December 31, 2001 and 2000 in the registration statement.

NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN                              Prospectus
AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE
ANY REPRESENTATION NOT CONTAINED IN THIS
PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY
THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH
INFORMATION OR REPRESENTATION MUST NOT BE
RELIED UPON AS HAVING BEEN AUTHORIZED BY
PHARMACEUTICAL RESOURCES, INC.  THIS PROSPECTUS
DOES NOT CONSTITUTE AN OFFER TO SELL OR A
SOLICITATION OF AN OFFER TO BUY ANY SECURITIES
OTHER THAN THE SECURITIES TO WHICH IT RELATES,
OR AN OFFER IN ANY JURISDICTION TO ANY PERSON
TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER IN
SUCH JURISDICTION.  NEITHER THE DELIVERY OF                         PHARMACEUTICAL RESOURCES
THIS PROSPECTUS NOR ANY SALE HEREUNDER SHALL,
UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION             2.875% CONVERTIBLE SENIOR SUBORDINATED
THAT THE INFORMATION CONTAINED HEREIN IS                 NOTES DUE SEPTEMBER 30, 2010 AND 2,253,200
CORRECT AT ANY TIME AFTER THE DATE HEREOF.                  SHARES OF COMMON STOCK ISSUABLE UPON
                                                                   CONVERSION OF THE NOTES

                TABLE OF CONTENTS


                                            Page

SUMMARY.......................................3

THE OFFERING..................................9
                                                                         [__________], 2004
RISK FACTORS ................................12

FORWARD-LOOKING STATEMENTS...................28

RATIO OF EARNINGS TO FIXED CHARGES...........29

USE OF PROCEEDS..............................29

SELLING SECURITYHOLDERS......................29

PLAN OF DISTRIBUTION.........................35

DESCRIPTION OF THE NOTES.....................37

DESCRIPTION OF CAPITAL STOCK.................60

CERTAIN UNITED STATES FEDERAL INCOME TAX
CONSEQUENCES.................................63

INCORPORATION BY REFERENCE...................69

WHERE YOU CAN FIND MORE INFORMATION..........70

LEGAL MATTERS................................70

EXPERTS......................................70

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

        The following table sets forth all expenses payable by Pharmaceutical Resources, Inc. in connection with the distribution of our securities being registered hereby, other than underwriting discounts and commissions. All amounts are estimated except the SEC registration fee:

                           EXPENSES                       AMOUNT
                           --------                       ------

          SEC Registration Fee                             $ 16,180
          Printing Expenses.......................         $ 10,000
          Legal Fees and Expenses.................         $ 60,000
          Trustee Fees and Expenses...............         $  2,500
          Accounting Fees and Expenses............         $ 35,000
          Miscellaneous Expenses..................         $  5,000
                                                           --------
                  TOTAL..........................          $128,680
                                                           ========

ITEM 15.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

        Section 145 of the Delaware General Corporation Law (the "DGCL") authorizes a corporation, subject to the procedures and limitations stated therein, to indemnify its directors, officers, employees and agents against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement reasonably incurred, including liabilities under the Securities Act, provided they act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, although in the case of proceedings brought by or on behalf of the corporation, indemnification is limited to expenses and is not permitted if the individual is adjudged liable to the corporation, unless the court determines otherwise. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Our certificate of incorporation and bylaws provide for indemnification of our officers and directors to the fullest extent permitted by Delaware law.

        As permitted by Section 102 of the DGCL, our certificate of incorporation and bylaws provide that no director will be liable to the registrant or its stockholders for monetary damages for breach of certain fiduciary duties as a director, except to the extent that such elimination or limitation of liability is not permitted under the DGCL as in effect at the time of breach of such fiduciary duty.

        Section 145 of the DGCL also authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against him or her and incurred by him or her in his or her capacity as a director, officer, employee or agent of the corporation, or arising out of his or her status as a director, officer, employee or agent of the corporation. We maintain liability insurance covering our directors and officers for claims asserted against them or incurred by them in their capacity as directors and officers, including claims brought under the Securities Act, within the limits and subject to the limitations of our policies.

ITEM 16.  EXHIBITS

  (a)  EXHIBITS.
       EXHIBIT NO.   DESCRIPTION
       -----------   -----------
          *4.1       Purchase Agreement between the Registrant, Bear, Stearns &
                     Co. Inc., CIBC World Markets Corp. and U.S. Bancorp Piper
                     Jaffray Inc., dated September 25, 2003.

          *4.2 Indenture between the Registrant and American Stock Transfer & Trust Company, dated September 30, 2003.

          *4.3 Registration Rights Agreement between the Registrant, Bear, Stearns & Co. Inc., CIBC World Markets Corp. and U.S. Bancorp Piper Jaffray Inc., dated September 30, 2003.

           5         Opinion of Kirkpatrick & Lockhart LLP.

         *12         Calculation of earnings to fixed charges ratio.

          23.1       Consent of Deloitte & Touche LLP.

          23.2       Consent of Kirkpatrick & Lockhart LLP (contained in Exhibit
                     No. 5).

         *24         Power of Attorney (included on page II-4).

         *25 Statement of Eligibility on Form T-1 of American Stock Transfer & Trust Company, as trustee.

--------------

* Previously filed.

ITEM 17.  UNDERTAKINGS.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the provisions described in
Item 15 above or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

               (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        provided, however, that subparagraphs (a) and (b) above do not apply if the information required to be included in a post-effective amendment by these subparagraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        (5) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (1) of Section 310 of the Trust Indenture Act in accordance with the rule and regulations prescribed by the Commission under Section 305(b)(2) of such Act.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Spring Valley, State of New York, on the 12th day of March, 2004.

                                     PHARMACEUTICAL RESOURCES, INC.


                                     By:/s/ Scott L. Tarriff
                                        -------------------------------
                                         Scott L. Tarriff
                                         President and Chief Executive Officer


        Pursuant to the requirements of the Securities Act of 1933, as amended, the following persons in the capacities and on the dates indicated have signed this registration statement below.

/s/ Mark Auerbach*                      Executive Chairman of the Board       March 12, 2004
------------------------------------    and Director
Mark Auerbach

/s/ Scott L. Tarriff                    President and Chief Executive         March 12, 2004
------------------------------------    Officer and Director (PRINCIPAL
Scott L. Tarriff                        EXECUTIVE OFFICER)


/s/ Dennis J. O'Connor*                 Vice President and Chief              March 12, 2004
------------------------------------    Financial Officer (PRINCIPAL
Dennis J. O'Connor                      FINANCIAL OFFICER)


/s/ Thomas Haughey*                     Vice President, General Counsel       March 12, 2004
------------------------------------    and Secretary
Thomas Haughey

/s/ John D. Abernathy*                  Director                              March 12, 2004
------------------------------------
John D. Abernathy

/s/ Dr. Arie Gutman*                    Director                              March 12, 2004
------------------------------------
Dr. Arie Gutman

/s/ Peter S. Knight*                    Director                              March 12, 2004
------------------------------------
Peter S. Knight

/s/ Ronald M. Nordmann*                 Director                              March 12, 2004
------------------------------------
Ronald M. Nordmann

/s/ Peter W. Williams*                  Director                              March 12, 2004
------------------------------------
Peter W. Williams


* pursuant to a power of attorney

By:  /s/ Dennis J. O'Connor
     ---------------------------
     Dennis J. O'Connor
     Attorney-in-Fact

                                      INDEX TO EXHIBITS


  (A)  EXHIBITS.
       EXHIBIT NO.   DESCRIPTION
       -----------   -----------

         *4.1 Purchase Agreement between the Registrant, Bear, Stearns & Co. Inc., CIBC World Markets Corp. and U.S. Bancorp Piper Jaffray Inc., dated September 25, 2003.

         *4.2 Indenture between the Registrant and American Stock Transfer & Trust Company, dated September 30, 2003.

         *4.3 Registration Rights Agreement between the Registrant, Bear, Stearns & Co. Inc., CIBC World Markets Corp. and U.S. Bancorp Piper Jaffray Inc., dated September 30, 2003.

         5           Opinion of Kirkpatrick & Lockhart LLP.

         *12         Calculation of earnings to fixed charges ratio.

         23.1        Consent of Deloitte & Touche LLP.

         23.2        Consent of Kirkpatrick & Lockhart LLP (contained in Exhibit
                     No. 5).

         *24         Power of Attorney (included on page II-4).

         *25 Statement of Eligibility on Form T-1 of American Stock Transfer & Trust Company, as trustee.
------------
*Previously filed.